Exhibit 10.5

AHCCCS

ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
DIVISION OF BUSINESS AND FINANCE

SECTION A: CONTRACT AMENDMENT

1. AMENDMENT NO:	2. CONTRACT NO:	3. EFFECTIVE DATE OF AMENDMENT:	4. PROGRAM
3	**YH14-0001-07**	**January 1, 2014**	**DHCM - ACUTE**

5. CONTRACTOR NAME AND ADDRESS:

Health Choice Arizona
410 N. 44th Street, Suite 900
Phoenix, AZ 85008

6. PURPOSE: To amend the Contract for the term January 1, 2014 through September 30, 2014 and to amend Section B, Capitation Rates and Contractor Specific Requirements, Section C, Definitions, and Section D, Acute Care Program Requirements.

7. THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

A. Section B, Capitation Rates and Contractor Specific Requirements

Section B, Capitation rates adjusted for the term January 1, 2014 through September 30, 2014 due to expiration of the mandatory copays for the AHCCCS Care (i.e. Childless Adults) risk group effective December 31, 2013, and addition of coverage for HPV vaccines for adults effective January 1, 2014.

B. Section C, Definitions

C. Section D, Acute Care Program Requirements

Refer to the individual Contract sections for specific changes.

Note: Please sign, date and return executed file by E-Mail to: Meggan Harley at meggan.harley@azahcccs.gov, Contracts Manager, AHCCCS Contracts & Purchasing and Julie Ambur, Contracts and Policy Administrator, at julie.ambur@azahcccs.gov, Division of Health Care Management.

8. EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN UNCHANGED AND IN FULL EFFECT.

IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT.

9. SIGNATURE OF AUTHORIZED REPRESENTATIVE:	10. SIGNATURE OF AHCCCS CONTRACTING OFFICER:
[signature]	[signature]
TYPED NAME: **MIKE UCHRIN**	TYPED NAME: **MICHAEL VEIT**
TITLE: **CHIEF EXECUTIVE OFFICER**	TITLE: **CONTRACTS & PURCHASING ADMINISTRATOR**
DATE: 12/6/13	DATE: NOV 22 2013

Contract No. YH14-0001

TABLE OF CONTENTS

SECTION A. CONTRACT AMENDMENT		1

SECTION B: CAPITATION RATES AND CONTRACTOR SPECIFIC REQUIREMENTS		5

SECTION C: DEFINITIONS		6

PART 1. DEFINITIONS PERTAINING TO ALL AHCCCS CONTRACTS		6
PART 2. DEFINITIONS PERTAINING TO ONE OR MORE AHCCCS CONTRACTS		20

SECTION D: ACUTE CARE PROGRAM REQUIREMENTS		28

1.	PURPOSE, APPLICABILITY, AND INTRODUCTION	28
2.	ELIGIBILITY CATEGORIES	29
3.	ENROLLMENT AND DISENROLLMENT	31
4.	ANNUAL AND OPEN ENROLLMENT CHOICE	33
5.	RESERVED	33
6.	AUTO-ASSIGNMENT ALGORITHM	33
7.	AHCCCS MEMBER IDENTIFICATION CARDS	34
8.	MAINSTREAMING OF AHCCCS MEMBERS	34
9.	TRANSITION ACTIVITIES	35
10.	SCOPE OF SERVICES	36
11.	SPECIAL HEALTH CARE NEEDS	46
12.	BEHAVIORAL HEALTH SERVICES	47
13.	AHCCCS GUIDELINES, POLICIES AND MANUALS	50
14.	MEDICAID SCHOOL BASED CLAIMING PROGRAM (MSB)	50
15.	PEDIATRIC IMMUNIZATIONS AND THE VACCINES FOR CHILDREN PROGRAM	51
16.	STAFF REQUIREMENTS AND SUPPORT SERVICES	51
17.	WRITTEN POLICIES AND PROCEDURES	56
18.	MEMBER INFORMATION	56
19.	SURVEYS	58
20.	CULTURAL COMPETENCY	58
21.	MEDICAL RECORDS	58
22.	ADVANCE DIRECTIVES	59
23.	QUALITY MANAGEMENT AND PERFORMANCE IMPROVEMENT (QM/PI)	60
24.	MEDICAL MANAGEMENT (MM)	66
25.	TELEPHONE PERFORMANCE STANDARDS	68
26.	GRIEVANCE SYSTEM	68
27.	NETWORK DEVELOPMENT	69
28.	PROVIDER AFFILIATION TRANSMISSION	70
29.	NETWORK MANAGEMENT	70
30.	PRIMARY CARE PROVIDER STANDARDS	72
31.	MATERNITY CARE PROVIDER STANDARDS	73
32.	REFERRAL MANAGEMENT PROCEDURES AND STANDARDS	73
33.	APPOINTMENT STANDARDS	74
34.	FEDERALLY QUALIFIED HEALTH CENTERS (FQHCs) AND RURAL HEALTH CLINICS (RHCs)	75
35.	PROVIDER MANUAL	75
36.	PROVIDER REGISTRATION	76
37.	SUBCONTRACTS	76
38.	CLAIMS PAYMENT/HEALTH INFORMATION SYSTEM	78
39.	SPECIALTY CONTRACTS	81
40.	HOSPITAL SUBCONTRACTING AND REIMBURSEMENT	82
41.	RESPONSIBILITY FOR NURSING FACILITY REIMBURSEMENT	82
42.	INCENTIVES/PAY FOR PERFORMANCE	83

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43.	MANAGEMENT SERVICES AGREEMENT AND COST ALLOCATION PLAN	83
44.	MATERIAL CHANGE TO OPERATIONS	84
45.	MINIMUM CAPITALIZATION	84
46.	PERFORMANCE BOND OR BOND SUBSTITUTE	84
47.	AMOUNT OF PERFORMANCE BOND	85
48.	ACCUMULATED FUND DEFICIT	85
49.	ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS	85
50.	FINANCIAL VIABILITY STANDARDS	86
51.	SEPARATE INCORPORATION	87
52.	MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP	87
53.	COMPENSATION	87
54.	PAYMENTS TO CONTRACTORS	90
55.	CAPITATION ADJUSTMENTS	90
56.	MEMBER BILLING AND LIABILITY FOR PAYMENT	91
57.	REINSURANCE	92
58.	COORDINATION OF BENEFITS/THIRD PARTY LIABILITY	95
59.	COPAYMENTS	98
60.	MEDICARE SERVICES AND COST SHARING	98
61.	MARKETING	99
62.	CORPORATE COMPLIANCE	99
63.	RECORDS RETENTION	102
64.	SYSTEMS AND DATA EXCHANGE REQUIREMENTS	102
65.	ENCOUNTER DATA REPORTING	104
66.	ENROLLMENT AND CAPITATION TRANSACTION UPDATES	106
67.	PERIODIC REPORT REQUIREMENTS	107
68.	REQUESTS FOR INFORMATION	107
69.	DISSEMINATION OF INFORMATION	107
70.	OPERATIONAL AND FINANCIAL READINESS REVIEWS	108
71.	OPERATIONAL REVIEWS	108
72.	SANCTIONS	108
73.	BUSINESS CONTINUITY AND RECOVERY PLAN	109
74.	MEDICARE REQUIREMENTS	109
75.	PENDING LEGISLATION/OTHER ISSUES	110

SECTION E: CONTRACT TERMS AND CONDITIONS		113

1.	ADVERTISING AND PROMOTION OF CONTRACT	113
2.	APPLICABLE LAW	113
3.	ARBITRATION	113
4.	ASSIGNMENT AND DELEGATION	113
5.	ASSIGNMENT OF CONTRACT AND BANKRUPTCY	113
6.	AUDITS AND INSPECTIONS	113
7.	AUTHORITY	113
8.	CHANGES	113
9.	CHOICE OF FORUM	114
10.	COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS	114
11.	CONFIDENTIALITY AND DISCLOSURE OF CONFIDENTIAL INFORMATION	114
12.	CONFLICT OF INTEREST	114
13.	CONTINUATION OF PERFORMANCE THROUGH TERMINATION	115
14.	CONTRACT	115
15.	CONTRACT INTERPRETATION AND AMENDMENT	115
16.	COOPERATION WITH OTHER CONTRACTORS	115
17.	COVENANT AGAINST CONTINGENT FEES	115
18.	DATA CERTIFICATION	115
19.	DISPUTES	115
20.	E-VERIFY REQUIREMENTS	116
21.	EFFECTIVE DATE	116

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22.	FEDERAL IMMIGRATION AND NATIONALITY ACT	116
23.	GRATUITIES	116
24.	INCORPORATION BY REFERENCE	116
25.	INDEMNIFICATION	116
26.	INDEMNIFICATION - PATENT AND COPYRIGHT	117
27.	INSURANCE	117
ATTACHMENT E-1		118
ATTACHMENT E-2		122
28.	IRS W9 FORM	126
29.	LOBBYING	126
30.	NO GUARANTEED QUANTITIES	126
31.	NON-DISCRIMINATION	126
32.	NON-EXCLUSIVE REMEDIES	126
33.	OFF-SHORE PERFORMANCE OF WORK PROHIBITED	126
34.	ORDER OF PRECEDENCE	126
35.	OWNERSHIP OF INFORMATION AND DATA	126
36.	RESERVED	127
37.	RELATIONSHIP OF PARTIES	127
38.	RIGHT OF OFFSET	127
39.	RIGHT TO ASSURANCE	127
41.	RESERVED	127
42.	SEVERABILITY	127
43.	SUSPENSION OR DEBARMENT	128
44.	TEMPORARY MANAGEMENT/OPERATION OF A CONTRACTOR AND TERMINATION	128
45.	TERM OF CONTRACT AND OPTION TO RENEW	129
46.	TERMINATION - AVAILABILITY OF FUNDS	130
47.	TERMINATION FOR CONFLICT OF INTEREST	130
48.	TERMINATION FOR CONVENIENCE	130
49.	THIRD PARTY ANTITRUST VIOLATIONS	130
50.	TYPE OF CONTRACT	130
51.	WARRANTY OF SERVICES	130

SECTION F: ATTACHMENTS		131

ATTACHMENT F1. ENROLLEE GRIEVANCE SYSTEM STANDARDS		131
ATTACHMENT F2. PROVIDER CLAIM DISPUTE STANDARDS		137
ATTACHMENT F3. CONTRACTOR CHART OF DELIVERABLES		139

SECTION G: RESERVED		162

SECTION H: RESERVED		163

SECTION I: RESERVED		164

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SECTION B:
CAPITATION RATES AND CONTRACTOR SPECIFIC REQS	Contract No. YH14-0001

SECTION B: CAPITATION RATES AND CONTRACTOR SPECIFIC REQUIREMENTS

The Contractor shall provide services as described in this contract. In consideration for these services, the Contractor will be paid Contractor-specific rates per member per month for the term October 1, 2013 through September 30, 2014.

See Separate Rate Sheet

Health Choice Arizona Specific Language:

None

Contract Section B Health Choice Arizona
5	Effective October 1, 2013

SECTION B:
CAPITATION RATES AND CONTRACTOR SPECIFIC REQS	Contract No. YH14-0001

ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM

CAPITATION RATE SUMMARY—ACUTE RATES

Health Choice Arizona

1/1/14—9/30/14

Title XIX Rates:		TANF <1, M/F	TANF 1-13, M/F	TANF 14-44, F	TANF 14-44, M	TANF 45+, M/F	SSI w/ Med	SSI w/o Med	SFPEP	Delivery Supplement	AHCCCS Care	Newly Eligible Adults
4	Apache/Coconino/Mohave/Navajo	$402.86	$99.23	$239.18	$163.87	$392.21	$108.65	$840.83	$13.09	$5,626.74	$404.36	$314.90
8	Gila/Pinal	$458.18	$95.86	$249.71	$155.97	$436.00	$124.51	$688.49	$15.77	$5,767.71	$402.47	$314.11
10	Pima	$427.12	$81.81	$208.31	$126.10	$349.89	$121.02	$702.07	$14.96	$5,722.89	$328.28	$254.57
12	Maricopa	$467.08	$101.25	$232.89	$146.91	$405.97	$154.76	$750.40	$12.50	$6,078.29	$423.85	$303.31

KidsCare Rates:		KidsCare <1 M/F	KidsCare 1-13, M/F	KidsCare 14-44, F	KidsCare 14-44, M
4	Apache/Coconino/Mohave/Navajo	$406.92	$100.24	$241.60	$165.53
8	Gila/Pinal	$462.81	$96.83	$252.23	$157.54
10	Pima	$431.43	$82.64	$210.41	$127.37
12	Maricopa	$471.79	$102.27	$235.24	$148.40

PPC Rates:		TANF <1, M/F	TANF 1-13, M/F	TANF 14-44, F	TANF 14-44, M	TANF 45+, M/F	SSI w/ Med	SSI w/o Med	AHCCCS Care	Eligible Adults
4	Apache/Coconino/Mohave/Navajo	$1,157.15	$60.55	$241.52	$207.53	$512.78	$74.59	$498.37	$868.77	$416.01
8	Gila/Pinal	$707.97	$60.58	$196.98	$161.22	$399.89	$52.57	$450.60	$697.08	$335.81
10	Pima	$1,104.07	$44.32	$190.16	$151.11	$316.38	$89.00	$342.55	$529.46	$275.63
12	Maricopa	$1,072.93	$56.74	$191.92	$163.21	$438.47	$102.69	$516.06	$683.56	$336.78

Other Rates:		Option 1 Transplant	Option 2 Transplant
4	Apache/Coconino/Mohave/Navajo	$16.50	$16.50
8	Gila/Pinal	$16.50	$16.50
10	Pima	$16.50	$16.50
12	Maricopa	$16.50	$16.50

6

SECTION C: DEFINITIONS	Contract No. YH14-0001

SECTION C: DEFINITIONS

PART 1. DEFINITIONS PERTAINING TO ALL AHCCCS CONTRACTS

The definitions specified in Part 1 below refer to terms found in all AHCCCS contracts. The definitions specified in Part 2 below refer to terms that exist in one or more contracts but do not appear in all contracts.

638 TRIBAL FACILITY	A facility that is operated by an Indian Tribe and that is authorized to provide services pursuant to Public Law (P.L.) 93-638, as amended.

ABUSE (OF MEMBER)	Intentional infliction of physical, emotional or mental harm, caused by negligent acts or omissions, unreasonable confinement, sexual abuse or sexual assault as defined by A.R.S. §46-451 and A.R.S. §13-3623.

ABUSE (BY PROVIDER)	Provider practices that are inconsistent with sound fiscal, business or medical practices, and result in an unnecessary cost to the AHCCCS program, or in reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards for health care. It also includes recipient practices that result in unnecessary cost to the AHCCCS program as defined by 42 CFR 455.2.

ACUTE CARE SERVICES	Medically necessary services as specified in Paragraph 10, Scope of Services.

ADJUDICATED CLAIM	A claim that has been received and processed by the Contractor which resulted in a payment or denial of payment.

AHCCCS CONTRACTOR OPERATIONS MANUAL (ACOM)	The ACOM provides information related to AHCCCS Contractor operations and is available on the AHCCCS website at www.azahcccs.gov.

AHCCCS MEDICAL POLICY MANUAL (AMPM)	The AMPM provides information regarding covered health care services and is available on the AHCCCS website at www.azahcccs.gov.

AHCCCS MEMBER	See “MEMBER.”

AHCCCS RULES	See “ARIZONA ADMINISTRATIVE CODE.”

AMERICAN INDIAN HEALTH PROGRAM (AIHP)	An acute care fee-for-service program administered by AHCCCS for eligible American Indians which reimburses for services provided by and through the Indian Health Service (IHS), tribal health programs operated under 638 or any other AHCCCS registered provider. AIHP was formerly known as AHCCCS IHS.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

AMERICANS with DISABILITIES ACT (ADA)	The ADA prohibits discrimination on the basis of disability and ensures equal opportunity for persons with disabilities in employment, State and local government services, public accommodations, commercial facilities transportation, and telecommunications. Refer to the Americans with Disabilities Act of 1990, as amended, in 42 U.S.C. 126 and 47 U.S.C. 5.

APPEAL RESOLUTION	The written determination by the Contractor concerning an appeal.

ARIZONA ADMINISTRATIVE CODE (A.A.C.)	State regulations established pursuant to relevant statutes. Referred to in Contract as “Rules.” AHCCCS Rules are State regulations which have been promulgated by the AHCCCS Administration and published by the Arizona Secretary of State.

ARIZONA DEPARTMENT OF ECONOMIC SECURITY/ COMPREHENSIVE MEDICAL AND DENTAL PROGRAM (DES/CMDP)	A department within the Arizona Department of Economic Security that is responsible for managing the medical needs of foster children in Arizona under A.R.S. §8-512.

ARIZONA DEPARTMENT OF ECONOMIC SECURITY/ DIVISION OF DEVELOPMENTAL DISABILITIES (DES/DDD)	The Division of a State agency, as defined in A.R.S. Title 36, Chapter 5.1, which is responsible for licensure/certification of facilities that specifically serve individuals with a developmental/intellectual disability, contracting with providers that serve individuals with developmental disabilities, and provide services for eligible Arizona residents with a developmental/intellectual disability. AHCCCS contracts with ADES to serve eligible individuals with a developmental/intellectual disability.

ARIZONA DEPARTMENT OF HEALTH SERVICES (ADHS)	The state agency that has the powers and duties set forth in A.R.S. §36- 104 and A.R.S. Title 36, Chapters 5 and 34.

ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM (AHCCCS)	A State agency, as described in A.R.S. Title 36, Chapter 29, which is responsible for the provision of hospitalization and medical care to members through contracts with Contractors. AHCCCS is Arizona’s Medicaid program, approved by the Centers for Medicare and Medicaid Services as a Section 1115 Waiver Demonstration Program.

ARIZONA LONG TERM CARE SYSTEM (ALTCS)	An AHCCCS program which delivers long-term, acute, behavioral health and case management services as authorized by A.R.S. §36-2931 et seq., to eligible members who are either elderly and/or have physical disabilities, and to members with developmental disabilities, through contractual agreements and other arrangements.

ARIZONA REVISED STATUTES (A.R.S.)	Laws of the State of Arizona.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

AUTHORIZED REPRESENTATIVE	Authorized representative means a person who is authorized to apply for medical assistance or act on behalf of another person (R9-22-101).

BALANCED BUDGET ACT (BBA)	See “MEDICAID MANAGED CARE REGULATIONS.”

BEHAVIORAL HEALTH PROFESSIONAL	An Arizona licensed psychologist, a registered nurse with at least one year of full time behavioral health work experience, or a behavioral health medical practitioner, or an Arizona licensed social worker, counselor, marriage and family therapist or substance abuse counselor licensed according to A.R.S. Title 32, Chapter 33, or an out of State individual who is licensed or certified to practice social work, counseling or marriage and family therapy by a government entity in another state if the individual has documentation of submission of an application for Arizona licensure per A.R.S. Title 32, Chapter 33 and is licensed within one year after submitting the application.

BEHAVIORAL HEALTH RECIPIENT	A Title XIX or Title XXI acute care member who is receiving behavioral health services through ADHS and the subcontractors.

BEHAVIORAL HEALTH SERVICES	Behavioral Health Services means the assessment, diagnosis, or treatment of an individual’s behavioral health issue and include services for both mental health and substance abuse conditions.

See also “COVERED SERVICES.”

BOARD CERTIFIED	An individual who has successfully completed all prerequisites of the respective specialty board and successfully passed the required examination for certification.

BORDER COMMUNITIES	Cities, towns or municipalities located in Arizona and within a designated geographic service area whose residents typically receive primary or emergency care in adjacent Geographic Service Areas (GSA) or neighboring states, excluding neighboring countries, due to service availability or distance.

CAPITATION	Payment to a Contractor by AHCCCS of a fixed monthly payment per person in advance, for which the Contractor provides a full range of covered services as authorized under A.R.S. §36-2904 and §36-2907.

CENTERS FOR MEDICARE AND MEDICAID SERVICES (CMS)	An organization within the United States Department of Health and Human Services, which administers the Medicare and Medicaid programs and the State Children’s Health Insurance Program.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

CHILDREN with SPECIAL HEALTH CARE NEEDS (CSHCN)	Children under age 19 who are: Blind/Disabled Children and Related Populations (eligible for SSI under Title XVI). Children eligible under section 1902(e)(3) of the Social Security Act (Katie Beckett); in foster care or other out-of-home placement; receiving foster care or adoption assistance; or receiving services through a family-centered, community-based coordinated care system that receives grant funds under section 501(a)(1)(D) of Title V (CRS).

CLAIM DISPUTE	A dispute, filed by a provider or Contractor, whichever is applicable, involving a payment of a claim, denial of a claim, imposition of a sanction or reinsurance.

CLEAN CLAIM	A claim that may be processed without obtaining additional information from the provider of service or from a third party but does not include claims under investigation for fraud or abuse or claims under review for medical necessity, as defined by A.R.S. §36-2904.

CODE OF FEDERAL REGULATIONS (CFR)	The general and permanent rules published in the Federal Register by the departments and agencies of the Federal Government.

CONTRACT SERVICES	See “COVERED SERVICES.”

CONTRACT YEAR (CY)	Corresponds to the contract year as specified in Section A of the contract.

CONTRACT YEAR ENDING (CYE)	Corresponds to the contract ending year as specified in Section A of the contract.

CONTRACTOR	An organization or entity that has a prepaid capitated contract with the AHCCCS administration pursuant to A.R.S. §36-2904 to provide goods and services to members either directly or through subcontracts with providers, in conformance with contractual requirements, AHCCCS Statute and Rules, and Federal law and regulations.

CONVICTED	A judgment of conviction has been entered by a Federal, State or local court, regardless of whether an appeal from that judgment is pending.

COPAYMENT	A monetary amount that the member pays directly to a provider at the time covered services are rendered, as defined in 9 A.A.C. 22, Article 7.

COST AVOIDANCE	The process of identifying and utilizing all confirmed sources of first or third-party benefits before payment is made by the Contractor.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

COVERED SERVICES	The health and medical services to be delivered by the Contractor as described in Section D, Program Requirements.

DAY	A day means a calendar day unless otherwise specified.

DAY – BUSINESS/WORKING	A business day means a Monday, Tuesday, Wednesday, Thursday, or Friday unless a legal holiday falls on Monday, Tuesday, Wednesday, Thursday, or Friday.

DELEGATED AGREEMENT	A type of subcontract agreement with a qualified organization or person to perform one or more functions required to be performed by the Contractor pursuant to this contract.

DISCLOSING ENTITY	An AHCCCS provider or a fiscal agent.

DISENROLLMENT	The discontinuance of a member’s ability to receive covered services through a Contractor.

DIVISION OF HEALTH CARE MANAGEMENT (DHCM)	The division responsible for Contractor oversight regarding AHCCCS Contractor operations, quality, maternal and child health, behavioral health, medical management, rate setting, encounters, and financial/operational oversight.

DUAL ELIGIBLE	A member who is eligible for both Medicare and Medicaid.

DURABLE MEDICAL EQUIPMENT (DME)	An item or appliance that is not an orthotic or prosthetic and that is: designed for a medical purpose, is generally not useful to a person in the absence of an illness or injury, can withstand repeated use, and is generally reusable by others.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

EARLY AND PERIODIC SCREENING, DIAGNOSTIC, AND TREATMENT (EPSDT)	EPSDT is a comprehensive child health program of prevention, treatment, correction, and improvement (amelioration) of physical and mental health problems for AHCCCS members under the age of 21. The purpose of EPSDT is to ensure the availability and accessibility of health care resources as well as to assist Medicaid recipients in effectively utilizing these resources. EPSDT services provide comprehensive health care through primary prevention, early intervention, diagnosis, medically necessary treatment, and follow-up care of physical and behavioral health problems for AHCCCS members less than 21 years of age. EPSDT services include screening services, vision services, dental services, hearing services and all other medically necessary mandatory and optional services listed in Federal Law 42 U.S.C. 1396d(a) to correct or ameliorate defects and physical and mental illnesses and conditions identified in an EPSDT screening whether or not the services are covered under the AHCCCS State Plan. Limitations and exclusions, other than the requirement for medical necessity and cost effectiveness, do not apply to EPSDT services.

EMERGENCY MEDICAL CONDITION	A medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson who possesses an average knowledge of health and medicine could reasonably expect the absence of immediate medical attention to result in: a) placing the patient’s health (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy, b)serious impairment to bodily functions, or c) serious dysfunction of any bodily organ or part [42 CFR 438.114(a)].

EMERGENCY MEDICAL SERVICE	Covered inpatient and outpatient services provided after the sudden onset of an emergency medical condition as defined above. These services must be furnished by a qualified provider, and must be necessary to evaluate or stabilize the emergency medical condition [42 CFR 438.114(a)].

ENCOUNTER	A record of a health care-related service rendered by a provider or providers registered with AHCCCS to a member who is enrolled with a Contractor on the date of service.

ENROLLEE	A Medicaid recipient who is currently enrolled with a Contractor [42 CFR 438.10(a)].

ENROLLMENT	The process by which an eligible person becomes a member of a Contractor’s plan.

EXHIBITS	All items attached as part of the solicitation.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

FEDERAL FINANCIAL PARTICIPATION (FFP)	FFP refers to the contribution that the Federal government makes to the Title XIX and Title XXI program portions of AHCCCS, as defined in 42 CFR 400.203.

FEE-FOR-SERVICE MEMBER (FFS)	A Title XIX or Title XXI eligible individual who is not enrolled with an AHCCCS Contractor.

FRAUD	An intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit to himself or some other person. It includes any act that constitutes fraud under applicable State or Federal law, as defined in 42 CFR 455.2.

GEOGRAPHIC SERVICE AREA (GSA)	An area designated by AHCCCS within which a Contractor of record provides, directly or through subcontract, covered health care service to a member enrolled with that Contractor of record, as defined in 9 A.A.C. 22, Article 1.

GRIEVANCE SYSTEM	A system that includes a process for enrollee grievances, enrollee appeals, provider claim disputes, and access to the state fair hearing system.

HEALTH CARE PROFESSIONAL	A physician, podiatrist, optometrist, chiropractor, psychologist, dentist, physician assistant, physical or occupational therapist, therapist assistant, speech language pathologist, audiologist, registered or practical nurse (including nurse practitioner, clinical nurse specialist, certified registered nurse anesthetist and certified nurse midwife), licensed social worker, registered respiratory therapist, licensed marriage and family therapist and licensed professional counselor.

HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT (HIPAA)	The Health Insurance Portability and Accountability Act (P.L. 104-191); also known as the Kennedy-Kassebaum Act, signed August 21, 1996 addresses issues regarding the privacy and security of member confidential information.

HEALTH PLAN	See “CONTRACTOR.”

INCURRED BUT NOT REPORTED LIABILITY (IBNR)	Incurred but not reported liability for services rendered for which claims have not been received.

INDIAN HEALTH SERVICES (IHS)	A Federal agency pursuant to 25 U.S.C. 1661.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

INFORMATION SYSTEMS	The component of the Offeror’s organization which supports the Information Systems, whether the systems themselves are internal to the organization (full spectrum of systems staffing), or externally contracted (internal oversight and support).

INTERGOVERNMENTAL AGREEMENT (IGA)	When authorized by legislative or other governing bodies, two or more public agencies or public procurement units by direct contract or agreement may contract for services or jointly exercise any powers common to the contracting parties and may enter into agreements with one another for joint or cooperative action or may form a separate legal entity, including a nonprofit corporation to contract for or perform some or all of the services specified in the contract or agreement or exercise those powers jointly held by the contracting parties. A.R.S. Title 11, Chapter 7, Article 3 (A.R.S. §11-952.A).

LIABLE PARTY	An individual, entity, or program that is or may be liable to pay all or part of the medical cost of injury, disease or disability of an AHCCCS applicant or member as defined in R9-22-1001.

LIEN	A legal claim, filed with the County Recorder’s office in which a member resides and in the county an injury was sustained for the purpose of ensuring that AHCCCS receives reimbursement for medical services paid. The lien is attached to any settlement the member may receive as a result of an injury.

MAJOR UPGRADE	Any systems upgrade or changes that may result in a disruption to the following: loading of contracts, providers or members, issuing prior authorizations or the adjudication of claims.

MANAGED CARE	Systems that integrate the financing and delivery of health care services to covered individuals by means of arrangements with selected providers to furnish comprehensive services to members; establish explicit criteria for the selection of health care providers; have financial incentives for members to use providers and procedures associated with the plan; and have formal programs for quality, medical management and the coordination of care.

MANAGEMENT SERVICES AGREEMENT	A type of subcontract with an entity in which the owner of the Contractor delegates some or all of the comprehensive management and administrative services necessary for the operation of the Contractor.

MANAGING EMPLOYEE	A general manager, business manager, administrator, director, or other individual who exercises operational or managerial control over or who directly or indirectly conducts the day-to-day operation of an institution, organization or agency.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

MATERIAL CHANGE	An alteration or development within a provider network that may reasonably be foreseen to affect the quality or delivery of services provided under this contract.

MATERIAL OMISSION	A fact, data or other information excluded from a report, contract, etc., the absence of which could lead to erroneous conclusions following reasonable review of such report, contract, etc.

MEDICAID	A Federal/State program authorized by Title XIX of the Social Security Act, as amended.

MEDICAID MANAGED CARE REGULATIONS	The Federal law mandating, in part, that States ensure the accessibility and delivery of quality health care by their managed care Contractors. These regulations were promulgated pursuant to the Balanced Budget Act (BBA) of 1997.

MEDICARE	A Federal program authorized by Title XVIII of the Social Security Act, as amended.

MEDICAL MANAGEMENT (MM)	An integrated process or system that is designed to assure appropriate utilization of health care resources, in the amount and duration necessary to achieve desired health outcomes, across the continuum of care (from prevention to end of life care).

MEDICAL SERVICES	Medical care and treatment provided by a Primary Care Provider (PCP), attending physician or dentist or by a nurse or other health related professional and technical personnel at the direction/order of a licensed physician or dentist.

MEDICALLY NECESSARY	As defined in 9 A.A.C. 22 Article 1. Medically necessary means a covered service provided by a physician or other licensed practitioner of the health arts within the scope of practice under State law to prevent disease, disability or other adverse conditions or their progression, or prolong life.

MEDICALLY NECESSARY SERVICES	Those covered services provided by qualified service providers within the scope of their practice to prevent disease, disability and other adverse health conditions or their progression or to prolong life.

MEMBER	An eligible person who is enrolled in AHCCCS, as defined in A.R.S. §36-2931, §36-2901, §36-2901.01 and A.R.S. §36-2981.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

MEMBER INFORMATION MATERIALS	Any materials given to the Contractor’s membership. This includes, but is not limited to: member handbooks, member newsletters, surveys, on hold messages and health related brochures/reminders and videos, form letter templates, and website content. It also includes the use of other mass communication technology such as e-mail and voice recorded information messages delivered to a member’s phone.

NATIONAL PROVIDER IDENTIFIER (NPI)	A unique identification number for covered health care providers, assigned by the CMS contracted national enumerator.

NON-CONTRACTING PROVIDER	A person or entity that provides services as prescribed in A.R.S. §36-2901 who does not have a subcontract with an AHCCCS Contractor.

NOTICE OF APPEAL RESOLUTION	The written determination by the Contractor concerning an appeal.

OFFEROR	An organization or other entity that submits a proposal to AHCCCS in response to a Request For Proposal as defined in 9 A.A.C. 22, Article 1.

PARENT	A biological, adoptive, or custodial mother or father of a child, or an individual who has been appointed as a legal guardian or custodian of a child by a court of competent jurisdiction.

PERFORMANCE IMPROVEMENT PROJECT (PIP)	A planned process of data gathering, evaluation and analysis to determine interventions or activities that are projected to have a positive outcome. A PIP includes measuring the impact of the interventions or activities toward improving the quality of care and service delivery. Formerly referred to as Quality Improvement Projects (QIP).

PERFORMANCE STANDARDS	A set of standardized measures designed to assist AHCCCS in evaluating, comparing and improving the performance of its Contractors.

PREPAID MEDICAL MANAGEMENT INFORMATION SYSTEM (PMMIS)	An integrated information infrastructure that supports AHCCCS operations, administrative activities and reporting requirements.

POST STABILIZATION CARE SERVICES	Medically necessary services, related to an emergency medical condition provided after the member’s condition is sufficiently stabilized in order to maintain, improve or resolve the member’s condition so that the member could alternatively be safely discharged or transferred to another location [42 CFR 438-114(a)].

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SECTION C: DEFINITIONS	Contract No. YH14-0001

POTENTIAL ENROLLEE	A Medicaid-eligible recipient who is not yet enrolled with a Contractor [42 CFR 438.10(a)].

PRIMARY CARE PROVIDER (PCP)	An individual who meets the requirements of A.R.S. §36-2901, and who is responsible for the management of the member’s health care. A PCP may be a physician defined as a person licensed as an allopathic or osteopathic physician according to A.R.S. Title 32, Chapter 13 or Chapter 17, or a practitioner defined as a physician assistant licensed under A.R.S. Title 32, Chapter 25, or a certified nurse practitioner licensed under A.R.S. Title 32, Chapter 15.

PRIOR PERIOD	See “PRIOR PERIOD COVERAGE.”

PRIOR PERIOD COVERAGE (PPC)	The period of time prior to the member’s enrollment, during which a member is eligible for covered services. The timeframe is from the effective date of eligibility to the day a member is enrolled with a Contractor. Refer to 9 A.A.C. 22 Article 1.

PROVIDER	Any person or entity that contracts with AHCCCS or a Contractor for the provision of covered services to members according to the provisions A.R.S. §36-2901 or any subcontractor of a provider delivering services pursuant to A.R.S. §36-2901.

PROVIDER GROUP	Two or more health care professionals who practice their profession at a common location (whether or not they share facilities, supporting staff, or equipment).

PRUDENT LAYPERSON (for purposes of determining whether an emergency medical condition exists)	A person without medical training who relies on the experience, knowledge and judgment of a reasonable person to make a decision regarding whether or not the absence of immediate medical attention will result in: 1) placing the health of the individual in serious jeopardy, 2) serious impairment to bodily functions, or 3) serious dysfunction of a bodily part or organ.

QUALIFIED MEDICARE BENEFICIARY DUAL ELIGIBLE (QMB DUAL)	A person determined eligible under Title 9 Chapter 29 Article 2 of A.A.C. for Qualified Medicare Beneficiary (QMB) and eligible for acute care services provided for in 9 A.A.C. 22 or ALTCS services provided for in 9 A.A.C. 28. A QMB dual person receiving both Medicare and Medicaid services and cost sharing assistance.

REFERRAL	A verbal, written, telephonic, electronic or in-person request for health services.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

REGIONAL BEHAVIORAL HEALTH AUTHORITY (RBHA)	An organization under contract with the ADHS to administer covered behavioral health services in a geographically specific area of the state. Refer to A.R.S. §36-3401 and A.R.S. Title 9, Chapter 22, Article 12.

REINSURANCE	A risk-sharing program provided by AHCCCS to Contractors for the reimbursement of certain contract service costs incurred for a member beyond a predetermined monetary threshold.

RELATED PARTY	A party that has, or may have, the ability to control or significantly influence a Contractor, or a party that is, or may be, controlled or significantly influenced by a Contractor. “Related parties” include, but are not limited to, agents, managing employees, persons with an ownership or controlling interest in the Offeror and their immediate families, subcontractors, wholly-owned subsidiaries or suppliers, parent companies, sister companies, holding companies, and other entities controlled or managed by any such entities or persons.

REQUEST FOR PROPOSAL (RFP)	A RFP includes all documents, whether attached or incorporated by references that are used by the Administration for soliciting a proposal under 9 A.A.C. 22 Article 6.

ROOM AND BOARD (or ROOM)	The amount paid for food and/or shelter. Medicaid funds can be expended for room and board when a person lives in an institutional setting (e.g. NF, ICF). Medicaid funds cannot be expended for room and board when a member resides in an alternative residential setting (e.g. Assisted Living Home, Behavioral Health Residential Facilities) or an apartment like setting that may provide meals.

SCOPE OF SERVICES	See “COVERED SERVICES.”

SERVICE LEVEL AGREEMENT	A type of subcontract with a corporate owner or any of its Divisions or Subsidiaries that requires specific levels of service for administrative functions or services for the Contractor specifically related to fulfilling the Contractor’s obligations to AHCCCS under the terms of this contract.

SERVICE PLAN	A document that is developed consistent with applicable Evidence Based Practice Guidelines, which combines the various elements of treatment plans with needed family support services and care coordination activities to provide a map of the steps to be taken for each member in achieving treatment and quality of life goals.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

SPECIAL HEALTH CARE NEEDS	Serious or chronic physical, developmental and/or behavioral health conditions. Members with special health care needs require medically necessary services of a type or amount beyond that generally required by members.

SPECIALTY PHYSICIAN	A physician who is specially trained in a certain branch of medicine related to specific services or procedures, certain age categories of patients, certain body systems, or certain types of diseases.

STATE	The State of Arizona.

STATEWIDE	Of sufficient scope and breadth to address the health care service needs of members throughout the State of Arizona.

STATE FISCAL YEAR	The budget year-State fiscal year: July 1 through June 30.

STATE PLAN	The written agreements between the State and CMS, which describes how the AHCCCS program meets CMS requirements for participation in the Medicaid program and the State Children’s Health Insurance Program.

SUBCONTRACT	An agreement entered into by the Contractor with any of the following: a provider of health care services who agrees to furnish covered services to member; or with any other organization or person who agrees to perform any administrative function or service for the Contractor specifically related to fulfilling the Contractor’s obligations to AHCCCS under the terms of this contract, as defined in 9 A.A.C. 22 Article 1.

SUBCONTRACTOR	1.	A provider of health care who agrees to furnish covered services to members.

	2.	A person, agency or organization with which the Contractor has contracted or delegated some of its management/administrative functions or responsibilities.

	3.	A person, agency or organization with which a fiscal agent has entered into a contract, agreement, purchase order or lease (or leases of real property) to obtain space, supplies equipment or services provided under the AHCCCS agreement.

SUPPLEMENTAL SECURITY INCOME (SSI) AND SSI RELATED GROUPS	Eligible individuals receiving income through Federal cash assistance programs under Title XVI of the Social Security Act who are aged, blind or disabled and have household income levels at or below 100% of the FPL.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

THIRD PARTY LIABILITY (TPL)	See “LIABLE PARTY.”

TITLE XIX	Means Medicaid as defined in 42 U.S.C. 1396 et seq.

TITLE XIX MEMBER	Title XIX members include those eligible under 1931 provisions of the Social Security Act (previously AFDC), Sixth Omnibus Budget Reconciliation Act (SOBRA), Supplemental Security Income (SSI) or SSI- related groups, Medicare Cost Sharing groups, Title XIX Waiver groups, Breast and Cervical Cancer Treatment program, Title IV-E Foster Care and Adoption Subsidy, Young Adult Transitional Insurance, and Freedom to Work.

TREATMENT	The range of health care received by a member that is consistent with the therapeutic goals.

TRIBAL/REGIONAL BEHAVIORAL HEALTH AUTHORITY (T/RBHA)	An organization under contract with ADHS/DBHS that administers covered behavioral health services in a geographically specific area of the state. Tribal governments, through an agreement with ADHS, may operate a Tribal Regional Behavioral Health Authority for the provision of behavioral health services to American Indian members.

YEAR	See “CONTRACT YEAR.”

[END OF PART 1 DEFINITIONS]

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SECTION C: DEFINITIONS	Contract No. YH14-0001

SECTION C: DEFINITIONS

PART 2. DEFINITIONS PERTAINING TO ONE OR MORE AHCCCS CONTRACTS

1931 (also referred to as TANF related)

Eligible individuals and families under Section 1931 of the Social Security Act, with household income levels at or below 100% of the Federal Poverty Level (FPL).

See also “TEMPORARY ASSISTANCE TO NEEDY FAMILIES (TANF).”

ACUTE CARE ONLY (ACO)	ACO refers to the enrollment status of a member who is otherwise financially and medically eligible for ALTCS but who either 1) refuses HCBS offered by the case manager; 2) has made an uncompensated transfer that makes him or her ineligible; 3) resides in a setting in which Long Term Care Services cannot be provided; or 4) has equity value in a home that exceeds $525,000. These ALTCS enrolled members are eligible to receive acute medical services but not eligible to receive LTC institutional, alternative residential or HCBS.

ADMINISTRATIVE OFFICE OF THE COURTS (AOC)	The Arizona Constitution authorizes an administrative director and staff to assist the Chief Justice with administrative duties. Under the direction of the Chief Justice, the administrative director and the staff of the Administrative Office of the Courts (AOC) provide the necessary support for the supervision and administration of all State courts.

AGENT	Any person who has been delegated the authority to obligate or act on behalf of another person or entity.

AHCCCS BENEFITS	See “Section D, Scope of Services”.

AHCCCS CARE	Eligible individuals and childless adults whose income is less than or equal to 100% of the FPL, and who are not categorically linked to another Title XIX program. Also known as Childless Adults (Formerly Non-MED).

See also “Title XIX WAIVER GROUP MEMBER.”

AID FOR FAMILIES WITH DEPENDENT CHILDREN (AFDC)	See “TEMPORARY ASSISTANCE TO NEEDY FAMILIES (TANF).”

AMBULATORY CARE	Preventive, diagnostic and treatment services provided on an outpatient basis by physicians, nurse practitioners physician assistants and other health care providers.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

ANNIVERSARY DATE	The anniversary date is 12 months from the date the member enrolled with the Contractor and annually thereafter. In some cases, the anniversary date will change based on the last date the member changed Contractors or the last date the member was given an opportunity to change.

ANNUAL ENROLLMENT CHOICE (AEC)	The opportunity for a person to change Contractors every 12 months; effective on their anniversary date.

ARIZONA DEPARTMENT OF JUVENILE CORRECTION (ADJC)	Arizona Department of Juvenile Correction.

BED HOLD	A 24 hour per day unit of service that is authorized by an ALTCS member’s case manager or the behavioral health case manager or a subcontractor for an acute care member, which may be billed despite the member’s absence from the facility. Refer to the Arizona Medicaid State Plan, 42 C.F.R. §§447.40 and 483.12, and 9 A.A.C. 28 for more information on the bed hold service.

BEHAVIORAL HEALTH MEDICAL PRACTITIONER	A medical practitioner, i.e., a physician, physician assistant, nurse practitioner, with one year of full-time behavioral health experience as specified in A.A.C. Title 9, Chapter 22, Article 12.

BEHAVIORAL HEALTH PARAPROFESSIONAL	A staff member of a licensed behavioral health service agency as specified in A.A.C. Title 9, Chapter 10.

BEHAVIORAL HEALTH TECHNICIAN	A staff member of a licensed behavioral health service agency as specified in A.A.C. Title 9, Chapter 10.

BREAST AND CERVICAL CANCER TREATMENT PROGRAM (BCCTP)	Eligible individuals under the Title XIX expansion program for women with income up to 250% of the FPL, who are diagnosed with and need treatment for breast and/or cervical cancer or cervical lesions and are not eligible for other Title XIX programs providing full Title XIX services. Qualifying individuals cannot have other creditable health insurance coverage, including Medicare.

CASH MANAGEMENT IMPROVEMENT ACT (CMIA)	Cash Management Improvement Act of 1990 [31 CFR Part 205]. Provides guidelines for the drawdown and transfer of Federal funds.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

CHILD PROTECTIVE SERVICES (CPS)	Child Protective Services (CPS) is a program mandated under ARS §8-802 for the protection of children alleged to be abused and neglected. This program provides specialized welfare services that seek to prevent dependency, abuse and neglect of children. The Child Protective Services program receives, screens and investigates allegations of child abuse and neglect, performs assessments of child safety, assesses the imminent risk of harm to the children and evaluates conditions that support or refute the alleged abuse or neglect and need for emergency intervention. This program also provides services designed to stabilize a family in crisis and to preserve the family unit by reducing safety and risk factors.

CHILDREN’S REHABILITATIVE SERVICES (CRS)	A program that provides medical treatment, rehabilitation, and related support services to Title XIX and Title XXI members who have completed the CRS application and have met the eligibility criteria to receive CRS-related services as specified in 9 A.A.C. 22.

CLIENT ASSESSMENT AND TRACKING SYSTEM (CATS)	A component of AHCCCS’ data management information system that supports ALTCS and that is designed to provide key information to, and receive key information from DES/DDD.

COMPREHENSIVE MEDICAL AND DENTAL PROGRAM (CMDP)	A Contractor that is responsible for the provision of covered, medically necessary AHCCCS services for foster children in Arizona. Refer to A.R.S. §8-512.

COMPETITIVE BID PROCESS	A state procurement system used to select Contractors to provide covered services on a geographic basis.

COUNTY OF FISCAL RESPONSIBILITY	The county of fiscal responsibility is the Arizona county that is responsible for paying the state’s funding match for the member’s ALTCS Service Package. The county of physical presence (the county in which the member physically resides) and the county of fiscal responsibility may be the same county or different counties.

CRS-ELIGIBLE	An individual AHCCCS member who has completed the CRS application process, as delineated in the CRS Policy and Procedure Manual, and has met all applicable criteria to be eligible to receive CRS-related services as specified in 9 A.A.C. 22.

CRS RECIPIENT	An individual who has completed the CRS application process, and has met all applicable criteria to be eligible to receive CRS related covered Services.

DEPARTMENT OF ECONOMIC SECURITY (DES)	Department of Economic Security.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

DEVELOPMENTALLY/ INTELLECTUALLY DISABLED (DD)	A member who meets the Arizona definition as outlined in A.R.S. §36-551 and is determined eligible for services through the DES Division of Developmental Disabilities (DDD). AHCCCS-enrolled acute and long term care members with developmental/intellectual disabilities are managed through the DES Division of Developmental Disabilities.

DIVISION OF CHILDREN, YOUTH, and FAMILIES (DCYF)	The Division of Children, Youth and Families within DES.

FAMILY-CENTERED	Care that recognizes and respects the pivotal role of the family in the lives of members. It supports families in their natural care-giving roles, promotes normal patterns of living, and ensures family collaboration and choice in the provision of services to the member.

FAMILY OR FAMILY MEMBER	A biological, adoptive, or custodial mother or father of a child, or an individual who has been appointed as a legal guardian or custodian of a child by a court of competent jurisdiction, or other member representative responsible for making health care decisions on behalf of the member. Family members may also include siblings, grandparents, aunts and uncles.

FEDERAL EMERGENCY SERVICES (FES)	A program delineated in R9-22-217, to treat an emergency condition for a member who is determined eligible under A.R.S. §36-2903.03(D).

FEDERALLY QUALIFIED HEALTH CENTER (FQHC)	A public or private non-profit health care organization that has been identified by the HRSA and certified by CMS as meeting criteria under Sections 1861(aa)(4) and 1905(1)(B) of the Social Security Act and received funds under Section 330 of the Public Health Service Act.

FEDERALLY QUALIFIED HEALTH CENTER LOOK-ALIKE	A public or private non-profit health care organization that has been identified by the HRSA and certified by CMS as meeting the definition of “health center” under Section 330 of the Public Health Service Act, but does not receive grant funding under Section 330.

FIELD CLINIC	A “clinic” consisting of single specialty health care providers who travel to health care delivery settings closer to members and their families than the Multi-Specialty Interdisciplinary Clinics (MSICs) to provide a specific set of services including evaluation, monitoring, and treatment for CRS-related conditions on a periodic basis.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

FREEDOM OF CHOICE (FC)	The opportunity given to each member who does not specify a Contractor preference at the time of enrollment to choose between the Contractors available within the Geographic Service Area (GSA) in which the member is enrolled.

HOME	A residential dwelling that is owned, rented, leased, or occupied at no cost to the member, including a house, a mobile home, an apartment or other similar shelter. A home is not a facility, a setting or an institution, or a portion and any of these, licensed or certified by a regulatory agency of the state as a defined in R9-28-101.

HOME AND COMMUNITY BASED SERVICES (HCBS)	Home and community-based services, as defined in A.R.S. §36-2931 and §36-2939.

INTEGRATED MEDICAL RECORD	A single document in which all of the medical information listed in Chapter 900 of the AMPM is recorded to facilitate the coordination and quality of care delivered by multiple providers serving a single patient in multiple locations and at varying times.

INTEGRATED REGIONAL BEHAVIORAL HEALTH AUTHORITY (INTEGRATED RBHA)	Organization or entity contracted with ADHS to provide, manage and coordinate all medically necessary behavioral healthcare services either directly or through subcontracts with providers for Title XIX eligible adults. In addition, the organization provides, manages and coordinates all medically necessary physical health services for individuals with Serious Mental Illness.

INTERDISCIPLINARY CARE	A meeting of the interdisciplinary team members or coordination of care among interdisciplinary treatment team members to address the totality of the treatment and service plans for the member based on the most current information available.

INTERMEDIATE CARE FACILITY FOR PERSONS WITH INTELLECTUAL DISABILITIES (ICF)	A placement setting for persons with intellectual disabilities.

JUVENILE PROBATION OFFICE (JPO)	Juvenile Probation Office.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

KIDSCARE	Federal and State Children’s Health Insurance Program (Title XXI – CHIP) administered by AHCCCS. The KidsCare I program offers comprehensive medical, preventive, treatment services, and behavioral health care services statewide to eligible children under the age of 19, in households with income at or below 200% Federal Poverty Level (FPL). The KidsCare II program has the same benefits and premium requirements as KidsCare I, however household income limits cannot be greater than 175% FPL.

MEDICARE MANAGED CARE PLAN	A managed care entity that has a Medicare contract with CMS to provide services to Medicare beneficiaries, including Medicare Advantage Plan (MAP), Medicare Advantage Prescription Drug Plan (MAPDP), MAPDP Special Needs Plan, or Medicare Prescription Drug Plan.

MULTI-SPECIALTY INTERDISCIPLINARY CLINIC (MSIC)	An established facility where specialists from multiple specialties meet with members and their families for the purpose of providing interdisciplinary services to treat members.

NON-MEDICAL EXPENSE DEDUCTION (FORMERLY NON-MED) MEMBER	See “AHCCCS CARE.”

PRE-ADMISSION SCREENING (PAS)	A process of determining an individual’s risk of institutionalization at a NF or ICF level of care as specified in 9 A.A.C. 28 Article 1.

RATE CODE	Eligibility classification for capitation payment purposes.

RISK GROUP	Grouping of rate codes that are paid at the same capitation rate.

ROSTER BILLING	Any claim that does not meet the standardized claim requirements of 9 A.A.C. 22, Article 7 is considered roster billing.

RURAL HEALTH CLINIC (RHC)	A clinic located in an area designated by the Bureau of Census as rural, and by the Secretary of the DHHS as medically underserved or having an insufficient number of physicians, which meets the requirements under 42 CFR 491.

SERIOUSLY MENTALLY ILL (SMI)	A person 18 years of age or older who is seriously mentally ill as defined in A.R.S. §36-550.

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SECTION C: DEFINITIONS	Contract No. YH14-0001

SIXTH OMNIBUS BUDGET AND RECONCILIATION ACT (SOBRA)	Eligible pregnant women under Section 9401 of the Sixth Omnibus Budget and Reconciliation Act of 1986, amended by the Medicare Catastrophic Coverage Act of 1988, 42 U.S.C. 1396(a)(10)(A)(ii)(IX), November 5, 1990, with individually budgeted incomes at or below 150% of the FPL, and children in families with individually budgeted incomes ranging from below 100% to 140% of the FPL, depending on the age of the child.

SOBRA FAMILY PLANNING EXTENSION PROGRAM	A program that provides family planning services only, for a maximum of two consecutive 12-month periods to a SOBRA woman whose pregnancy has ended and who is not otherwise eligible for full Title XIX services (Also referred to as Family Planning Services Extension Program).

STATE CHILDREN’S HEALTH INSURANCE PROGRAM (SCHIP)	State Children’s Health Insurance Program under Title XXI of the Social Security Act (Also known as CHIP). The Arizona version of CHIP is referred to as “KidsCare.” See also “KIDSCARE.”

STATE ONLY TRANSPLANT MEMBERS	Individuals who are eligible under one of the Title XIX eligibility categories and found eligible for a transplant, but subsequently lose Title XIX eligibility due to excess income become eligible for one of two extended eligibility options as specified in A.R.S. §36-2907.10 and A.R.S. §36-2907.11.

SUBSTANCE ABUSE	The chronic, habitual, or compulsive use of any chemical matter which, when introduced into the body, is capable of altering human behavior or mental functioning and, with extended use, may cause psychological dependence and impaired mental, social or educational functioning. Nicotine addiction is not considered substance abuse.

TELEMEDICINE	The practice of health care delivery, diagnosis, consultation and treatment and the transfer of medical data through interactive audio, video or data communications that occur in the physical presence of the patient, including audio or video communications sent to a health care provider for diagnostic or treatment consultation. Refer to A.R.S. §36-3601.

TEMPORARY ASSISTANCE TO NEEDY FAMILIES (TANF)	A Federal cash assistance program under Title IV of the Social Security Act established by the Personal Responsibility and Work Opportunity Reconciliation Act of 1996 (P.L. 104-193). It replaced Aid To Families With Dependent Children (AFDC).

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SECTION C: DEFINITIONS	Contract No. YH14-0001

TITLE XIX WAIVER GROUP MEMBER	Eligible individuals and couples whose income is at or below 100% of the Federal Poverty Level who are not categorically linked to another Title XIX program. Formerly known as Non-MED members.

See also “AHCCCS CARE.”

TITLE XXI MEMBER	Member eligible for acute care services under Title XXI of the Social Security Act, referred to in Federal legislation as the “Children’s Health Insurance Program” (CHIP ). The Arizona version of CHIP is referred to as “KidsCare.”

TRANSITION PLAN	A plan developed for each member in accordance with AHCCCS Policy, which includes developmentally-appropriate strategies to transition from a pediatric to an Adult system of health care and a plan that addresses changing work, education, recreation and social needs.

TREATMENT PLAN	A written plan of services and therapeutic interventions based on a complete assessment of a member’s developmental and health status, strengths and needs that are designed and periodically updated by the multi-specialty, interdisciplinary team.

VIRTUAL CLINICS	Integrated services provided in community settings through the use of innovative strategies for care coordination such as Telemedicine, integrated medical records and virtual interdisciplinary treatment team meetings.

[END OF PART 2 DEFINITIONS]

[END OF SECTION C]

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SECTION D: ACUTE CARE PROGRAM REQUIREMENTS	Contract No. YH14-0001

SECTION D: ACUTE CARE PROGRAM REQUIREMENTS

1.	PURPOSE, APPLICABILITY, AND INTRODUCTION

PURPOSE AND APPLICABILITY

The purpose of the contract between AHCCCS and the Contractor is to implement and operate the Arizona Acute Care Program pursuant to A.R.S. §36-2901 et seq.

In the event that a provision of Federal or State law, regulation, or policy is repealed or modified during the term of this contract, effective on the date the repeal or modification by its own terms takes effect:

1.	The provisions of this contract shall be deemed to have been amended to incorporate the repeal or modification; and

2.	The Contractor shall comply with the requirements of the contract as amended, unless AHCCCS and the Contractor otherwise stipulate in writing.

INTRODUCTION

AHCCCS Mission and Vision

AHCCCS’ mission and vision are to reach across Arizona to provide comprehensive quality healthcare to those in need while shaping tomorrow’s managed health care from today’s experience, quality and innovation. AHCCCS is dedicated to continuously improving the efficiency and effectiveness of the Acute Care Program while supporting member choice in the delivery of the highest quality care to its customers.

AHCCCS expects the Contractor to implement program innovation and best practices on an ongoing basis. Furthermore, it is important for the Contractor to continuously develop mechanisms to reduce administrative cost and improve program efficiency. Over the term of the contract, AHCCCS will work collaboratively with the Contractor to evaluate ways to reduce program complexity, improve care coordination and chronic disease management, reduce administrative burdens, leverage joint purchasing power, and reduce unnecessary administrative and medical costs.

AHCCCS has remained a leader in Medicaid Managed Care through the diligent pursuit of excellence and cost effective managed care by its collaboration with Contractors.

The Contractor must continue to add value to the program. A Contractor adds value when it:

•	Recognizes that Medicaid members are entitled to care and assistance navigating the service delivery system and demonstrates special effort throughout its operations to assure members receive necessary services.

•	Recognizes that Medicaid members with special health care needs or chronic health conditions require care coordination, and provides that coordination.

•	Recognizes that health care providers are an essential partner in the delivery of health care services, and operates the Health Plan in a manner that is efficient and effective for health care providers as well as the Contractor.

•	Recognizes that performance improvement is both clinical and operational in nature and self-monitors and self-corrects as necessary to improve contract compliance or operational excellence.

•	Recognizes that the program is publicly funded, is subject to public scrutiny, and operates in a manner consistent with the public trust.

The Acute Care Program

In 1982 Arizona introduced its innovative Medicaid program by establishing the Arizona Health Care Cost Containment System (AHCCCS), a demonstration program based on principles of managed care. In doing so, AHCCCS became the first statewide Medicaid managed care system in the nation. As of October 1, 2012, AHCCCS, through its Managed Care Organizations (MCOs) serves 1,062,361 members under the Acute Care Program.

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SECTION D: ACUTE CARE PROGRAM REQUIREMENTS	Contract No. YH14-0001

AHCCCS contracts for acute care services in seven geographic service areas that include the 15 Arizona counties. Contractors are responsible for coordinating, managing and providing acute care services to members and coordinating carved out behavioral health services delivered by the Regional Behavioral Health Authorities through the Arizona Department of Health Services.

Additional information may be obtained by visiting the AHCCCS website: www.azahcccs.gov.

2.	ELIGIBILITY CATEGORIES

AHCCCS is Arizona’s Title XIX Medicaid program operating under an 1115 Waiver and Title XXI program operating under Title XXI State Plan authority. Arizona has the authority to require mandatory enrollment in managed care. All Acute Care Program members eligible for AHCCCS benefits, with exceptions as identified below, are enrolled with acute care Contractors that are paid on a capitated basis. AHCCCS pays for health care expenses on a fee-for-service (FFS) basis for Title XIX- and Title XXI- eligible members who receive services through the American Indian Health Program; for Title XIX eligible members who are entitled to emergency services under the Federal Emergency Services (FES) program; and for Medicare cost sharing beneficiaries under the QMB-Only program.

The following describes the eligibility groups enrolled in the managed care program and covered under this contract [42 CFR 434.6(a)(2)]:

Title XIX

1931 (Also referred to as TANF-related): Eligible individuals and families under the 1931 provision of the Social Security Act, with income at or below 100% of the FPL.

SSI Cash: Eligible individuals receiving Supplemental Security Income through Federal cash assistance programs under Title XVI of the Social Security Act who are aged, blind or disabled and have income at or below 100% of the Federal Benefit Rate (FBR).

SSI Medical Assistance Only (SSI MAO) and Related Groups: Eligible individuals who are aged, blind or disabled and have household income levels at or below 100% of the FPL.

Freedom to Work (Ticket to Work): Eligible individuals under the Title XIX program that extends eligibility to individuals 16 through 64 years old who meet SSI disability criteria, and whose earned income after allowable deductions is at or below 250% of the FPL, and who are not eligible for any other Medicaid program. These members must pay a premium to AHCCCS, depending on income.

SOBRA: Under the Sixth Omnibus Budget Reconciliation Act of 1986, eligible pregnant women, with income at or below 150% of the FPL, and children with individually budgeted incomes ranging from below 100% to 140% of the FPL, depending on the age of the child.

SOBRA Family Planning: Family Planning Extension Program that covers the costs for family planning services only, for a maximum of two consecutive 12-month periods following the loss of SOBRA eligibility.

Breast and Cervical Cancer Treatment Program (BCCTP): Eligible individuals under the Title XIX expansion program for women with incomes at or below 250% of the FPL, who are diagnosed with and need treatment for breast and/or cervical cancer or cervical lesions and are not eligible for other Title XIX programs. Eligible members cannot have other creditable health insurance coverage, including Medicare.

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Title IV-E Foster Care and Adoption Subsidy: Children who are in State foster care or are receiving Federally funded adoption subsidy payments.

Young Adult Transitional Insurance (YATI): Individuals age 18 through age 25 who were enrolled in the foster care program under jurisdiction of Department of Economic Security (DES) Division of Children Youth and Families (DCYF) in Arizona on their 18th birthday.

Title XIX Waiver Group

AHCCCS Care (also known as Childless Adults): Eligible individuals and couples whose income is at or below 100% of the FPL, and who are not categorically linked to another Title XIX program. Formerly known as Non-MED members.

Title XXI

KidsCare: Federal and State Children’s Health Insurance Program (Title XXI – CHIP) administered by AHCCCS. The KidsCare I program offers comprehensive medical, preventive, treatment services, and behavioral health care services statewide to eligible children under the age of 19, in households with income at or below 200% Federal Poverty Level (FPL). The KidsCare II program has the same benefits and premium requirements as KidsCare I, however household income limits cannot be greater than 175% FPL.

State-Only

State-Only Transplants: Title XIX individuals, for whom medical necessity for a transplant has been established and who subsequently lose Title XIX eligibility may become eligible for and select one of two extended eligibility options as specified in A.R.S. §36-2907.10 and A.R.S. §36-2907.11. The extended eligibility is authorized only for those individuals who have met all of the following conditions:

1.	The individual has been determined ineligible for Title XIX due to excess income;

2.	The individual had been placed on a donor waiting list before eligibility expired; and

3.	The individual has entered into a contractual arrangement with the transplant facility to pay the amount of income which is in excess of the eligibility income standards (referred to as transplant share of cost).

The following options for extended eligibility are available to these members:

Option 1: Extended eligibility is for one 12-month period immediately following the loss of AHCCCS eligibility. The member is eligible for all AHCCCS covered services as long as they continue to be medically eligible for a transplant. If determined medically ineligible for a transplant at any time during the period, eligibility will terminate at the end of the calendar month in which the determination is made.

Option 2: The member loses AHCCCS eligibility but maintains transplant candidacy status as long as medical eligibility for a transplant is maintained. At the time that the transplant is scheduled to be performed the transplant candidate will reapply and will be re-enrolled with his/her previous Contractor to receive all covered transplant services. Option 2-eligible individuals are not eligible for any non-transplant related health care services from AHCCCS.

Eligibility for the various AHCCCS coverage groups is determined by one of the following agencies:

Social Security Administration (SSA)	SSA determines eligibility for the Supplemental Security Income (SSI) cash program. SSI cash recipients are automatically eligible for AHCCCS coverage.

Department of Economic Security (DES)	DES determines eligibility for families with children under section 1931 of the Social Security Act, pregnant women and

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SECTION D: ACUTE CARE PROGRAM REQUIREMENTS	Contract No. YH14-0001

children under SOBRA, the Adoption Subsidy Program, Title IV-E foster care children, Young Adult Transitional Insurance Program, and Title XIX Waiver Members (AHCCCS Care).

AHCCCS	AHCCCS determines eligibility for the SSI-Medical Assistance Only (SSI-MAO) groups, the Arizona Long Term Care System (ALTCS), the Children’s Rehabilitative Services (CRS), the Medicare Savings Programs, BCCTP, the Freedom to Work program, the Title XXI KidsCare program, and the State-Only Transplant program.

3.	ENROLLMENT AND DISENROLLMENT

AHCCCS Acute Care members are enrolled with the Contractor in accordance with the rules set forth in 9 A.A.C. 22 Article 17, and 9 A.A.C. 31 Articles 3 and 17. AHCCCS has the exclusive authority to enroll and disenroll members. The Contractor shall not disenroll any member for any reason unless directed to do so by AHCCCS [42 CFR 438.56(d)(5)(iii)]. The Contractor may request AHCCCS to change the member’s enrollment in accordance with ACOM Policy 401. The Contractor may not request disenrollment because of an adverse change in the enrollee’s health status, nor because of the enrollee’s utilization of medical services, diminished mental capacity, or uncooperative or disruptive behavior resulting from his or her special needs. An AHCCCS member may request disenrollment from the Contractor for cause at any time. Please refer to ACOM Policy 401.

AHCCCS will disenroll the member from the Contractor when:

•	The member becomes ineligible for the AHCCCS program;

•	In limited situations when the member moves out of the Contractor’s service areas;

•	The member changes Contractors during the member’s open enrollment/annual enrollment choice period;

•	The Contractor does not, because of moral or religious objections, cover the service the member seeks unless the Contractor offered a solution that was accepted by AHCCCS in accordance with the requirements in Section D, Paragraph 10, Scope of Services;

•	The member is approved for a Contractor change through ACOM Policy 401 [42 CFR 438.56]; or

•	The member is eligible to transition to another AHCCCS program.

Members may submit plan change requests to the Contractor or AHCCCS. A denial of any plan change request must include a description of the member’s right to appeal the denial.

Member Choice of Contractor: AHCCCS members eligible for services covered under this contract have a choice of available Contractors, except those populations described below.

a.	Previously enrolled members who have been disenrolled for less than 90 days will be automatically enrolled with the same Contractor, if still available.

b.	Women who become eligible for the SOBRA Family Planning Extension Program will remain assigned to their current Contractor.

c.	Members residing in a Geographic Service Area where only one Contractor is available will be automatically enrolled with that Contractor and will be given a choice of PCPs.

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AHCCCS members eligible under this contract who become eligible for another AHCCCS program will be enrolled as follows:

a.	Members eligible for Children’s Rehabilitative Services will be enrolled in the statewide integrated Contractor, unless they choose to use private insurance for the CRS covered condition.

b.	Adult members in Maricopa County with Serious Mental Illness will be enrolled in the Maricopa Integrated RBHA (upon implementation).

c.	Children in State custody will be enrolled in CMDP.

Members who do not choose a Contractor prior to AHCCCS being notified of their eligibility are automatically assigned to a Contractor based on re-enrollment rules, family continuity, or the auto-assignment algorithm. If a member is auto-assigned, AHCCCS sends a Choice Notice to the member and allows the member 30 days to choose a different Contractor. See Section D, Paragraph 6, Auto-Assignment Algorithm, for further explanation.

The effective date of enrollment for a new Title XIX member with the Contractor is the day AHCCCS takes the enrollment action. The Contractor is responsible for payment of medically necessary covered services retroactive to the member’s beginning date of eligibility, as reflected in PMMIS.

The effective date of enrollment for a Title XXI member will be the first day of the th month following notification to the Contractor. In the event that eligibility is determined on or after the 25th day of the month, eligibility will begin on the first day of the second month following the determination.

Prior Period Coverage: AHCCCS provides prior period coverage for the period of time prior to the Title XIX member’s enrollment during which the member is eligible for covered services. Prior Period Coverage refers to the time frame from the effective date of eligibility to the day the member is enrolled with the Contractor. The Contractor receives notification from AHCCCS of the member’s enrollment. The Contractor is responsible for payment of all claims for medically necessary covered services, excluding most behavioral health services, provided to members during prior period coverage. This may include services provided prior to the contract year and in a Geographic Service Area where the Contractor was not contracted at the time of service delivery.

Newborns: Newborns born to AHCCCS eligible mothers enrolled at the time of the child’s birth will be enrolled with the mother’s Contractor (except as noted in the following paragraph), when newborn notification is received by AHCCCS. The Contractor is responsible for notifying AHCCCS of a child’s birth to an enrolled member. Capitation for the newborn will be retroactive to the date of birth if notification is received no later than one day from the date of birth. In all other circumstances, capitation for the newborn will begin on the date notification is received by AHCCCS. The effective date of AHCCCS eligibility for the newborn will be the newborn’s date of birth, and the Contractor is responsible for all covered services to the newborn, whether or not AHCCCS has received notification of the child’s birth. AHCCCS is available to receive notification 24 hours a day, seven days a week via the AHCCCS website. Each eligible mother of a newborn is sent a Choice notice advising her of her right to choose a different Contractor for her child; the date of the change will be the date of processing the request from the mother. If the mother does not request a change within 30 days, the child will remain with the mother’s Contractor.

Babies born to mothers enrolled in the Federal Emergency Services program (FES), the Integrated RBHA (upon implementation), CRS, or CMDP are auto-assigned to a Contractor. Mothers of these newborns are sent a Choice Notice advising them of their right to choose a different Contractor for their children, which allows them 30 days to make a choice. In the event the mother chooses a different Contractor, AHCCCS will recoup all capitation paid to the originally assigned Contractor and the baby will be enrolled retroactive to the date of birth with the second Contractor. The second Contractor will receive prior period capitation from the date of birth to the day before assignment and prospective capitation from the date of assignment forward. The second Contractor will be responsible for all covered services to the newborn from date of birth.

Enrollment Guarantees: Upon initial capitated enrollment as a Title XIX-eligible member, the member is guaranteed a minimum of five full months of continuous enrollment. Upon initial capitated enrollment as a Title XXI-eligible member, the member is guaranteed a minimum of 12 full months of continuous enrollment.

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The enrollment guarantee is a one-time benefit. If a member changes from one Contractor to another within the enrollment guarantee period, the remainder of the guarantee period applies to the new Contractor. AHCCCS rules at 9 A.A.C 22 Article 17, and 9 A.A.C. 31 Article 3, describe other reasons for which the enrollment guarantee may not apply.

American Indians: American Indians, on- or off-reservation, may choose to receive services from Indian Health Service (IHS), a 638 tribal facility or any available Contractor. If a choice is not made prior to AHCCCS being notified of their eligibility, American Indian Title XIX members living on-reservation will be assigned to the AHCCCS American Indian Health Program (AIHP) as FFS members. American Indian Title XIX members living off-reservation who do not make a Contractor choice will be assigned to an available Contractor using the AHCCCS protocol for family continuity and the auto-assignment algorithm. The designation of a zip code as a ‘reservation zip code’, not the physical location of the residence, is the factor that determines whether a member is considered on or off-reservation for these purposes. Further, if the member resides in a zip code that contains land on both sides of a reservation boundary and the zip code is assigned as off-reservation, the physical location of the residence does not change the off-reservation designation for the member. American Indian Title XXI members may change from AHCCCS AIHP FFS to a Contractor or from a Contractor to AHCCCS AIHP FFS at any time.

4.	ANNUAL AND OPEN ENROLLMENT CHOICE

AHCCCS conducts an Annual Enrollment Choice (AEC) for members on their annual anniversary date [42 CFR 438.56(c)(2)(ii)]. During AEC, members may change Contractors subject to the availability of other Contractors within their GSA. AHCCCS provides enrollment and other information required by Medicaid Managed Care Regulations 60 days prior to the member’s AEC date. The member may choose a new Contractor by contacting AHCCCS to complete the enrollment process. If the member does not participate in the AEC, no change of Contractor will be made (except for approved changes under ACOM Policy 401) during the new anniversary year. This holds true if a Contractor’s contract is renewed and the member continues to live in a Contractor’s service area. The Contractor shall comply with ACOM Policy 402, and the AMPM.

AHCCCS may hold an open enrollment in any GSA or combination of GSAs as deemed necessary.

5.	RESERVED

6.	AUTO-ASSIGNMENT ALGORITHM

Members who do not exercise their right to choose and do not have family continuity are assigned to a Contractor through an auto-assignment algorithm. The algorithm is a mathematical formula used to distribute members to the various Contractors in a manner that is predictable and consistent with AHCCCS goals.

Assignment by the algorithm applies to the following members who do not exercise their right to choose a Contractor within the prescribed time limits:

1.	New members and members re-enrolling outside the 90-day re-enrollment window.

2.	Members enrolled with a Contractor that is not available after the member moves to a new geographic service area (GSA).

3.	Infants born to a mother who is enrolled with the Maricopa County Integrated RBHA (upon implementation) and diagnosed as Seriously Mentally Ill (SMI) and who has no family continuity with an AHCCCS Acute Care Contractor in Maricopa County.

4.	Members who were enrolled with the Maricopa County Integrated RBHA (upon implementation) and diagnosed as SMI but who have been determined to no longer qualify as SMI and who do not have family continuity with an AHCCCS Acute Care Contractor in Maricopa County.

5.	Members who are disenrolled from the CRS Contractor and who do not have family continuity with an AHCCCS Acute Care Contractor.

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Once auto-assigned, AHCCCS sends a Choice notice to the member, allowing the member 30 days to choose a different Contractor from the auto-assigned Contractor.

AHCCCS may change the algorithm at any time during the term of the contract in response to Contractor-specific issues (e.g. imposition of an enrollment cap) or in the best interest of the AHCCCS Program and/or the State.

Maximum Enrollment: A Contractor in Maricopa or Pima County will no longer be eligible for auto assignment of members once the Contractor’s membership reaches 45% of the County’s total enrollment. Member choices will not be impacted by the auto assignment algorithm freeze.

For further details on the AHCCCS Auto-Assignment Algorithm, refer to ACOM Policy 314.

7.	AHCCCS MEMBER IDENTIFICATION CARDS

The Contractor is responsible for the production, distribution and costs of AHCCCS member identification cards and the AHCCCS Notice of Privacy Practices in accordance with ACOM Policy 433. See also Attachment F3, Contractor Chart of Deliverables.

8.	MAINSTREAMING OF AHCCCS MEMBERS

To ensure mainstreaming of AHCCCS members, the Contractor shall take affirmative action so that members are provided covered services without regard to payer source, race, color, creed, gender, religion, age, national origin (to include those with limited English proficiency), ancestry, marital status, sexual preference, genetic information, or physical or mental illnesses. The Contractor must take into account a member’s literacy and culture when addressing members and their concerns, and must take reasonable steps to ensure subcontractors to do the same. The Contractor must also make interpreters, including assistance for the visual- or hearing-impaired, available to members at no cost to ensure appropriate delivery of covered services.

Examples of prohibited practices include, but are not limited to, the following, in accordance with 42 CFR 438.6(f):

a.	Denying or not providing a member any covered service or access to an available facility;

b.	Providing to a member any medically necessary covered service which is different, or is provided in a different manner or at a different time from that provided to other members, other public or private patients or the public at large, except where medically necessary;

c.	Subjecting a member to segregation or separate treatment in any manner related to the receipt of any covered service; restricting a member in any way in his or her enjoyment of any advantage or privilege enjoyed by others receiving any covered service; and

d.	Assigning times or places for the provision of services on the basis of the race, color, creed, religion, age, gender, national origin, ancestry, marital status, sexual preference, income status, AHCCCS membership, or physical or mental illnesses of the participants to be served.

If the Contractor knowingly executes a subcontract with a provider with the intent of allowing or permitting the subcontractor to implement barriers to care (i.e. the terms of the subcontract act to discourage the full utilization of services by some members) the Contractor will be in default of its contract.

If the Contractor identifies a problem involving discrimination by one of its providers, it shall promptly intervene and require a corrective action plan from the provider. Failure to take prompt corrective measures may place the Contractor in default of its contract.

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9.	TRANSITION ACTIVITIES

Member Transition: The Contractor shall comply with the AMPM and the ACOM standards for member transitions between Contractors or Geographical Service Areas (GSAs), Children’s Rehabilitative Services (CRS), the Comprehensive Medical and Dental Program (CMDP), or to the Arizona Long Term Care System (ALTCS) Contractor, and upon termination or expiration of a contract. The Contractor shall develop and implement policies and procedures which include but are not limited to:

a.	Members with significant medical conditions such as, a high-risk pregnancy or pregnancy within the last trimester, the need for organ or tissue transplantation, chronic illness resulting in hospitalization or nursing facility placement, etc.;

b.	Members who are receiving ongoing services such as dialysis, home health, chemotherapy and/or radiation therapy, or who are hospitalized at the time of transition;

c.	Members who have conditions requiring ongoing monitoring or screening such as elevated blood lead levels and members who were in the Neonatal Intensive Care Unit (NICU) after birth;

d.	Members who frequently contact AHCCCS, State and local officials, the Governor’s Office and/or the media;

e.	Members who have received prior authorization for services such as scheduled surgeries, post-surgical follow-up visits, out-of-area specialty services, or nursing home admission;

f.	Continuing prescriptions, Durable Medical Equipment (DME) and medically necessary transportation ordered for the transitioning member by the relinquishing Contractor; and

g.	Medical records of the transitioning member (the cost, if any, of reproducing and forwarding medical records shall be the responsibility of the relinquishing AHCCCS Contractor).

The Contractor shall designate a person with appropriate training and experience to act as the Transition Coordinator. This staff person shall interact closely with the AHCCCS transition staff and staff from other Contractors to ensure a safe, timely, and orderly transition.

A new Contractor who receives members from another Contractor as a result of a contract award shall ensure a smooth transition for members by continuing previously approved prior authorizations for 30 days after the member transition unless mutually agreed to by the member or member’s representative.

When relinquishing members, the Contractor is responsible for timely notification to the receiving Contractor regarding pertinent information related to any special needs of transitioning members. When receiving a transitioning member with special needs, the Contractor is responsible for coordinating care with the relinquishing Contractor in order that services are not interrupted, and for providing the new member with Contractor and service information, emergency numbers and instructions about how to obtain services. See ACOM Policy 402 and AMPM Chapter 500.

Contract Termination: In the event that the contract or any portion thereof is terminated for any reason, or expires, the Contractor shall assist AHCCCS in the transition of its members to other Contractors. In addition, AHCCCS reserves the right to extend the term of the contract on a month-to-month basis to assist in any transition of members. AHCCCS may discontinue enrollment of new members with the Contractor three months prior to the contract termination date. The Contractor shall make provisions for continuing all management and administrative services until the transition of all members is completed and all other requirements of this contract are satisfied. The Contractor shall submit a detailed plan to AHCCCS for approval regarding the transition of members in the event of contract expiration or termination. The name and title of the Contractor’s transition coordinator shall be included in the transition plan. The Contractor shall be responsible for providing all reports set forth in this contract and necessary for the transition process, and shall be responsible for the following [42 CFR 438.610(c)(3); 42 CFR 434.6(a)(6)]:

a.	Notifying subcontractors and members;

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SECTION D: ACUTE CARE PROGRAM REQUIREMENTS	Contract No. YH14-0001

b.	Paying all outstanding obligations for medical care rendered to members until AHCCCS is satisfied that the Contractor has paid all such obligations. The Contractor shall provide a monthly claims aging report including IBNR amounts (due the 15th day of the month, for the prior month);

c.	Providing Quarterly and Audited Financial Statements up to the date of contract termination. The financial statement requirement will not be absolved without an official release from AHCCCS;

d.	Continuing encounter reporting until all services rendered prior to contract termination have reached adjudicated status and data validation of the information has been completed, as communicated by a letter of release from AHCCCS;

e.	Cooperating with reinsurance audit activities on prior contract years until release has been granted by AHCCCS;

f.	Cooperating with AHCCCS to complete and finalize any open reconciliations, until release has been granted by AHCCCS. AHCCCS will work to complete any pending reconciliations as timely as can be completed, allowing for appropriate lag time for claims run-out and/or changes to be entered into the system;

g.	Submitting quarterly Quality Management and Medical Management reports as required by Section D, Paragraphs 23, Quality Management, and 24, Medical Management, as appropriate to provide AHCCCS with information on services rendered up to the date of contract termination. This will include quality of care (QOC) concern reporting based on the date of service;

h.	Participating in and closing out Performance Measures and Performance Improvement Projects as requested by AHCCCS;

i.	Maintaining a Performance Bond in accordance with Section D, Paragraph 46, Performance Bond or Bond Substitute. A formal request to release the performance bond, as well as a balance sheet, must be submitted when appropriate;

j.	Indemnifying AHCCCS for any claim by any third party against the State or AHCCCS arising from the Contractor’s performance of this contract and for which the Contractor would otherwise be liable under this contract;

k.	Returning to AHCCCS, any funds advanced to the Contractor for coverage of members for periods after the date of termination. Funds must be returned to AHCCCS within 30 days of termination of the contract;

l.	Providing a monthly accounting of Member Grievances and Claim Disputes and their disposition; and

m.	Preserving and making available all records for a period of five years from the date of final payment under contract. Records covered under HIPAA must be preserved and made available for six years per 45 CFR 164.530(j)(2).

The above list is not exhaustive and additional information may be requested to ensure that all operational and reporting requirements have been met. Any dispute by the Contractor, with respect to termination or suspension of this contract by AHCCCS, shall be exclusively governed by the provisions of Section E, Contract Terms and Conditions, Paragraph 19, Disputes.

10.	SCOPE OF SERVICES

The Contractor shall provide covered services to AHCCCS members in accordance with all applicable Federal and State laws, regulations and policies, including those listed by reference in attachments and this contract. The services are described in detail in AHCCCS rules R9-22 Article 2, the AHCCCS Medical Policy Manual (AMPM) and the AHCCCS Contractor Operations Manual (ACOM), all of which are incorporated herein by reference, and may be found on the AHCCCS website [42 CFR 400(a)(1)]. To be covered, services must be medically necessary and cost effective. The covered services are briefly described below. Except for annual well woman exams, behavioral health and children’s dental services, and consistent with the terms of the demonstration, covered services must be provided by or coordinated with a primary care provider.

The Contractor must ensure the coordination of services it provides with services the member receives from other entities, including behavioral health services the member receives through an ADHS/RBHA provider. The Contractor shall ensure that, in the process of coordinating care, each member’s privacy is protected in

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accordance with the privacy requirements including, but not limited to, 45 CFR Parts 160 and 164, Subparts A and E, and Arizona statute, to the extent that they are applicable [42 CFR 438.208 (b)(2) and (b)(4) and 438.224].

Services must be rendered by providers that are appropriately licensed or certified, operating within their scope of practice, and registered as an AHCCCS provider. The Contractor shall provide the same standard of care for all members, regardless of the member’s eligibility category. The Contractor shall ensure that the services are sufficient in amount, duration and scope to reasonably be expected to achieve the purpose for which the services are furnished [42 CFR 434.6(a)(4)]. The Contractor shall not arbitrarily deny or reduce the amount, duration, or scope of a required service solely because of diagnosis, type of illness, or condition of the member. The Contractor may place appropriate limits on a service on the basis of criteria such as medical necessity; or for utilization control, provided the services furnished can reasonably be expected to achieve their purpose [42 CFR 438.210(a)(3); 42 CFR 438.210(a)(4)].

Moral or Religious Objections

The Contractor must notify AHCCCS if, on the basis of moral or religious grounds, it elects to not provide or reimburse for a covered service. The Contractor may propose a solution to allow members’ access to the services. AHCCCS does not intend to offer the services on a fee-for-service basis to the Contractor’s enrollees. If AHCCCS does not approve the Contractor’s proposed solution, AHCCCS will disenroll members who are seeking these services from the Contractor and assign them to another Contractor [42 CFR 438.56]. That proposal must:

•	Be submitted to AHCCCS in writing prior to entering into a contract with AHCCCS or at least 60 days prior to the intended effective date of the change in the scope of services based on moral or religious grounds;

•	Place no financial or administrative burden on AHCCCS;

•	Place no significant burden on members’ access to the services;

•	Be accepted by AHCCCS in writing; and

•	Acknowledge an adjustment to capitation, depending on the nature of the proposed solution.

If AHCCCS approves the Contractor’s proposed solution for its members to access the services, the Contractor must notify members how to access these services when directed by AHCCCS. The notification and policy must be consistent with the provisions of 42 CFR 438.10, must be provided to newly assigned members within 12 days of enrollment, and must be provided to all current members at least 30 days prior to the effective date of the approved policy [42 CFR 438.102(a)(2) and (b)(1)].

Authorization of Services

The Contractor shall have in place and follow written policies and procedures for the processing of requests for initial and continuing authorizations of services. The Contractor shall have mechanisms in place to ensure consistent application of review criteria for authorization decisions. Any decision to deny a service authorization request or to authorize a service in an amount, duration or scope that is less than requested, shall be made by a health care professional who has appropriate clinical expertise in treating the member’s condition or disease [42 CFR 438.210(b)].

Notice of Action

The Contractor shall notify the requesting provider and give the member written notice of any decision by the Contractor to deny, reduce, suspend or terminate a service authorization request, or to authorize a service in an amount, duration, or scope that is less than requested [42 CFR 438.400(b)]. The notice shall meet the requirements of 42 CFR 438.404, AHCCCS rules and ACOM Policy 414. The notice to the provider must also be in writing as specified in Attachment F1, Enrollee Grievance System Standards of this contract [42 CFR 438.210(c)]. The Contractor must comply with all decision timelines outlined in ACOM Policy 414.

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The Contractor shall ensure that its providers, acting within the lawful scope of their practice are not prohibited or otherwise restricted from advising or advocating, on behalf of a member who is his or her patient, for [42 CFR 438.102]:

a.	The member’s health status, medical care or treatment options, including any alternative treatment that may be self-administered [42 CFR 438.100(b)(2)];

b.	Any information the member needs in order to decide among all relevant treatment options;

c.	The risks, benefits, and consequences of treatment or non-treatment; and,

d.	The member’s right to participate in decisions regarding his or her behavioral health care, including the right to refuse treatment, and to express preferences about future treatment decisions [42 CFR 438.100(b)(2)(iv)].

Covered Services

Please refer to the AHCCCS Medical Policy Manual (AMPM) for a comprehensive list of Covered Services.

Ambulatory Surgery: The Contractor shall provide surgical services for either emergency or scheduled surgeries when provided in an ambulatory or outpatient setting, such as a freestanding surgical center or a hospital-based outpatient surgical setting.

American Indian Health Program (AIHP): The AHCCCS, Division of Fee For Service Management (DFSM) will reimburse claims for acute care services that are medically necessary, and are provided to Title XIX members enrolled with the Contractor by an IHS or a tribal 638 facility, eligible for 100% Federal reimbursement, when the member is eligible to receive services through an IHS or a tribally operated 638 program. Encounters for Title XIX services billed by an IHS or tribal facilities will not be accepted by AHCCCS or considered in capitation rate development.

The Contractor is responsible for reimbursement to IHS or tribal facilities for services provided to Title XXI American Indian members enrolled with the Contractor. The Contractor may choose to subcontract with an IHS or 638 tribal facility as part of its provider network for the delivery of Title XXI covered services. Expenses incurred by the Contractor for Title XXI services billed by an IHS or a 638 tribal facility shall be encountered and considered in capitation rate development.

Anti-hemophilic Agents and Related Services: The Contractor shall provide services for the treatment of hemophilia and Von Willebrand’s disease. See Section D, Paragraph 57, Reinsurance.

Audiology: The Contractor shall provide medically necessary audiology services to evaluate hearing loss for all members, on both an inpatient and outpatient basis. Hearing aids are covered only for members under the age of 21 receiving EPSDT services.

Behavioral Health: The Contractor shall provide behavioral health services as described in Section D, Paragraph 12, Behavioral Health Services.

Children’s Rehabilitative Services (CRS): The CRS program is administered by AHCCCS utilizing a CRS Contractor for children with special health care needs who meet CRS eligibility criteria. The CRS Contractor provides various combinations of acute, behavioral health and specialty CRS services for these children. The Contractor shall refer children to AHCCCS Division of Member Services (DMS) who are potentially eligible for services related to CRS-covered conditions, as specified in R9-22 Article 13, and A.R.S. Title 36. See ACOM Policy 426 for the processes used to accept and process referrals to the CRS Program. In addition, the Contractor shall notify the member when a referral to CRS has been made. The Contractor is responsible for care of members until those members are determined eligible for CRS by AHCCCS, Division of Member Services. In addition, the Contractor is responsible for CRS covered services for CRS-eligible members unless and until the Contractor has received confirmation from AHCCCS that the member has transitioned to the CRS Contractor. For more detailed information regarding eligibility criteria, referral practices, and Contractor-CRS coordination issues, refer to the AHCCCS Medical Policy Manual (AMPM) and the AHCCCS Contractor’s Operation Manual (ACOM) located on the AHCCCS website.

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A member with private insurance is not required to utilize CRS. This includes members with Medicare whether they are enrolled in Medicare FFS or a Medicare Managed Care Plan. If the member uses a private insurance network for a CRS covered condition, the Contractor is responsible for all applicable deductibles and copayments. When private insurance or Medicare is exhausted, or certain annual or lifetime limits are reached with respect to the CRS covered conditions, the Contractor shall refer the member to DMS for determination of eligibility. If the member with private insurance or Medicare chooses to enroll with CRS, CRS becomes the secondary payer responsible for all applicable deductibles and copayments. The Contractor is not responsible to provide services in instances when a member with a CRS covered condition has no primary insurance or Medicare, refuses to participate in the CRS application process, or refuses to receive CRS covered services through the CRS program. The member may be billed by the provider in accordance with AHCCCS regulations regarding billing for unauthorized services.

Chiropractic Services: The Contractor shall provide chiropractic services to members under age 21 when prescribed by the member’s PCP and approved by the Contractor in order to ameliorate the member’s medical condition. For Qualified Medicare Beneficiaries, regardless of age, Medicare approved chiropractic services shall be covered subject to limitations specified in 42 CFR 410.21.

Dialysis: The Contractor shall provide medically necessary dialysis, supplies, diagnostic testing and medication for all members when provided by Medicare-certified hospitals or Medicare-certified end stage renal disease (ESRD) providers. Services may be provided on an outpatient basis or on an inpatient basis if the hospital admission is not solely to provide chronic dialysis services.

Early and Periodic Screening, Diagnostic and Treatment (EPSDT): The Contractor shall provide comprehensive health care services through primary prevention, early intervention, diagnosis and medically necessary treatment to correct or ameliorate defects and physical or mental illnesses discovered by the screenings for members under age 21. The Contractor shall ensure that these members receive required health screenings, including developmental and behavioral health screenings, in compliance with the AHCCCS EPSDT Periodicity Schedule, and the AHCCCS Dental Periodicity Schedule (Exhibit 430-1 & 430-1A in the AMPM).

The Contractor shall ensure the initiation and coordination of a referral as indicated on the EPSDT forms received, to the T/RBHA system for members in need of behavioral health services. The Contractor shall have processes in place to follow up with the T/RBHA to monitor whether members have received these EPSDT services. The Contractor will ensure the coordination of referrals and follow-up collaboration, as necessary, for members identified by the T/RBHA as needing acute care services.

Early Detection Health Risk Assessment, Screening, Treatment and Primary Prevention: The Contractor shall provide health care services through screening, diagnostic and medically necessary treatment for members 21 years of age and older. These services include, but are not limited to, screening and treatment for hypertension; elevated cholesterol; colon cancer; sexually transmitted diseases; tuberculosis; HIV/AIDS; breast cancer, cervical cancer; and prostate cancer. Nutritional assessment and treatment are covered when medically necessary to meet the needs of members who may have a chronic debilitating disease. Physical examinations, diagnostic work-ups and medically necessary immunizations are also covered as specified in R9-22-205.

Emergency Services: The Contractor shall provide emergency services per the following:

a.

Emergency services facilities adequately staffed by qualified medical professionals to provide pre-hospital, emergency care on a 24-hour-a-day, seven-day-a-week basis, for an emergency medical condition as defined by R9-22 Article 1. Emergency medical services are covered without prior authorization. The Contractor is

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encouraged to contract with emergency service facilities for the provision of emergency services. The Contractor shall be responsible for educating members and providers regarding appropriate utilization of emergency room services including behavioral health emergencies. The Contractor shall monitor emergency service utilization (by both provider and member) and shall have guidelines for implementing corrective action for inappropriate utilization. For utilization review, the test for appropriateness of the request for emergency services shall be whether a prudent layperson, similarly situated, would have requested such services. For the purposes of this contract, a prudent layperson is a person who possesses an average knowledge of health and medicine.

b.	All medical services necessary to rule out an emergency condition; and

c.	Emergency transportation.

Per the Medicaid Managed Care regulations, 42 CFR 438.114, 422.113, 422.133 the following conditions apply with respect to coverage and payment of emergency services:

The Contractor must cover and pay for emergency services regardless of whether the provider that furnishes the service has a contract with the Contractor.

The Contractor may not deny payment for treatment obtained under either of the following circumstances:

a.	A member had an emergency medical condition, including cases in which the absence of medical attention would not have resulted in the outcomes identified in the definition of emergency medical condition under 42 CFR 438.114.

b.	A representative of the Contractor (an employee or subcontracting provider) instructs the member to seek emergency medical services.

Additionally, the Contractor may not:

a.	Limit what constitutes an emergency medical condition as defined in 42 CFR 438.114, on the basis of lists of diagnoses or symptoms.

b.	Refuse to cover emergency services based on the failure of the emergency room provider, hospital, or fiscal agent to notify the Contractor of the member’s screening and treatment within 10 calendar days of presentation for emergency services. Claims submission by the hospital within 10 calendar days of the member’s presentation for the emergency services constitutes notice to the Contractor. This notification stipulation is only related to the provision of emergency services.

c.	Require notification of Emergency Department treat and release visits as a condition of payment unless the plan has prior approval from AHCCCS.

A member who has an emergency medical condition may not be held liable for payment of subsequent screening and treatment needed to diagnose the specific condition or stabilize the patient.

The attending emergency physician, or the provider actually treating the member, is responsible for determining when the member is sufficiently stabilized for transfer or discharge, and such determination is binding on the Contractor responsible for coverage and payment. The Contractor shall comply with Medicaid Managed Care guidelines regarding the coordination of post-stabilization care.

For additional information and requirements regarding emergency services, refer to AHCCCS rules R9-22-201 et seq. and 42 CFR 438.114.

Family Planning: The Contractor shall provide family planning services in accordance with the AMPM, and consistent with the terms of the demonstration, for all members who choose to delay or prevent pregnancy. These include medical, surgical, pharmacological and laboratory services, as well as contraceptive devices. Information and counseling, which allow members to make informed decisions regarding family planning methods, are also included. If the Contractor does not provide family planning services, it must contract for

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these services through another health care delivery system or have an approved alternative in place, or AHCCCS will disenroll members who are seeking these services from the Contractor and assign them to another Contractor.

The Contractor shall provide services to members enrolled in the SOBRA Family Planning Extension Program, a program that provides family planning services only, for a maximum of two consecutive 12-month periods, to women whose SOBRA eligibility has terminated. The Contractor is responsible for notifying AHCCCS when a SOBRA woman is sterile in order to ensure that the member is not enrolled in the SOBRA Family Planning Extension Program R9-22-1431. Notification should be made at the time the newborn is reported or after the sterilization procedure is completed.

Foot and Ankle Services:

Children: The Contractor shall provide foot and ankle services for members under the age of 21 to include bunionectomies, casting for the purpose of constructing or accommodating orthotics, medically necessary orthopedic shoes that are an integral part of a brace, and medically necessary routine foot care for patients with a severe systemic disease that prohibits care by a non-professional person.

Adults: The Contractor shall provide foot and ankle care services to include wound care, treatment of pressure ulcers, fracture care, reconstructive surgeries, and limited bunionectomy services. Medically necessary routine foot care services are only available for members with a severe systemic disease that prohibits care by a non-professional person as described in the AMPM. Services are not covered for members 21 years of age and older, when provided by a podiatrist or podiatric surgeon.

Home and Community Based Services (HCBS): Assisted living facility, alternative residential setting, or Home and Community Based Services (HCBS) as defined in R9-22 Article 2, and R9-28 Article 2 that meet the provider standards described in R9-28 Article 5, and subject to the limitations set forth in the AMPM. These services are covered in lieu of a nursing facility.

Home Health: This service shall be provided under the direction of a physician to prevent hospitalization or institutionalization and may include nursing, therapies, supplies and home health aide services. It shall be provided on a part-time or intermittent basis.

Hospice: These services are covered for members who are certified by a physician as being terminally ill and having six months or less to live. See the AMPM for details on covered hospice services.

Hospital: Inpatient services include semi-private accommodations for routine care, intensive and coronary care, surgical care, obstetrics and newborn nurseries, and behavioral health emergency/crisis services. If the member’s medical condition requires isolation, private inpatient accommodations are covered. Nursing services, dietary services and ancillary services such as laboratory, radiology, pharmaceuticals, medical supplies, blood and blood derivatives, etc. are also covered. Outpatient hospital services include any of the above services which may be appropriately provided on an outpatient or ambulatory basis (i.e., laboratory, radiology, therapies, ambulatory surgery, etc.). Observation services may be provided on an outpatient basis, if determined reasonable and necessary to decide whether the member should be admitted for inpatient care. Observation services include the use of a bed and periodic monitoring by hospital nursing staff and/or other staff to evaluate, stabilize or treat medical conditions of a significant degree of instability and/or disability. Refer to the AMPM for limitations on hospital stays.

Immunizations: The Contractor shall provide medically necessary immunizations for adults 21 years of age and older. Refer to the AMPM for current immunization requirements. The Contractor is required to meet specific immunization rates for members under the age of 21, which are described in Section D, Paragraph 23, Quality Management and Performance Improvement.

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Incontinence Briefs: In general, incontinence briefs (diapers) are not covered unless medically necessary to treat a medical condition. For AHCCCS members over three years of age and under 21 years of age incontinence briefs, including pull-ups, are covered to prevent skin breakdown and to enable participation in social community, therapeutic, and educational activities under limited circumstances. See R9-22-212 and AMPM Chapter 400.

Laboratory: Laboratory services for diagnostic, screening and monitoring purposes are covered when ordered by the member’s PCP, other attending physician or dentist, and provided by a Clinical Laboratory Improvement Act (CLIA) approved free-standing laboratory or hospital laboratory, clinic, physician office or other health care facility laboratory.

Upon written request, the Contractor may obtain laboratory test data on members from a laboratory or hospital-based laboratory subject to the requirements specified in A.R.S. §36-2903(Q) and (R). The data shall be used exclusively for quality improvement activities and health care outcome studies required and/or approved by AHCCCS.

Maternity: The Contractor shall provide pregnancy identification, prenatal care, treatment of pregnancy related conditions, labor and delivery services, and postpartum care for members. Services may be provided by physicians, physician assistants, nurse practitioners, certified nurse midwives, or licensed midwives. Members may select or be assigned to a PCP specializing in obstetrics while they are pregnant. Members anticipated to have a low-risk delivery, may elect to receive labor and delivery services in their home from their maternity provider if this setting is included in the allowable settings for the Contractor, and the Contractor has providers in its network that offer home labor and delivery services. Members anticipated to have a low-risk prenatal course and delivery may elect to receive maternity services of prenatal care, labor and delivery and postpartum care provided by certified nurse midwives or licensed midwives, if they are in the Contractor’s provider network. Members receiving maternity services from a certified nurse midwife or a licensed midwife must also be assigned to a PCP for other health care and medical services. A certified nurse midwife may provide those primary care services that they are willing to provide and that the member elects to receive from the certified nurse midwife. Members receiving care from a certified nurse midwife may also elect to receive some or all her primary care from the assigned PCP. Licensed midwives may not provide any additional medical services as primary care is not within their scope of practice.

The Contractor shall allow women and their newborns to receive up to 48 hours of inpatient hospital care after a routine vaginal delivery and up to 96 hours of inpatient care after a cesarean delivery. The attending health care provider, in consultation with the mother, may discharge the mother or newborn prior to the minimum length of stay. A normal newborn may be granted an extended stay in the hospital of birth when the mother’s continued stay in the hospital is beyond the 48 or 96 hour stay. However, for payment purposes, inpatient limits will apply to the extent consistent with EPSDT.

The Contractor shall inform all assigned AHCCCS pregnant women of voluntary prenatal testing and the availability of medical counseling if the test is positive. The Contractor shall provide information in the Member Handbook and annually in the member newsletter, to encourage pregnant women to be tested and instructions about where to be tested. Semi-annually, the Contractor shall report to AHCCCS, Division of Health Care Management (DHCM) the number of pregnant women who have been identified as HIV/AIDS-positive for each quarter during the contract year. This report is due as specified in Attachment F3, Contractors Chart of Deliverables.

Medical Foods: Medical foods are covered within limitations defined in the AMPM for members diagnosed with a metabolic condition included under the ADHS Newborn Screening Program and as specified in the AMPM. The medical foods, including metabolic formula and modified low protein foods, must be prescribed or ordered under the supervision of a physician.

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Medical Supplies, Durable Medical Equipment (DME), and Prosthetic Devices: These services are covered when prescribed by the member’s PCP, attending physician or practitioner, or by a dentist as described in the AMPM. Prosthetic devices must be medically necessary and meet criteria as described in the AMPM. For persons age 21 or older, AHCCCS will not pay for microprocessor controlled lower limbs and microprocessor controlled joints for lower limbs. Medical equipment may be rented or purchased only if other sources are not available which provide the items at no cost. The total cost of the rental must not exceed the purchase price of the item. Reasonable repairs or adjustments of purchased equipment are covered to make the equipment serviceable and/or when the repair cost is less than renting or purchasing another unit.

Nursing Facility: The Contractor shall provide services in nursing facilities, including religious non-medical health care institutions, for members who require short-term convalescent care not to exceed 90 days per contract year. In lieu of a nursing facility, the member may be placed in an assisted living facility, an alternative residential setting, or receive Home and Community Based Services (HCBS) as defined in R9-22 Article 2 and R9-28 Article 2 that meet the provider standards described in R9-28 Article 5, and subject to the limitations set forth in the AMPM.

Nursing facility services must be provided in a dually-certified Medicare/Medicaid nursing facility, which includes in the per-diem rate: nursing services; basic patient care equipment and sickroom supplies; dietary services; administrative physician visits; non-customized DME; necessary maintenance and rehabilitation therapies; over-the-counter medications; social, recreational and spiritual activities; and administrative, operational medical direction services. See Section D, Paragraph 41, Responsibility for Nursing Facility Reimbursement, for further details.

The Contractor shall notify the Assistant Director of the Division of Member Services, by Email, when a member has been residing in a nursing facility, alternative residential facility or receiving home and community based services for 45 days. This will allow AHCCCS time to follow-up on the status of the ALTCS application and to consider potential fee-for-service coverage, if the stay goes beyond the 90 day per contract year maximum. The notice should be sent via e-mail to HealthPlan45DayNotice@azahcccs.gov.

Notifications must include:

a.	Member Name

b.	AHCCCS ID

c.	Date of Birth

d.	Name of Facility

e.	Admission Date to the Facility

f.	Date the member will reach the 90 days

g.	Name of Contractor of enrollment

Nutrition: Nutritional assessments are conducted as a part of the EPSDT screenings for members under age 21, and to assist members 21 years of age and older whose health status may improve with over- and under-nutritional intervention. Assessment of nutritional status on a periodic basis may be provided as determined necessary, and as a part of the health risk assessment and screening services provided by the member’s PCP. Assessments may also be provided by a registered dietitian when ordered by the member’s PCP. AHCCCS covers nutritional therapy on an enteral, parenteral or oral basis, when determined medically necessary, according to the criteria specified in the AMPM, to provide either complete daily dietary requirements or to supplement a member’s daily nutritional and caloric intake.

Oral Health: The Contractor shall provide all members under the age of 21 years with all medically necessary dental services including emergency dental services, dental screening, preventive services, therapeutic services and dental appliances in accordance with the AHCCCS Dental Periodicity Schedule. The Contractor shall monitor compliance with the AHCCCS Dental Periodicity Schedule for dental screening services. The Contractor is required to meet specific utilization rates for members as described in Section D, Paragraph 23, Quality Management and Performance Improvement. The Contractor shall ensure that members are notified

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when dental screenings are due if the member has not been scheduled for a visit. If a dental screening is not received by the member, a second notice must be sent. Members under the age of 21 may request dental services without referral and may choose a dental provider from the Contractor’s provider network.

Pursuant to R9-22-207, for members who are 21 years of age and older, the Contractor shall cover medical and surgical services furnished by a dentist only to the extent such services may be performed under State law either by a physician or by a dentist. These services would be considered physician services if furnished by a physician. Limited dental services are covered for pre-transplant candidates and for members with cancer of the jaw, neck or head. See AMPM for specific details.

Orthotics: These services are covered for members under the age of 21 when prescribed by the member’s PCP, attending physician, or practitioner as described in the AMPM. Medical equipment may be rented or purchased only if other sources, which provide the items at no cost, are not available. The total cost of the rental must not exceed the purchase price of the item.

Reasonable repairs or adjustments of purchased equipment are covered for all members over and under the age of 21 to make the equipment serviceable and/or when the repair cost is less than renting or purchasing another unit. The component will be replaced if at the time authorization is sought documentation is provided to establish that the component is not operating effectively.

Physician: The Contractor shall provide physician services to include medical assessment, treatments and surgical services provided by licensed allopathic or osteopathic physicians.

Post-stabilization Care Services: Pursuant to R9-22-210 and 42 CFR 438.114, 422.113(c) and 422.133, the following conditions apply with respect to coverage and payment of emergency and of post-stabilization care services, except where otherwise noted in the contract:

The Contractor must cover and pay for post-stabilization care services without authorization, regardless of whether the provider that furnishes the service has a contract with the Contractor, for the following situations:

a.	Post-stabilization care services that were pre-approved by the Contractor;

b.	Post-stabilization care services were not pre-approved by the Contractor because the Contractor did not respond to the treating provider’s request for pre-approval within one hour after being requested to approve such care or could not be contacted for pre-approval;

c.	The Contractor representative and the treating physician cannot reach agreement concerning the member’s care and a Contractor physician is not available for consultation. In this situation, the Contractor must give the treating physician the opportunity to consult with a Contractor physician and the treating physician may continue with care of the patient until a Contractor physician is reached or one of the criteria in 42 CFR 422.113(c)(3) is met.

Pursuant to 42 CFR 422.113(c)(3), the Contractor’s financial responsibility for post-stabilization care services that have not been pre-approved ends when:

a.	A Contractor physician with privileges at the treating hospital assumes responsibility for the member’s care;

b.	A Contractor physician assumes responsibility for the member’s care through transfer;

c.	A Contractor representative and the treating physician reach an agreement concerning the member’s care; or

d.	The member is discharged.

Pregnancy Terminations: AHCCCS covers pregnancy termination if the pregnant member suffers from a physical disorder, physical injury, or physical illness, including a life endangering physical condition caused by or arising from the pregnancy itself, that would, as certified by a physician, place the member in danger of death unless the pregnancy is terminated, or the pregnancy is a result of rape or incest.

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The attending physician must acknowledge that a pregnancy termination has been determined medically necessary by submitting the Certificate of Necessity for Pregnancy Termination. This certificate must be submitted to the Contractor’s Medical Director and meet the requirements specified in the AMPM. The Certificate must certify that, in the physician’s professional judgment, one or more of the previously mentioned criteria have been met.

Prescription Medications: Medications ordered by a PCP, attending physician, dentist or other authorized prescriber and dispensed under the direction of a licensed pharmacist are covered subject to limitations related to prescription supply amounts, Contractor formularies and prior authorization requirements. An appropriate over-the-counter medication may be prescribed as defined in the AMPM when it is determined to be a lower-cost alternative to a prescription medication.

Medicare Part D: AHCCCS covers those drugs ordered by a PCP, attending physician, dentist or other authorized prescriber and dispensed under the direction of a licensed pharmacist subject to limitations related to prescription supply amounts, and the Contractor’s prior authorization requirements if they are excluded from Medicare Part D coverage. Medications that are covered by Part D, but are not on a specific Part D Health Plan’s formulary are not considered excluded drugs and will not be covered by AHCCCS. This applies to members who are enrolled in Medicare Part D or are eligible for Medicare Part D. See AMPM Chapter 300, Section 310-V.

Primary Care Provider (PCP): PCP services are covered when provided by a physician, physician assistant or nurse practitioner selected by, or assigned to, the member. The PCP provides primary health care and serves as a coordinator in referring the member for specialty medical services [42 CFR 438.208(b)]. The PCP is responsible for maintaining the member’s primary medical record, which contains documentation of all health risk assessments and health care services of which they are aware whether or not they were provided by the PCP.

Radiology and Medical Imaging: These services are covered when ordered by the member’s PCP, attending physician or dentist and are provided for diagnosis, prevention, treatment or assessment of a medical condition.

Rehabilitation Therapy: The Contractor shall provide occupational, physical and speech therapies. Therapies must be prescribed by the member’s PCP or attending physician for an acute condition and the member must have the potential for improvement due to the rehabilitation.

Occupational and Speech therapy is covered for all members receiving inpatient hospital (or nursing facility services). Occupational Therapy and Speech therapy services provided on an outpatient basis are only covered for members under the age of 21. Physical Therapy is covered for all members in both inpatient and outpatient settings. Outpatient physical therapy for members 21 years of age or older are subject to a 15 visit limit per contract year as described in the AMPM.

Respiratory Therapy: Respiratory therapy is covered when prescribed by the member’s PCP or attending physician, and is necessary to restore, maintain or improve respiratory functioning.

Transplantation of Organs and Tissue, and Related Immunosuppressant Drugs: These services are covered within limitations defined in the AMPM for members diagnosed with specified medical conditions. Services include: pre-transplant inpatient or outpatient evaluation; donor search; organ/tissue harvesting or procurement; preparation and transplantation services; and convalescent care. In addition, if a member receives a transplant covered by a source other than AHCCCS, medically necessary non-experimental services are provided, within limitations, after the discharge from the acute care hospitalization for the transplantation.

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AHCCCS maintains specialty contracts with transplantation facility providers for the Contractor’s use or the Contractor may select its own transplantation provider. Refer to Section D, Paragraph 57, Reinsurance.

Transportation: These services include emergency and non-emergency medically necessary transportation. Emergency transportation, including transportation initiated by an emergency response system such as 911, may be provided by ground, air or water ambulance to manage an AHCCCS member’s emergency medical condition at an emergency scene and transport the member to the nearest appropriate medical facility. Non-emergency transportation shall be provided for members who are unable to provide or secure their own transportation for medically necessary services using the appropriate mode based on the needs of the member. The Contractor shall ensure that members have coordinated, reliable, medically necessary transportation to ensure members arrive on-time for regularly scheduled appointments and are picked up upon completion of the entire scheduled treatment.

Triage/Screening and Evaluation: These are covered services when provided by acute care hospitals, IHS facilities, 638 tribal facilities and after-hours settings to determine whether or not an emergency exists, assess the severity of the member’s medical condition and determine services necessary to alleviate or stabilize the emergent condition. Triage/screening services must be reasonable, cost effective and meet the criteria for severity of illness and intensity of service.

Vision Services/Ophthalmology/Optometry: The Contractor shall provide all medically necessary emergency eye care, vision examinations, prescriptive lenses, frames, and treatments for conditions of the eye for all members under the age of 21. For members who are 21 years of age and older, the Contractor shall provide emergency care for eye conditions which meet the definition of an emergency medical condition. Vision examinations and the provision of prescriptive lenses are covered for adults when medically necessary following cataract removal. Medically necessary vision examinations and prescriptive lenses and frames are covered if required following cataract removal. Refer to AMPM Chapter 300.

Members shall have full freedom to choose, within the Contractor’s network, a practitioner in the field of eye care, acting within the scope of their practice, to provide the examination, care or treatment for which the member is eligible. A “practitioner in the field of eye care” is defined to be either an ophthalmologist or an optometrist.

Well Exams: Effective October 1, 2013 well visits/well exams for adult members 21 years of age and older have been reinstated as a covered service. Well visits, such as, but not limited to, well woman exams, breast exams, and prostate exams are covered for members 21 years of age and older. For members under 21 years of age, AHCCCS continues to cover medically necessary services under the EPSDT Program.

11.	SPECIAL HEALTH CARE NEEDS

AHCCCS has specified in its Quality Strategy certain populations with special health care needs including members enrolled in DDD, CRS and those receiving behavioral health services.

The Contractor shall have in place a mechanism to identify all members with special health care needs [42 CFR 438.240(b)(4)]. The Contractor shall implement mechanisms to assess each member identified as having special health care needs, in order to identify any ongoing special conditions of the member which require a course of treatment, regular care monitoring, or transition to another AHCCCS program. The assessment mechanisms shall use appropriate health care professionals [42 CFR 438.208(c)(2)]. The Contractor shall share with other entities providing services to the member the results of its identification and assessment of that member’s needs so that those activities need not be duplicated [42 CFR 438.208(b)(3)].

For members with special health care needs determined to need a specialized course of treatment or regular care monitoring, the Contractor must have procedures in place to allow members to directly access a specialist (for example through a standing referral or an approved number of visits) as appropriate for the member’s condition and identified needs [42 CFR 438.208(c)(4)]. For members transitioning, see Section D, Paragraph 9, Transition Activities.

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The Contractor shall have a methodology to identify providers willing to provide medical home services and make reasonable efforts to offer access to these providers.

The American Academy of Pediatrics (AAP) describes care from a medical home as:

•	Accessible

•	Continuous

•	Coordinated

•	Family-centered

•	Comprehensive

•	Compassionate

•	Culturally effective

The Contractor shall ensure that populations with ongoing medical needs, including but not limited to dialysis, radiation and chemotherapy, have coordinated, reliable, medically necessary transportation to ensure members arrive on-time for regularly scheduled appointments and are picked up upon completion of the entire scheduled treatment. See Section D, Paragraph 33, Appointment Standards.

12.	BEHAVIORAL HEALTH SERVICES

With the exception of certain behavioral health conditions referenced below, AHCCCS members receive the behavioral health benefit through the Arizona Department of Health Services/Division of Behavioral Health Services (ADHS/DBHS) or for American Indians, through the Tribal/Regional Behavioral Health Authority (T/RBHA) system. These benefits include but are not limited to screening, treatment and assistance in coordinating care between the Acute and behavioral health providers.

The Integrated RBHA will provide the full continuum of care including all outpatient and inpatient medical and behavioral health care as well as supportive services, such as peer and family support, patient education, engagement and follow up for TXIX eligible adults with SMI. As a result of legal challenges to the award for Solicitation ADHS 13-00002257, the implementation effective date of the Integrated RBHA, originally scheduled for October 1, 2013, will be delayed. All AHCCCS Policy and Contractual requirements delineated for ADHS specific to the Integrated RBHA will be implemented consistent with administrative and/or judicial determinations in this matter.

SOBRA Family Planning Extension Program members are not eligible for behavioral health services.

For more detailed information about Contractor responsibility for payment of behavioral health services refer to ACOM Policy 432.

Member Education: The Contractor shall be responsible for including information in the Member Handbook and other materials to inform members how to access covered behavioral health services. Materials shall include information about behavioral health conditions that may be treated by the member’s primary care physician (PCP) which includes anxiety, depression and ADHD. Refer to the AMPM for covered behavioral health services.

Access to Behavioral Health Services: Members may self–refer to the T/RBHA system for screening, evaluation or treatment or be referred by schools, State agencies, providers, or other parties. The Contractor is responsible for providing transportation to a member’s first T/RBHA evaluation appointment if the member is unable to provide their own transportation.

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EPSDT: As specified in Section D, Paragraph 10, Scope of Services, EPSDT, the Contractor must provide behavioral health screenings for members under 21 years of age in compliance with the AHCCCS EPSDT Periodicity Schedule. The Contractor shall initiate and coordinate behavioral health referrals to the T/RBHA when determined necessary through the screening process.

Emergency Services: When members present in an emergency room setting, the Contractor is responsible for all emergency medical services including triage, physician assessment and diagnostic tests. The Contractor is responsible for reimbursement of ambulance transportation and/or other medically necessary transportation provided to a member. Refer to ACOM Policy 432. ADHS is responsible for medically necessary professional psychiatric consultations in either emergency room or inpatient settings. ADHS is responsible for reimbursement of ambulance transportation and/or other medically necessary transportation provided to a member who requires behavioral services after medical stabilization.

Coordination of Care: The Contractor shall meet with the Regional Behavioral Health Authorities to improve and address coordination of care issues.

Medical Records: The Contractor is responsible for ensuring that a medical record is established by the PCP when behavioral health information is received from the T/RBHA or the behavioral health provider about a member assigned to the PCP even if the PCP has not yet seen the assigned member. In lieu of establishing a medical record, the information may be kept in an appropriately labeled file but must be associated with the member’s medical record as soon as one is established.

Sharing of Data: On a recurring basis (no less than quarterly based on adjudication date), AHCCCS shall provide the Contractor an electronic file of claims and encounter data for members enrolled with the Contractor who have received services, during the member’s enrollment period, from another contractor or through AHCCCS FFS for purposes of member care coordination. Data sharing will comply with Federal privacy regulations.

Sharing of Records: The Contractor shall within 10 business days of receiving the request, require the PCP to coordinate care and respond to T/RBHA and/or behavioral health provider information requests pertaining to members receiving services through the behavioral health system. The response should include, but is not limited to, current diagnoses, medications, laboratory results, most recent PCP visit, and information about recent hospital and emergency room visits. The Contractor will ensure coordination of referrals and follow-up collaboration, as necessary, for members identified by the behavioral health provider as needing acute care services. For guidance in addressing the needs of members with multi system involvement and complex behavioral health and co-occurring conditions, refer to AMPM Policy 570, Community Collaborative Care Teams.

Arizona State Hospital Discharges: The Contractor must ensure that members diagnosed with diabetes who are being discharged from the Arizona State Hospital (AzSH) are issued the same brand and model of both glucometer and supplies that the member was trained to use while in the AzSH. Care must be coordinated with the AzSH prior to discharge to ensure that all supplies are authorized and available to the member upon discharge.

For enrolled members who are inpatient at the Arizona State Hospital, the Contractor is required to follow ACOM Policy 422 regarding medical care coordination for these members.

Home Health Services: In the event that a member’s mental health status renders them incapable or unwilling to manage their medical condition and the member has a skilled medical need, the Contractor must arrange ongoing medically necessary nursing services. The Contractor shall also have a mechanism in place for tracking members for whom ongoing medically necessary services are required.

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Medication Management Services: The Contractor shall allow PCPs to treat members diagnosed with anxiety, depression and Attention Deficit Hyperactivity Disorder (ADHD). PCPs who choose to treat members with these behavioral health conditions may provide medication management services including prescriptions, laboratory and other diagnostic tests necessary for diagnosis, and treatment. The Contractor shall make available, on the Contractor’s formulary, medications for the treatment of these disorders. The Contractor is responsible for these services both in the prospective and prior period coverage timeframes.

Tool Kits: Clinical tool kits for the treatment of anxiety, depression, and ADHD are available in the AMPM. These tool kits are a resource only and may not apply to all patients and all clinical situations. The tool kits are not intended to replace clinical judgment. The Contractor shall ensure that PCPs who have an interest or are actively treating members with these disorders are aware of these resources and/or are utilizing other recognized, clinical tools/evidence-based guidelines. The Contractor shall develop a monitoring process to ensure that PCPs utilize evidence-based guidelines/recognized clinical tools when prescribing medications to treat depression, anxiety, and ADHD.

Step Therapy: The Contractor may implement step therapy for behavioral health medications used for treating anxiety, depression and ADHD disorders. The Contractor shall provide education and training for providers regarding the concept of step therapy. If the T/RBHA/behavioral health provider provides documentation to the Contractor that step therapy has already been completed for the conditions of anxiety, depression or ADHD, or that step therapy is medically contraindicated; the Contractor shall continue to provide the medication at the dosage at which the member has been stabilized by the behavioral health provider. In the event the PCP identifies a change in the member’s condition, the PCP may utilize step therapy until the member is stabilized for the condition of anxiety, depression or ADHD. The Contractor shall monitor PCPs to ensure that they prescribe medication at the dosage at which the member has been stabilized.

Transfer of Care: When a PCP has initiated medication management services for a member to treat a behavioral health disorder, and it is subsequently determined by the PCP that the member should be transferred to a T/RBHA prescriber for evaluation and/or continued medication management services, the Contractor shall require and ensure that the PCP coordinates the transfer of care. All affected subcontracts shall include this provision. The Contractor shall establish policies and procedures for the transition of members to the T/RBHA for ongoing treatment. The Contractor shall ensure that PCPs maintain continuity of care for these members. The policies and procedures must address, at a minimum, the following:

1.	Guidelines for when a transition of the member to the T/RBHA for ongoing treatment is indicated;

2.	Protocols for notifying the T/RBHA of the member’s transfer, including reason for transfer, diagnostic information, and medication history;

3.	Protocols and guidelines for the transfer or sharing of medical records information and protocols for responding to T/RBHA requests for additional medical record information;

4.	Protocols for transition of prescription services, including but not limited to notification to the T/RBHA of the member’s current medications and timeframes for dispensing and refilling medications during the transition period. This coordination must ensure at a minimum, that the member does not run out of prescribed medications prior to the first appointment with a T/RBHA prescriber and that all relevant member medical information including the reason for transfer is forwarded to the receiving T/RBHA prescriber prior to the member’s first scheduled appointment with the T/RBHA prescriber; and

5.	Contractor monitoring activities to ensure that members are appropriately transitioned to the T/RBHA for care.

Integrated Services: The Contractor is encouraged to develop specific strategies to promote care integration activities. These strategies may include but are not limited to contracting with T/RBHAs or behavioral health providers as well as establishing integrated settings which serve members’ primary care and behavioral health needs. The Contractor should consider the behavioral health needs, in addition to the primary health care needs, of members during network development to improve member access to care, care coordination and to reduce duplication of services.

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Court Ordered Treatment: Reimbursement for court ordered screening and evaluation services are the responsibility of the County pursuant to A.R.S. §36-545. For additional information regarding behavioral health services refer to Title 9 Chapter 22 Articles 2 and 12.

Monitoring, Training and Education: The Contractor shall ensure that information and training is available to PCPs regarding behavioral health coordination of care processes. The Contractor shall establish policies and processes for coordination of care and shall describe them in its provider manual. Policies for referral must include, at a minimum, criteria, processes, responsible parties and minimum requirements no less stringent than those specified in this contract for the forwarding of member medical information.

The Contractor shall ensure that its quality management program incorporates monitoring of the PCP’s management of behavioral health disorders, coordination of care with, and transfer of care to T/RBHA providers as required under this contract.

13.	AHCCCS GUIDELINES, POLICIES AND MANUALS

All AHCCCS guidelines, policies and manuals, including but not limited to, ACOM, AMPM, Reporting Guides, and Manuals are hereby incorporated by reference into this contract. Guidelines, policies and manuals are available on the AHCCCS website. The Contractor is responsible for complying with all requirements set forth in these sources as well as with any updates. In addition, linkages to AHCCCS rules, statutes and other resources are available through the AHCCCS website. Upon adoption by AHCCCS, updates will be available on the AHCCCS website.

14.	MEDICAID SCHOOL BASED CLAIMING PROGRAM (MSB)

Pursuant to an Intergovernmental Agreement with the Department of Education, and a contract with a Third Party Administrator, AHCCCS pays participating school districts for specifically identified Medicaid services when provided to Medicaid eligible children who are included under the Individuals with Disabilities Education Act (IDEA). The Medicaid services must be identified in the member’s Individual Education Plan (IEP) as medically necessary for the child to obtain a public school education. See AMPM Chapter 700.

MSB services are provided in a school setting or other approved setting specifically to allow children to receive a public school education. They do not replace medically necessary services provided outside the school setting or other MSB approved alternative setting. Currently, services include audiology, therapies (OT, PT and speech/language); behavioral health evaluation and counseling; nursing and attendant care (health aid services provided in the classroom); and specialized transportation to and from school on days when the child receives an AHCCCS-covered MSB service.

The Contractor’s evaluations and determinations of medical necessity shall be made independent of the fact that the child is receiving MSB services. If a request is made for services that also are covered under the MSB program for a child enrolled with the Contractor, the request shall be evaluated on the same basis as any request for a covered service.

The Contractor and its providers should coordinate with schools and school districts that provide MSB services to the Contractor’s enrolled members. Services should not be duplicative. Contractor case managers, working with special needs children, should coordinate with the appropriate school staff working with these members. Transfer of member medical information and progress toward treatment goals between the Contractor and the member’s school or school district is required as appropriate and should be used to enhance the services provided to members.

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15.	PEDIATRIC IMMUNIZATIONS AND THE VACCINES FOR CHILDREN PROGRAM

Through the Vaccines for Children (VFC) program, the Federal and State governments purchase, and make available to providers at no cost, vaccines for AHCCCS children under age 19. The Contractor shall not utilize AHCCCS funding to purchase vaccines for members under the age of 19. If vaccines are not available through the VFC program, the Contractor shall contact the AHCCCS Division of Health Care Management, Clinical Quality Management Unit for guidance. Any provider licensed by the State to administer immunizations, may register with Arizona Department of Health Services (ADHS) as a VFC provider to receive these free vaccines. The Contractor shall not reimburse providers for the administration of the vaccines in excess of the maximum allowable as set by CMS. The Contractor shall comply with all VFC requirements and monitor contracted providers to ensure that physicians are registered as VFC providers when acting as primary care physicians (PCP) for members under the age of 19 years.

Due to low numbers of children in their panels providers in certain geographic service areas (GSAs) may choose not to provide vaccinations. Whenever possible, members should be assigned to VFC registered providers within the same or a nearby community. When that is not possible, the Contractor must develop processes to ensure vaccinations are available through a VFC enrolled provider or through the appropriate County Health Department. In all instances, the vaccines are to be provided through the VFC program. The Contractor must develop processes to pay the administration fee to whoever administers the vaccine regardless of their contract status with the Contractor.

Arizona State law requires the reporting of all immunizations given to children under the age of 19. Immunizations must be reported at least monthly to the ADHS Immunization Registry. Reported immunizations are held in a central database known as ASIIS (Arizona State Immunization Information System), which can be accessed by providers to obtain complete, accurate immunization records. Software is available from ADHS to assist providers in meeting this reporting requirement. The Contractor must educate its provider network about these reporting requirements and the use of this resource.

16.	STAFF REQUIREMENTS AND SUPPORT SERVICES

The Contractor shall have in place the organizational, operational, managerial and administrative systems capable of fulfilling all contract requirements. For the purposes of this contract, the Contractor shall not employ or contract with any individual who has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity or from participating in non-procurement activities under regulations issued under Executive Order No. 12549 or under guidelines implementing Executive Order 12549 [42 CFR 438.610 (a) & (b), 42 CFR §1001.1901(b), 42 CFR §1003.102(a)(2)]. The Contractor is obligated to screen all employees and Contractors to determine whether any of them have been excluded from participation in Federal health care programs. The HHS-OIG website can be searched by the names of any individuals. The database can be accessed at www.oig.hhs.gov.

The Contractor must employ sufficient staff and utilize appropriate resources to achieve contractual compliance. The Contractor’s resource allocation must be adequate to achieve outcomes in all functional areas within the organization. Adequacy will be evaluated based on outcomes and compliance with contractual and AHCCCS policy requirements. If the Contractor does not achieve the desired outcomes or maintain compliance with contractual obligations, additional monitoring and regulatory action may be employed by AHCCCS. This action may include, but is not limited to, requiring the Contractor to hire additional staff and actions specified in Section D, Paragraph 72, Sanctions.

The Contractor shall have local staff available 24 hours per day, seven days per week to work with AHCCCS and/or other State agencies, such as Arizona Department of Health Services (ADHS)/Office of Licensure, on urgent issue resolutions. Urgent issue resolutions include Immediate Jeopardies (IJ), fires, or other public emergency situations. These staff shall have access to information necessary to identify members who may be

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at risk and their current health/service status, the ability to initiate new placements/services, and have the ability to perform status checks at affected facilities and perform ongoing monitoring, if necessary. The Contractor shall supply AHCCCS, Clinical Quality Management (CQM) with the contact information for these staff. At a minimum the contact information shall include a current 24/7 telephone number. CQM must be notified and provided back up contact information when the primary contact person will be unavailable.

For functions not required to be in State, the Contractor must notify AHCCCS as specified in Attachment F3, Contractor Chart of Deliverables, prior to moving functions outside the State of Arizona. The notification must include an implementation plan for the transition.

The Contractor shall be responsible for costs associated with on-site audits or other oversight activities which result when functions are located outside of the State of Arizona.

An individual staff member is limited to occupying a maximum of two of the Key Staff positions listed below, unless prior approval is obtained by AHCCCS, Division of Health Care Management (DHCM). When submitting its functional organizational chart, as specified in Attachment F3, Contractor Chart of Deliverables, the Contractor must document, for each Key Staff position, the portion of time allocated to each Medicaid contract as well as all other lines of business. The Contractor shall also inform AHCCCS DHCM in writing as specified in Attachment F3, Contractor Chart of Deliverables, when an employee leaves one of the Key Staff positions listed below. The name of the interim contact person should be included with the notification. The name and resume of the permanent employee should be submitted as soon as the new hire has taken place along with a revised Organization Chart complete with Key Staff. If, at any point, the Contractor fails to maintain compliance with contractual obligations, AHCCCS reserves the right to evaluate staffing allocations and require staffing enhancements in order to ensure adherence to established requirements.

At a minimum, the following staff is required:

Key Staff Positions

a.	Administrator/CEO/COO who is located in Arizona, oversees the entire operation of the Contractor, and have the authority to direct and prioritize work, regardless of where performed.

b.	Medical Director/CMO who is located in Arizona and who is an Arizona-licensed physician in good standing. The Medical Director shall be actively involved in all major clinical programs and Quality Management and Medical Management components of the Contractor. The Medical Director shall ensure timely medical decisions, including after-hours consultation as needed (see Section D, Paragraph 27, Network Development).

c.	Chief Financial Officer/CFO who is available to fulfill the responsibilities of the position and to oversee the budget, accounting systems, and financial reporting implemented by the Contractor.

d.	Pharmacy Director/Coordinator who is an Arizona licensed pharmacist or physician who oversees and administers the prescription drug and pharmacy benefits. The Pharmacy Coordinator/Director may be an employee or Contractor of the Plan.

e.	Dental Director/Coordinator who is responsible for coordinating dental activities of the Contractor and providing required communication between the Contractor and AHCCCS. The Dental Director/Coordinator may be an employee or Contractor of the plan and must be a licensed dentist in Arizona if they are required to review or deny dental services.

f.	Corporate Compliance Officer who is located in Arizona and who will implement and oversee the Contractor’s compliance program. The Corporate Compliance Officer shall be a management official, available to all employees, with designated and recognized authority to access records and make independent referrals to the AHCCCS Office of the Inspector General. See Section D, Paragraph 62, Corporate Compliance.

g.	Dispute and Appeal Manager who is located in Arizona and who will manage and adjudicate member and provider disputes arising under the Grievance System including member grievances, appeals, and requests for hearing and provider claim disputes.

h.	Business Continuity Planning Coordinator as noted in ACOM Policy 104.

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i.	Contract Compliance Officer who is located in Arizona and who will serve as the primary point-of-contact for all Contractor operational issues. The primary functions of the Contract Compliance Officer may include but are not limited to coordinate the tracking and submission of all contract deliverables, fielding and coordinating responses to AHCCCS inquiries, and coordinating the preparation and execution of contract requirements such as Operational and Financial Reviews (OFRs), random and periodic audits and ad hoc visits.

j.	Quality Management Coordinator who is an Arizona-licensed registered nurse, physician or physician’s assistant or a Certified Professional in Healthcare Quality (CPHQ) by the National Association for Health Care Quality (NAHQ) and/or Certified in Health Care Quality and Management (CHCQM) by the American Board of Quality Assurance and Utilization Review Providers. The QM Coordinator must be located in Arizona and have experience in quality management and quality improvement. Sufficient local staffing under this position must be in place to meet quality management requirements. The primary functions of the Quality Management Coordinator position are:

•	Ensure individual and systemic quality of care

•	Integrate quality throughout the organization

•	Implement process improvement

•	Resolve, track and trend quality of care grievances

•	Ensure a credentialed provider network

k.	Performance/Quality Improvement Coordinator who has a minimum qualification as a CPHQ or CHCQM or comparable education and experience in health plan data and outcomes measurement. The primary functions of the Performance/Quality Improvement Coordinator are:

•	Focus organizational efforts on improving clinical quality performance measures

•	Develop and implement performance improvement projects

•	Utilize data to develop intervention strategies to improve outcomes

•	Report quality improvement/performance outcomes

l.	Maternal Child Health/EPSDT Coordinator who is an Arizona licensed nurse, physician or physician’s assistant; or has a Master’s degree in health services, public health, health care administration or other related field, and/or a CPHQ or CHCQM certification and is located in Arizona. Sufficient local staffing under this position must be in place to meet quality and performance measure goals. The primary functions of the MCH/EPSDT Coordinator are:

•	Ensure receipt of EPSDT services

•	Ensure receipt of maternal and postpartum care

•	Promote family planning services

•	Promote preventive health strategies

•	Identify and coordination assistance for identified member needs

•	Interface with community partners

m.	Medical Management Coordinator who is an Arizona licensed registered nurse, physician or physician’s assistant if required to make medical necessity determinations; or have a Master’s degree in health services, health care administration, or business administration if not required to make medical necessity determinations. This position is located in Arizona and manages all required medical management requirements under AHCCCS policies, rules, and contract. Sufficient local staffing under this position must be in place to meet medical management requirements. The primary functions of the Medical Management Coordinator are:

•	Ensure adoption and consistent application of appropriate inpatient and outpatient medical necessity criteria

•	Ensure appropriate concurrent review and discharge planning of inpatient stays is conducted

•	Develop, implement and monitor the provision of care coordination, disease management and case management functions

•	Monitor, analyze and implement appropriate interventions based on utilization data, including identifying and correcting over or under utilization of services

•	Monitor prior authorization functions and assure that decisions are made in a consistent manner based on clinical criteria and meet timeliness standards

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n.	Behavioral Health Coordinator who is a behavioral health professional as described in Health Services R9-20, and is located in Arizona. The Behavioral Health Coordinator shall ensure AHCCCS behavioral health requirements are implemented. The primary functions of the Behavioral Health Coordinator are:

•	Coordinate member behavioral care needs with the RBHA system

•	Develop processes to coordinate behavioral health care between PCPs and RBHAs

•	Participate in the identification of best practices for behavioral health in a primary care setting

•	Coordinate behavioral care with medically necessary services

o.	Member Services Manager who shall coordinate communications with members; serve in the role of member advocate; coordinate issues with appropriate areas within the organization; resolve member inquiries/problems and meet standards for resolution, telephone abandonment rates and telephone hold times.

p.	Provider Services Manager who coordinates communications between the Contractor and its subcontractors and providers. This position is located in Arizona and ensures that providers receive prompt resolution to their problems or inquiries, appropriate education about participation in the AHCCCS program and maintain a sufficient provider network. Sufficient local staffing under this position must be in place to ensure appropriate provider responsiveness.

q.	Claims Administrator who shall ensure prompt and accurate provider claims processing. The primary functions of the Claims Administrator are:

•	Develop and implement claims processing systems capable of paying claims in accordance with State and Federal requirements

•	Develop processes for cost avoidance

•	Ensure minimization of claims recoupments

•	Meet claims processing timelines

•	Meet AHCCCS encounter reporting requirements

r.	Provider Claims Educator who is located in Arizona and facilitates the exchange of information between the grievance, claims processing, and provider relations systems. The primary functions of the Provider Claims Educator are:

•	Educate contracted and non-contracted providers (i.e., professional and institutional) regarding appropriate claims submission requirements, coding updates, electronic claims transactions and electronic fund transfer, and available Contractor resources such as provider manuals, website, fee schedules, etc.

•	Interface with the Contractor’s call center to compile, analyze, and disseminate information from provider calls

•	Identify trends and guides the development and implementation of strategies to improve provider satisfaction. Frequently communicate (i.e.: telephonic and on-site) with providers to assure the effective exchange of information and gain feedback regarding the extent to which providers are informed about appropriate claims submission practices

Additional Required Staff:

s.	Prior Authorization staff to authorize health care 24 hours per day, seven days per week. This staff shall include but is not limited to Arizona-licensed nurses, physicians and/or physician’s assistants.

t.	Concurrent Review staff who is located in Arizona and who conduct inpatient concurrent review. This staff shall consist of Arizona-licensed nurses, physicians, and/or physician’s assistants.

u.	Member Services staff to enable members to receive prompt resolution of their inquiries/problems.

v.	Provider Services staff who is located in Arizona and who enable providers to receive prompt responses and assistance. See Section D, Paragraph 29, Network Management.

w.	Claims Processing staff to ensure the timely and accurate processing of original claims, resubmissions and overall adjudication of claims.

x.	Encounter Processing staff to ensure the timely and accurate processing and submission to AHCCCS of encounter data and reports.

y.	Case Management staff who is located in Arizona and who provide care coordination for members with special health care needs.

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The Contractor must submit the following items as specified in Attachment F3, Contractor Chart of Deliverables, and when there is a change in staffing or organizational functions:

1.	The name, Social Security Number and date of birth of the staff members performing the duties of the Key Staff listed as a, b and c. AHCCCS will compare this information against Federal databases to confirm that those individuals have not been banned or debarred from participating in Federal programs [42 CFR 455.104].

2.	An organization chart complete with the Key Staff positions. The chart must include the person’s name, title, location and portion of time allocated to each Medicaid contract and other lines of business.

3.	A functional organization chart of the key program areas, responsibilities and reporting lines.

4.	A listing of key staff positions including the person’s name, title, telephone number, and email address.

5.	A listing of all functions and their locations; and a list of any functions that have moved outside of the State of Arizona in the past contract year.

The Contractor is responsible for maintaining a significant local presence within the State of Arizona. Positions performing functions related to this contract must have a direct reporting relationship to the local Administrator/Chief Executive Officer (CEO). The local CEO shall have the authority to direct, implement and prioritize work to ensure compliance with contract requirements. The local CEO shall have the authority and ability to prioritize and direct work performed by Contractor staff and work performed under this contract through a management service agreement or through a delegated agreement. This significant presence includes staff listed below.

In State Positions:

•	Administrator/CEO/COO

•	Behavioral Health Coordinator

•	Case Managers

•	Concurrent Review Staff

•	Contract Compliance Officer

•	Corporate Compliance Officer

•	Dispute and Appeal Manager

•	Maternal Child Health/EPSDT Coordinator

•	Medical Director/CMO

•	Medical Management Coordinator

•	Provider Claims Educator

•	Provider Services Manager

•	Provider Services Staff

•	Quality Management Coordinator

Staff Training and Meeting Attendance: The Contractor shall ensure that all staff members have appropriate training, education, experience and orientation to fulfill the requirements of the position. AHCCCS may require additional staffing for a Contractor that has substantially failed to maintain compliance with any provision of this contract and/or AHCCCS policies.

The Contractor must provide initial and ongoing staff training that includes an overview of AHCCCS; AHCCCS Policy and Procedure Manuals, and contract requirements and State and Federal requirements specific to individual job functions. The Contractor shall ensure that all staff members having contact with members or providers receive initial and ongoing training with regard to the appropriate identification and handling of quality of care/service concerns.

All transportation, prior authorization and member services representatives must be trained in the geography of any/all GSA(s) in which the Contractor holds a contract and have access to mapping search engines (e.g.

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MapQuest, Yahoo Maps, Google Maps, etc.) for the purposes of authorizing services in, recommending providers in, and transporting members to, the most geographically appropriate location.

The Contractor shall provide the appropriate staff representation for attendance and participation in meetings and/or events scheduled by AHCCCS. AHCCCS may require attendance by subcontracted entities, as defined in Section D, Paragraph 37, Subcontracts, when deemed necessary. All meetings shall be considered mandatory unless otherwise indicated.

17.	WRITTEN POLICIES AND PROCEDURES

The Contractor shall develop and maintain written policies and procedures for each functional area consistent in format and style. The Contractor shall maintain written guidelines for developing, reviewing and approving all policies and procedures. All policies and procedures shall be reviewed at least annually to ensure that the Contractor’s written policies reflect current practices. Reviewed policies shall be dated and signed by the Contractor’s appropriate manager, coordinator, director or administrator. Minutes reflecting the review and approval of the policies by an appropriate committee are also acceptable documentation. All medical and quality management policies must be approved and signed by the Contractor’s Medical Director.

If AHCCCS deems a Contractor policy or process to be inefficient and/or place an unnecessary burden on the members or providers, the Contractor must work with AHCCCS to change the policy or procedure within a time period specified by AHCCCS. In addition, if AHCCCS deems a Contractor lacks a policy or process necessary to fulfill the terms of this contract, the Contractor must work with AHCCCS to adopt a policy or procedure within a time period specified by AHCCCS.

18.	MEMBER INFORMATION

The Contractor shall be accessible by phone for general member information during normal business hours. All enrolled members will have access to a toll free phone number. All informational materials, prepared by the Contractor, shall be approved by AHCCCS prior to distribution to members. The reading level and name of the evaluation methodology used shall be included. The Contractor should refer to ACOM Policy 404 for further information and requirements. See also Attachment F3, Contractor Chart of Deliverables.

All materials shall be translated when the Contractor is aware that a language is spoken by 3,000 or 10%, whichever is less, of the Contractor’s members, who also have Limited English Proficiency (LEP).

All vital materials shall be translated when the Contractor is aware that a language is spoken by 1,000 or 5%, whichever is less, of the Contractor’s members, who also have LEP. Vital materials must include, at a minimum, Notices of Action, vital information from the Member Handbooks and consent forms.

All written notices informing members of their right to interpretation and translation services in a language shall be translated when the Contractor is aware that 1,000 or 5%, whichever is less, of the Contractor’s members speak that language and have LEP [42 CFR 438.10(c)(3)].

Oral interpretation services must be available and free of charge to all members and potential members regardless of the prevalence of the language. The Contractor must notify all members and potential members of their right to access oral interpretation services and how to access them. Refer to ACOM Policy 404 [42 CFR 438.10(c)(4) and (5)].

The Contractor shall make every effort to ensure that all information prepared for distribution to members is written using an easily understood language and format and as further described in ACOM Policy 404 [42 CFR. 438.10(b)(1)]. Regardless of the format chosen by the Contractor, the member information must be printed in a type, style and size, which can easily be read by members with varying degrees of visual impairment. The Contractor must notify its members that alternative formats are available and how to access them [42 CFR 438.10(d)]. The Contractor shall adhere to the requirements for Social Networking and Broadcast activities as described in ACOM Policy 425.

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When there are program changes, notification shall be provided to the affected members at least 30 days before implementation.

The Contractor has the option of providing each new member/representative or household the Member Handbook and Network Description/Provider Directory with the new member packet in hardcopy format, or providing written notification that the information is available on the Contractor’s website, by electronic mail or by postal mailing. The information shall be available within 12 business days of receipt of notification of the enrollment date [42 CFR 438.10(f)(3)]. Should the Contractor elect not to provide the hard copy, the contents of the written notification must be approved per the requirements listed in ACOM Policy 404.

The Member Handbook, at a minimum, shall include the items listed in ACOM Policy 404. The Contractor shall review and update the Member Handbook at least once a year. The Handbook must be submitted to AHCCCS, Division of Health Care Management for approval as specified in Attachment F3, Contractor Chart of Deliverables.

In addition, the Member Handbook shall provide a description of the Contractor’s provider network, which at a minimum, includes those items listed in ACOM Policy 404.

The Contractor must give written notice about termination of a contracted provider, within 15 days after receipt or issuance of the termination notice, to each member who received their primary care from, or is seen on a regular basis by, the terminated provider. Affected members must be informed of any other changes in the network 30 days prior to the implementation date of the change [42 CFR 438.10(f)(4) and (5)]. The Contractor shall have information available for potential enrollees as described in ACOM Policy 404.

The Contractor must develop and distribute, at a minimum, semi-annual newsletters during the contract year.

The following types of information are to be contained in the newsletter:

1.	Educational information on chronic illnesses and ways to self-manage care

2.	Reminders of flu shots and other prevention measures at appropriate times

3.	Medicare Part D issues

4.	Cultural Competency, other than translation services

5.	Contractor specific issues (in each newsletter)

6.	Tobacco cessation information

7.	HIV/AIDS testing for pregnant women

8.	Other information as required by AHCCCS

The Contractor will, on an annual basis, inform all members of their right to request the following information [42 CFR 438.10(f)(6) and 42 CFR 438.100(a)(1) and (2)]:

1.	An updated Member Handbook at no cost to the member

2.	The network description as described in ACOM Policy 404

This information may be sent in a separate written communication or included with other written information such as in a member newsletter.

The Contractor shall ensure compliance with any applicable Federal and State laws that pertain to member rights and ensure that its staff and subcontractors take those rights into account when furnishing services to members.

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The Contractor shall ensure that each member is guaranteed the right to request and receive one copy of the member’s medical record at no cost to the member and to request that the record be amended or corrected, as specified in 45 CFR Part 164.

The Contractor shall ensure that each member is free to exercise their rights and that the exercise of those rights does not adversely affect the way the Contractor or its subcontractors treat the member [42 CFR 438.100(c)].

19.	SURVEYS

The Contractor may be required to perform surveys at AHCCCS’ request. AHCCCS may provide the survey tool or require the Contractor to develop the survey tool. The final survey tool shall be approved in advance by AHCCCS as specified in Attachment F3, Contractor Chart of Deliverables. The results and the analysis of the results shall be submitted to the Division of Health Care Management as specified in Attachment F3, Contractor Chart of Deliverables.

For non-AHCCCS required surveys, the Contractor shall provide notification as specified in Attachment F3, Contractor Chart of Deliverables, prior to conducting any Contractor initiated member or provider survey. The notification must include a project scope statement, project timeline and a copy of the survey. The results and analysis of the results of any Contractor initiated surveys shall be submitted to the Division of Health Care Management as specified in Attachment F3, Contractor Chart of Deliverables.

AHCCCS may conduct surveys of a representative sample of the Contractor’s membership and providers. The results of AHCCCS conducted surveys will become public information and available to all interested parties on the AHCCCS website. The Contractor will be responsible for reimbursing AHCCCS for the cost of such surveys based on its share of AHCCCS enrollment.

As specified in Attachment F3, Contractor Chart of Deliverables, the Contractor is required to survey a sample of its membership that have received services to verify that services the Contractor paid for were delivered as outlined in ACOM Policy 424 [42 CFR 455.20 and 433.116].

20.	CULTURAL COMPETENCY

The Contractor shall ensure compliance with a Cultural Competency Plan which meets the requirements of ACOM Policy 405. An annual assessment of the effectiveness of the plan, along with any modifications to the plan, must be submitted to the DHCM Operations Unit, as specified in Attachment F3, Contractor Chart of Deliverables. This plan shall address cultural considerations and limited English proficiency for all services and settings [42 CFR 438.206(c)(2)].

21.	MEDICAL RECORDS

The member’s medical record is the property of the provider who generates the record. Medical records include those maintained by PCPs or other providers as well as but not limited to those kept in placement settings such as nursing facilities, assisted living facilities and other home and community based providers. Each member is entitled to one copy of his or her medical record at no cost annually. The Contractor shall have written policies and procedures to maintain the confidentiality of all medical records.

The Contractor is responsible for ensuring that a medical record (hard copy or electronic) is established when information is received about a member. If the PCP has not yet seen the member such information may be kept temporarily in an appropriately labeled file, in lieu of establishing a medical record, but must be associated with the member’s medical record as soon as one is established.

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The Contractor shall have written policies and procedures for the maintenance of medical records to ensure those records are documented accurately and in a timely manner, are readily accessible, and permit prompt and systematic retrieval of information. Medical records shall be maintained in a detailed and comprehensive manner, which conforms to professional standards, permits effective medical review and audit processes, and which facilitates an adequate system for follow-up treatment.

The Contractor shall have written standards for documentation on the medical record for legibility, accuracy and plan of care, which comply with the AMPM.

When a member changes PCPs, his or her medical records or copies of medical records must be forwarded to the new PCP within 10 business days from receipt of the request for transfer of the medical records.

AHCCCS is not required to obtain written approval from a member before requesting the member’s medical record from the PCP or any other organization or agency. The Contractor may obtain a copy of a member’s medical records without written approval of the member if the reason for such request is directly related to the administration of the AHCCCS program. AHCCCS shall be afforded access to all members’ medical records whether electronic or paper within 20 business days of receipt of request or more quickly if necessary.

Information related to fraud and abuse may be released, however, HIV-related information shall not be disclosed except as provided in A.R.S. §36-664, and substance abuse information shall only be disclosed consistent with Federal and State law, including but not limited to 42 CFR 2.1 et seq.

22.	ADVANCE DIRECTIVES

The Contractor shall maintain policies and procedures addressing advanced directives for adult members as specified in 42 CFR 422.128:

1.	Each contract or agreement with a hospital, nursing facility, home health agency, hospice or organization responsible for providing personal care, must comply with Federal and State law regarding advance directives for adult members [42 CFR 438.6(i)(1)]. Requirements include:

a.	Maintain written policies that address the rights of adult members to make decisions about medical care, including the right to accept or refuse medical care, and the right to execute an advance directive. If the agency/organization has a conscientious objection to carrying out an advance directive, it must be explained in policies. A health care provider is not prohibited from making such objection when made pursuant to A.R.S. §36-3205.C.1;

b.	Provide written information to adult members regarding an individual’s rights under State law to make decisions regarding medical care, and the health care provider’s written policies concerning advance directives, including any conscientious objections [42 CFR 438.6(i)(3)];

c.	Documenting in the member’s medical record whether or not the adult member has been provided the information, and whether an advance directive has been executed;

d.	Not discriminating against a member because of his or her decision to execute or not execute an advance directive, and not making it a condition for the provision of care; and

e.	Providing education to staff on issues concerning advance directives including notification of direct care providers of services, such as home health care and personal care, if any advanced directives are executed by members to whom they are assigned to provide services.

2.	The Contractor shall require PCPs, which have agreements with the entities described above, to comply with the requirements of subparagraphs 1 (a) through (e) above. The Contractor shall also encourage health care providers specified in subparagraph a. to provide a copy of the member’s executed advanced directive, or documentation of refusal, to the member’s PCP for inclusion in the member’s medical record.

3.	The Contractor shall provide written information to adult members that describe the following:

a.	A member’s rights under State law, including a description of the applicable State law;

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b.	The organization’s policies respecting the implementation of those rights, including a statement of any limitation regarding the implementation of advance directives as a matter of conscience;

c.	The member’s right to file complaints directly with AHCCCS; and

d.	Changes to State law as soon as possible, but no later than 90 days after the effective date of the change [42 CFR 438.6(i)(4)].

23.	QUALITY MANAGEMENT AND PERFORMANCE IMPROVEMENT (QM/PI)

The Contractor shall provide quality medical care and services to members, regardless of payer source or eligibility category. The Contractor shall promote improvement in the quality of care provided to enrolled members through established quality management and performance improvement (QM/PI) processes. The Contractor shall execute processes to assess, plan, implement, and evaluate QM/PI activities [42 CFR 438.240]. At a minimum, the Contractor’s QM/PI programs shall comply with the requirements outlined in the AMPM Chapters 400 and 900. See also Attachment F3, Contractor Chart of Deliverables.

The Contractor must ensure that the QM/PI Unit within the organizational structure is separate and distinct from any other units or departments such as Medical Management or Case Management. The Contractor is expected to integrate quality management processes, such as tracking and trending of issues, throughout all areas of the organization. Ultimate responsibility for QM/PI activities resides within the QM/PI Unit.

QM/QI positions performing work functions related to the contract must have a direct reporting relationship to the local Chief Medical Officer (CMO) and the local Chief Executive Officer (CEO). The local CMO and CEO shall have the ability to direct, implement and prioritize interventions resulting from quality management and quality improvement activities and investigations. Contractor staff, including administrative services subcontractors’ staff, that performs functions under this contract related to QM and QI shall have the work directed and prioritized by the Contractor’s local CEO and CMO.

Federal regulation 42 CFR 447.26 prohibits payment for Provider-Preventable Conditions that meet the definition of a Health Care-Acquired Condition (HCAC) or an Other Provider –Preventable Condition (OPPC) (refer to AMPM Chapter 900 requirements). If an HCAC or OPPC is identified, the Contractor must report the occurrence to AHCCCS and conduct a quality of care investigation.

Quality Management Program

The Contractor shall have an ongoing quality management program for the services it furnishes to members. The quality management program shall include but is not limited to:

1.	A written QM/PI plan and an evaluation of the previous year’s QM/PI program;

2.	Quality management quarterly reports that address strategies for QM/PI activities;

3.	QM/PI program monitoring and evaluation activities which include Peer Review and Quality Management Committees which are chaired by the Contractor’s local Chief Medical Officer;

4.	Protection of medical records and any other personal health and enrollment information that identifies a particular member, or subset of members, in accordance with Federal and State privacy requirements;

5.	Member rights and responsibilities [42 CFR 238.100(b)(2)(iv)];

6.	Uniform provisional credentialing, initial credentialing, re-credentialing and organizational assessment verification [42 CFR 438.206(b)(6)]. The Contractor shall demonstrate that its providers are credentialed and reviewed through the Contractor’s Credentialing Committee that is chaired by the Contractor’s local Medical Director [42 CFR 438.214]. The Contractor should refer to the AMPM and Attachment F3, Contractor Chart of Deliverables for reporting requirements. The process:

a.	Shall follow a documented process for provisional credentialing, initial credentialing, re- credentialing and organizational credentialing verification of providers who have signed contracts or participation agreements with the Contractor;

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b.	Shall not discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatment; and

c.	Shall not employ or contract with providers excluded from participation in Federal health care programs.

7.	Tracking and trending of member and provider issues, which includes, but is not limited to, investigation and analysis of quality of care issues, abuse, neglect, exploitation and unexpected deaths. The resolution process must include:

a.	Acknowledgement letter to the originator of the concern;

b.	Documentation of all steps utilized during the investigation and resolution process;

c.	Follow-up with the member to assist in ensuring immediate health care needs are met;

d.	Closure/resolution letter that provides sufficient detail to ensure that the member has an understanding of the resolution of their issue, any responsibilities they have in ensuring all covered, medically necessary care needs are met, and a Contractor contact name/telephone number to call for assistance or to express any unresolved concerns;

e.	Documentation of implemented corrective action plan(s) or action(s) taken to resolve the concern; and

f.	Analysis of the effectiveness of the interventions taken.

8.	Mechanisms to assess the quality and appropriateness of care furnished to members with special health care needs;

9.	Participation in community initiatives including applicable activities of the Medicare Quality Improvement Organization (QIO); and

10.	Performance improvement programs including performance measures and performance improvement projects.

Credential Verification Organization Contract: The Arizona Association of Health Plans (AzAHP) has established a contract with a Credential Verification Organization (CVO) that is responsible for receiving completed applications, attestations and primary source verification documents. The CVO is also responsible for conducting annual entity site visits to ensure compliance with AHCCCS requirements. The AHCCCS Contractor must utilize the contracted CVO as part of its credentialing and recredentialing process regardless of membership in the AzAHP. This requirement eases the administrative burden for providers that contract with AHCCCS Contractors which often results in duplicative submission of information used for credentialing purposes. The Contractor shall follow the AHCCCS recredentialing timelines for providers that submit their credentialing data and forms to the AzAHP CVO. The Contractor is responsible for completing the credentialing process. The Contractor shall continue to include utilization, performance, complaint, and quality of care information, as specified in the AMPM, to complete the credentialing or recredentialing files that are brought to the Credentialing Committee for a decision. In addition, the Contractor must also meet the AMPM requirements for provisional/temporary credentialing.

Credentialing Timelines: The Contractor is required to process credentialing applications in a timely manner. To assess the timeliness of provisional and initial credentialing a Contractor shall calculate and report to AHCCCS a completion percentage. This percentage is calculated by dividing the number of complete applications processed (approved/denied) during the time period by the number of complete applications that were received during the time period.

The standards for processing are listed by category below:

Type of Credentialing	14 days	90 days	120 days	180 days
Provisional	100%
Initial		90%	95%	100%

The Contractor must report the credentialing information with regard to all credentialing applications as specified in Attachment F3, Contractor Chart of Deliverables.

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Quality Improvement: The Contractor’s quality management program shall be designed to achieve and sustain, through ongoing measurements and intervention, significant improvement in the areas of clinical care and nonclinical care which are expected to have a favorable effect on health outcomes and member satisfaction. The Contractor must [42 CFR 438.240(b)(2) and (c)]:

1.	Measure and report to the State its performance, using standard measures required by the AHCCCS, or as required by CMS;

2.	Submit specified data to the State that enables the State to measure the Contractor’s performance; or

3.	Perform a combination of the above activities.

The Contractor shall have an ongoing program of performance improvement projects that focus on clinical and non-clinical areas, as specified in the AMPM, and that involve the following [42 CFR 438.240(b)(1) and (d)(1)]:

1.	Measurement of performance using objective quality indicators

2.	Implementation of system interventions to achieve improvement in quality

3.	Evaluation of the effectiveness of the interventions

4.	Planning and initiation of activities for increasing or sustaining improvement

Performance Measures

The Contractor shall comply with AHCCCS quality management requirements to improve performance for all AHCCCS established performance measures. Descriptions of the AHCCCS Clinical Quality Performance Measures can be found in the most recently published reports of acute care Performance Measures located on the AHCCCS website. The EPSDT Participation performance measure description utilizes the methodology established in CMS “Form 416” which can also be found on the AHCCCS website at:

http://www.azahcccs.gov/reporting/quality/performancemeasures.aspx.

The Contractor must comply with Federal performance measures and levels that may be identified and developed by CMS in consultation with AHCCCS and/or other relevant stakeholders. CMS has been working in partnership with states in developing core performance measures for Medicaid and CHIP programs. As the Core Measure sets are implemented, performance measures required by AHCCCS may be updated to include these measures.

AHCCCS may utilize a hybrid or other methodologies for collecting and reporting performance measure rates, as allowed by the National Committee of Quality Assurance NCQA, for selected Healthcare Effectiveness Data and Information Set (HEDIS) measures or as allowed by other entities for nationally recognized measure sets. The Contractor shall collect data from medical records, electronic records or through approved processes such as those utilizing a health information exchange and provide these data with supporting documentation, as instructed by AHCCCS, for each hybrid measure. The number of records that each Contractor collects will be based on HEDIS, External Quality Review Organization (EQRO) or other sampling guidelines and may be affected by the Contractor’s previous performance rate for the measure being collected.

The Contractor must have a process in place for monitoring performance measure rates. The Contractor shall utilize a standard methodology established or adopted by AHCCCS for measurement of each required performance measure. The Contractor’s QM/PI Program will report its measured performance on an ongoing basis to its Administration. The Contractor performance measure monitoring results shall also be reported to AHCCCS in conjunction with its Quarterly EPSDT Improvement and Adult Quarterly Monitoring Report.

The Contractor must meet AHCCCS stated Minimum Performance Standards (MPS) for each population/eligibility category for which AHCCCS reports results. It is equally important that, in addition to meeting the contractual MPS, the Contractor continually improve performance measure outcomes from year to year. The Contractor shall strive to meet the goal established by AHCCCS.

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Minimum Performance Standard – MPS is the minimal expected level of performance by the Contractor. If a Contractor does not achieve this standard, the Contractor will be required to submit a corrective action plan and may be subject to a sanction of up to $100,000 dollars for each deficient measure.

Goal – If the Contractor has already met or exceeded the AHCCCS MPS for any measure, the Contractor must strive to meet the established goal for the measure(s).

A Contractor must show demonstrable and sustained improvement toward meeting AHCCCS Performance Standards. AHCCCS may impose sanctions on Contractors that do not show statistically significant improvement in a measure rate. AHCCCS may require the Contractor to demonstrate that they are allocating increased administrative resources to improving rates for a particular measure or service area. AHCCCS also may require a corrective action plan and may sanction any Contractor that shows a statistically significant decrease in its rate even if it meets or exceeds the MPS.

An evidence-based corrective action plan must be received by AHCCCS within 30 days of receipt of notification of the deficiency from AHCCCS. This plan must be approved by AHCCCS prior to implementation. AHCCCS may conduct one or more follow-up desktop or on-site reviews to verify compliance with a corrective action plan.

All Performance Measures apply to all member populations [42 CFR 438.240(a)(2), (b)(2) and (c)]. AHCCCS may analyze and report results by line of business, Geographical Service Area (GSA), or County, as well as applicable demographic factors.

AHCCCS has established standards for the measures listed below.

The following table identifies the MPS and Goals for each measure:

Acute Care Performance Measures:

Performance Measure	Minimum Performance Standard (MPS)	Goal
ADULT MEASURES
Inpatient Utilization (days/1,000)	<480	<430
ED Utilization (visits/1,000)	<725	<600
Readmissions within 30 days of discharge	<11.5%	<9%
Adult asthma Admission Rate*	TBD	TBD
Use of Appropriate Medications for People with Asthma	86%	93%
Follow-up After Hospitalization (all cause) within 7 Days	50%	80%
Follow-up After Hospitalization (all cause) within 30 Days	70%	90%
Comprehensive Diabetes Management
HbA1c Testing	77%	89%
LDL-C Screening	70%	91%
Eye Exam	49%	68%
Flu Shots for Adults
Ages 50-64	75%	90%
Ages 65+	75%	90%

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Diabetes Admissions, short-term complications*	TBD	TBD
Chronic obstructive pulmonary disease admissions*	TBD	TBD
Congestive heart failure admissions*	TBD	TBD
HIV/AIDS: Medical visit*	TBD	90%
Annual monitoring for patients on persistent medications: Combo Rate	75%	80%
Timeliness of prenatal care — prenatal care visit in the first trimester or within 42 days of enrollment	80%	90%
Prenatal and Postpartum Care: Postpartum Care Rate (second component to CHIPRA core measure “Timeliness of Prenatal Care)*	TBD	90%
CAHPS Health Plan Survey v 4.0 - Adult Questionnaire*	TBD	TBD
NCQA Supplemental items for CAHPS® 4.0 Adult Questionnaire (CAHPS 4.0H)*	TBD	TBD
CHILDRENS MEASURES
Children’s Access to PCPs, by age: 12-24 mo.	93%	97%
Children’s Access to PCPs, by age: 25 mo.- 6 yrs.	84%	90%
Children’s Access to PCPs, by age: 7 - 11 yrs.	83%	90%
Children’s Access to PCPs, by age: 12 - 19 yrs.	82%	90%
Well-Child Visits: 15 mo.	65%	90%
Well-Child Visits: 3 - 6 yrs.	66%	80%
Adolescent Well-Child Visits: 12–21 yrs.	41%	50%
Children’s Dental Visits (ages 2-21)	60%	75%

EPSDT Participation	68%	80%
EPSDT Dental Participation	46%	54%
Annual number of asthma patients (≥ 1 year old) with ≥ 1 asthma related ER visit*	TBD	TBD
Annual hemoglobin A1C testing (all children and adolescents diagnosed with diabetes)*	TBD	89%
Emergency Department (ED) Utilization (visits/1,000)	<700	<560

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Inpatient Utilization (days/1,000)	TBD	TBD
Hospital Readmission Rate	<11.5%	<9%
CAHPS Health Plan Survey 4.0, Child Version including Medicaid and Children with Chronic Conditions supplemental items*	TBD	TBD
Childhood Immunization Status
DTaP	85%	90%
IPV (1)	91%	95%
MMR (1)	91%	95%
Hib (1)	90%	95%
HBV (1)	90%	95%
VZV (1)	88%	95%
PCV (1)	82%	95%
4:3:1:3:3:1 Series	74%	80%
4:3:1:3:3:1:4 Series	68%	80%
Hepatitis A (HAV)	40%	60%
Rotovirus	60%	80%
Influenza	45%	80%
Immunizations for Adolescents
Adolescent Meningococcal	75%	90%
Adolescent Tdap	75%	90%
Adolescent Combo	75%	90%

Notes:

(*)	AHCCCS will develop Minimum Performance Standards and Goals once baseline data has been analyzed for these measures.
(1)	AHCCCS will continue to measure and report results of these individual antigens; however, a Contractor may not be held accountable for specific Performance Standards unless AHCCCS determines that completion of a specific antigen or antigens is affecting overall completion of the childhood immunization series.

Rates by Contractor for each measure will be compared with the MPS specified in the contract in effect during the measurement period; Performance Standards in the CYE 14 contract apply to results calculated by AHCCCS for the CYE 14 measurement period.

Contractor performance is evaluated annually on the AHCCCS-reported rate for each measure. Rates for measures that include only members less than 21 years of age are reported and evaluated separately for Title XIX and Title XXI eligibility groups.

The Contractor shall participate in immunization audits, at intervals specified by AHCCCS, based on random sampling to verify the immunization status of members at 24 months of age and by 13 years of age. If records are missing for more than 5 percent of the Contractor’s final sample, the Contractor is subject to sanctions by AHCCCS. An EQRO may conduct a study to validate the Contractor’s reported rates.

AHCCCS will measure and report the Contractor’s EPSDT Participation Rate, utilizing the CMS 416 methodology. The Contractor must take affirmative steps to increase EPSDT Participation rates, including the EPSDT Dental Participation Rate, which is based on the CMS-established goal that States improve their rates of children ages 1 through 20 enrolled in Medicaid or CHIP who received any preventive dental services. The Contractor is required to improve dental participation rates, as specified in the Performance Measure table, by 10 percentage points by 2015 (compared to 2011 rates).

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The Contractor must monitor rates for postpartum visits and low/very low birth weight deliveries and implement interventions as necessary to improve or sustain these rates. The Contractor must implement processes to reduce non-medically necessary elective or induced deliveries prior to 39 weeks gestation.

Performance Improvement Projects: (PIPs) are mandated by AHCCCS, the Contractor may also self-select additional projects based on opportunities for improvement identified by internal data and information. The Contractor shall report the status and results of each project to AHCCCS as requested using the AHCCCS PIP Reporting Template included in the AMPM. Each PIP must be completed in a reasonable time period to allow information on the success of PIPs in the aggregate to produce new information on quality of care every year [42 CFR 438.240(d)(2)].

Data Collection Procedures: When requested by AHCCCS, the Contractor must submit data for standardized Performance Measures and/or PIPs within specified timelines and according to AHCCCS procedures for collecting and reporting the data. The Contractor is responsible for collecting valid and reliable data and using qualified staff and personnel to collect the data. Data collected for Performance Measures and/or PIPs must be returned by the Contractor in a format specified by AHCCCS, and by the due date specified. Any extension for additional time to collect and report data must be made in writing in advance of the initial due date and is subject to approval by AHCCCS. Failure to follow the data collection and reporting instructions that accompany the data request may result in sanctions imposed on the Contractor.

24.	MEDICAL MANAGEMENT (MM)

The Contractor shall implement processes to assess, plan, implement, evaluate, and as mandated, report Medical Management (MM) monitoring activities as specified in the AMPM Chapter 1000. This shall include the Quarterly Inpatient Hospital Showings report, HIV Specialty Provider List, Transplant Report and Prior Authorization Requirements report as specified in the AMPM and Attachment F3, Contractor Chart of Deliverables. The Contractor shall evaluate MM activities, as specified in the AMPM Chapter 1000, including:

1.	Pharmacy Management; including the evaluation, reporting, analysis and interventions based on the data and reported through the MM Committee, which is chaired by the Contractor’s Chief Medical Officer.

2.	Prior authorization and Referral Management; for the processing of requests for initial and continuing authorizations of services the Contractor shall:

a.	Have in effect mechanisms to ensure consistent application of review criteria for authorization decisions;

b.	Consult with the requesting provider when appropriate [42 CFR 438.210(b)(2)];

c.	Monitor and ensure that all enrollees with special health care needs have direct access to care;

d.	Review all prior authorization requirements for services, items or medications annually. The review will be reported through the MM Committee and will include the rationale for changes made to prior authorization requirements. A summary of the prior authorization requirement changes and the rationale for those changes must be included in the annual MM/UM Plan and Evaluation submission; and

e.	Comply with all decision timelines as outlined in the ACOM and the AMPM.

3.	Development and/or Adoption of Practice Guidelines [42 CFR 438.236(b)] that:

a.	Are based on valid and reliable clinical evidence or a consensus of health care professionals in the particular field;

b.	Consider the needs of the Contractor’s members;

c.	Are adopted in consultation with contracting health care professionals;

d.	Are reviewed and updated periodically as appropriate;

e.	Are disseminated by the Contractor to all affected providers and, upon request, to enrollees and potential enrollees [42 CFR 438.236(c)]; and

f.	Provide a basis for consistent decisions for utilization management, member education, coverage of services, and other areas to which the guidelines apply [42 CFR 438.236(d)].

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4.	Concurrent review:

a.	Consistent application of review criteria; provide a basis for consistent decisions for utilization management, coverage of services, and other areas to which the guidelines apply;

b.	Contractors must have policies and procedures in place that govern the process for proactive discharge planning when members have been admitted into acute care facilities. The intent of the discharge planning policy and procedure would be to increase the utilization management of inpatient admissions and decrease readmissions within 30 days of discharge; and

c.	In addition, 42 CFR 447.26 prohibits payment for Provider-Preventable Conditions that meet the definition of a Health Care-Acquired Condition (HCAC) or an Other Provider–Preventable Condition (OPPC) (refer to AMPM Chapter 1000). If an HCAC or OPPC is identified, the Contractor must report the occurrence to AHCCCS and conduct a quality of care investigation.

5.	Continuity and coordination of care:

a.	Establish a process to ensure coordination of member care needs across the continuum based on early identification of health risk factors or special care needs;

b.	Establish a process for timely and confidential communication of clinical information among providers;

c.	Must proactively provide care coordination for members who have multiple complaints regarding services or the AHCCCS Program. This includes, but is not limited to, members who do not meet the Contractor’s criteria for case management; and

d.	Meet with the Regional Behavioral Health Authorities to improve and address coordination of care issues. Meetings shall occur at least quarterly or more frequently if needed.

6.	Monitor and evaluate over and/or underutilization of services [42 CFR 438-240(b)(3)];

7.	Evaluate new medical technologies, and new uses of existing technologies; and

8.	Disease Management or Chronic Care Program that reports results and provides for analysis of the program through the MM Committee.

AHCCCS will provide a new Contractor (including an Incumbent Contractor new to a GSA) with three years of historical Acute Care Program encounter data for members enrolled with the Contractor as of December 1, 2013. Contractors should use this data to assist with identifying members in need of medical management.

On a recurring basis (no less than quarterly based on adjudication date),, AHCCCS shall provide the Contractor an electronic file of claims and encounter data for members enrolled with the Contractor who have received services, during the member’s enrollment period, from another contractor or through AHCCCS FFS for purposes of member care coordination.

The Contractor shall develop a plan outlining short- and long-term strategies for improving care coordination using the physical and behavioral health care data available for members with behavioral health needs. In addition, the Contractor shall develop an outcome measurement plan to track the progress of the strategies. The plan outlining the strategies for improving care coordination and the outcome measurement must be reported in the annual MM/UM Plan and Evaluation submitted to AHCCCS as specified in Attachment F3, Contractor Chart of Deliverables.

The Contractor shall have a process to report MM data and management activities through a MM Committee. The Contractor’s MM Committee will analyze the data, make recommendations for action, monitor the effectiveness of actions and report these findings to the Committee. The Contractor shall have in effect mechanisms to assess the quality and appropriateness of care furnished to members with special health care needs [42 CFR 438.240(b)(4)].

The Contractor will assess, monitor and report quarterly through the MM Committee medical decisions to assure compliance with timeliness, language, Notice of Action intent, and that the decisions comply with all Contractor coverage criteria. This includes quarterly evaluation of all Notice of Action decisions that are made by a subcontracted entity.

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The Contractor shall maintain a written MM plan and work plan that addresses the monitoring of MM activities (AMPM Chapter 1000). The plan and work plan must be submitted for review within timelines specified in Attachment F3, Contractor Chart of Deliverables.

25.	TELEPHONE PERFORMANCE STANDARDS

The Contractor must meet and maintain established telephone performance standards to ensure member and provider satisfaction as specified in ACOM Policy 435. The Contractor shall report on compliance with these standards as specified in Attachment F3, Contractor Chart of Deliverables and the policy identified above. All reported data is subject to validation through periodic audits and/or operational reviews.

26.	GRIEVANCE SYSTEM

The Contractor shall have in place a written grievance system process for subcontractors, enrollees and non-contracted providers, which define their rights regarding disputed matters with the Contractor. The Contractor’s grievance system for enrollees includes a grievance process (the procedures for addressing enrollee grievances), an appeals process and access to the State’s fair hearing process as outlined in Attachment F1, Enrollee Grievance System Standards. The Contractor’s dispute process for subcontractors and non-contracted providers includes a claim dispute process and access to the State’s fair hearing process as outlined in Attachment F2, Provider Claim Dispute Standards. The Contractor shall remain responsible for compliance with all requirements set forth in Attachments F1, Enrollee Grievance System Standards, F2, Provider Claim Dispute Standards, and 42 CFR Part 438 Subpart F.

Information to enrollees must meet cultural competency and limited English proficiency requirements as specified in Section D, Paragraph 18, Member Information and Paragraph 20, Cultural Competency. The Contractor shall provide the appropriate professional, paraprofessional and clerical personnel for the representation of the Contractor in all issues relating to the grievance system and any other matters arising under this contract which rise to the level of administrative hearing or a judicial proceeding. Unless there is an agreement with the State in advance, the Contractor shall be responsible for all attorney fees and costs awarded to the claimant in a judicial proceeding.

The Contractor may delegate the grievance system process to subcontractors, however, the Contractor must ensure that the delegated entity complies with applicable Federal and State laws, regulations and policies, including, but not limited to 42 CFR Part 438 Subpart F. The Contractor shall remain responsible for compliance with all requirements. The Contractor shall also ensure that it timely provides written information to both enrollees and providers, which clearly explains the grievance system requirements. This information must include a description of: the right to a State fair hearing, the method for obtaining a State fair hearing, the rules that govern representation at the hearing, the right to file grievances, appeals and claim disputes, the requirements and timeframes for filing grievances, appeals and claim disputes, the availability of assistance in the filing process, the toll-free numbers that the enrollee can use to file a grievance or appeal by phone, that benefits will continue when requested by the enrollee in an appeal or State fair hearing request concerning certain actions which are timely filed, that the enrollee may be required to pay the cost of services furnished during the appeal/hearing process if the final decision is adverse to the enrollee, and that a provider may file an appeal on behalf of an enrollee with the enrollee’s written consent.

The Contractor must provide reports on the Grievance System as required in the AHCCCS Grievance System Reporting Guide available on the AHCCCS website. See also Attachment F3, Contractor Chart of Deliverables.

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27.	NETWORK DEVELOPMENT

The Contractor shall develop and maintain a provider network that is supported by written agreements which is sufficient to provide all covered services to AHCCCS members. The Contractor shall ensure covered services are reasonably accessible in terms of location and hours of operation. The Contractor must provide a comprehensive provider network that ensures its membership has access at least equal to community norms. Services shall be as accessible to AHCCCS members in terms of timeliness, amount, duration and scope as those services are available to non-AHCCCS persons within the same service area [42 CFR 438.210(a)(2)]. The Contractor is encouraged to have available non-emergent after-hours physician or primary care services within its network. If the Contractor’s network is unable to provide medically necessary services required under contract, the Contractor must adequately and timely cover these services through an out of network provider until a network provider is contracted. The Contractor shall ensure coordination with respect to authorization and payment issues in these circumstances [42 CFR 438.206(b)(4) and (5)].

The Contractor is expected to design a network that provides a geographically convenient flow of patients among network providers. The provider network shall be designed to reflect the needs and service requirements of AHCCCS’ culturally and linguistically diverse member population. The Contractor shall design its provider networks to maximize the availability of community based primary care and specialty care access and that reduces utilization of emergency services, one day hospital admissions, hospital based outpatient surgeries when lower cost surgery centers are available, and hospitalization for preventable medical problems.

There shall be sufficient personnel for the provision of covered services, including emergency medical care on a 24-hour-a-day, seven-days-a-week basis [42 CFR 438.206(c)(1)(iii)].

The Contractor shall develop and maintain a Provider Network Development and Management Plan which ensures that the provision of covered services will occur as stated above [42 CFR 438.207(b)]. The requirements for the Network Development and Management Plan are found in ACOM Policy 415. The Network Development and Management Plan shall be evaluated, updated annually and submitted to AHCCCS as specified in Attachment F3, Contractor Chart of Deliverables. The submission of the network management and development plan to AHCCCS is an assurance of the adequacy and sufficiency of the Contractor’s provider network. The Contractor shall also submit, as needed, an assurance when there has been a significant change in operations that would affect adequate capacity and services. These changes would include, but would not be limited to, changes in services, covered benefits, geographic service areas, payments or eligibility of a new population.

In accordance with the requirements specified in ACOM Policy 436 the network shall be sufficient to provide covered services within designated time and distance limits. This includes a network such that 90% of its members residing within Pima and Maricopa counties do not have to travel more than 15 minutes or 10 miles to visit a PCP, dentist or pharmacy, unless accessing those services through a Multi-Specialty Interdisciplinary Clinic (MSIC). The Contractor must obtain hospital contracts as specified in ACOM Policy 436.

The Contractor shall not discriminate with respect to participation in the AHCCCS program, reimbursement or indemnification against any provider based solely on the provider’s type of licensure or certification [42 CFR 438.12(a)(1)(2)]. In addition, the Contractor must not discriminate against particular providers that service high-risk populations or specialize in conditions that require costly treatment [42 CFR 438.214(c)]. This provision, however, does not prohibit the Contractor from limiting provider participation to the extent necessary to meet the needs of the Contractor’s members. This provision also does not interfere with measures established by the Contractor to control costs and quality consistent with its responsibilities under this contract nor does it preclude the Contractor from using different reimbursement amounts for different specialists or for different practitioners in the same specialty [42 CFR 438.12(b)(1)]. If a Contractor declines to include individuals or groups of providers in its network, it must give the affected providers timely written notice of the reason for its decision [42 CFR 438.12(a)(1)]. The Contractor may not include providers excluded from participation in Federal health care programs, under either section 1128 or section 1128A of the Social Security Act [42 CFR 438.214(d)].

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MSICs are established facilities providing interdisciplinary services for members with qualifying CRS conditions and are under contract with the CRS Contractor. Contractors are encouraged to contract with MSICs for specialty care. Pediatric specialists that work in the MSIC are in limited quantity in Arizona. Contracting with the MSICs provides Contractors an opportunity to increase access to these pediatric specialists.

The Contractor must pay all AHCCCS registered Arizona Early Intervention Program (AzEIP) providers, regardless of their contract status with the Contractor, when Individual Family Service Plans identify and meet the requirement for medically necessary EPSDT covered services.

The Contractor is also encouraged to develop non-financial incentive programs to increase participation in its provider network.

AHCCCS is committed to workforce development and support of the medical residency and dental student training programs in the State of Arizona. AHCCCS expects the Contractor to support these efforts. AHCCCS encourages plans to contract with or otherwise support the many Graduate Medical Education (GME) Residency Training Programs currently operating in the State and to investigate opportunities for resident participation in Contractor medical management and committee activities. In the event of a contract termination between the Contractor and a GME Residency Training Program or training site, the Contractor may not remove members from that program in such a manner so as to harm the stability of the program. AHCCCS reserves the right to determine what constitutes risk to the program. Further, the Contractor must attempt to contract with graduating residents and providers that are opening new practices in, or relocating to, Arizona, especially in rural or underserved areas.

Homeless Clinics: Contractors in Maricopa and Pima County must contract with homeless clinics at the AHCCCS Fee-for-Service rate for Primary Care services. Contracts must stipulate that:

1.	Only those members who request a homeless clinic as a PCP may be assigned to them; and

2.	Members assigned to a homeless clinic may be referred out-of-network for needed specialty services.

The Contractor must make resources available to assist homeless clinics with administrative issues such as obtaining prior authorization, and resolving claims issues.

28.	PROVIDER AFFILIATION TRANSMISSION

The Contractor must submit information quarterly regarding its provider network. This information must be submitted in the format described in the Provider Affiliation Transmission (PAT) User Manual which can be found on the AHCCCS website. The Contractor shall also validate its compliance with minimum network requirements against the network information provided in the PAT through the submission of a completed Minimum Network Requirements Verification Template (see ACOM Policy 436 for Template). The PAT and the Minimum Network Requirements Verification Template must be submitted as specified in Attachment F3, Contractor Chart of Deliverables.

29.	NETWORK MANAGEMENT

The Contractor shall have policies on how the Contractor will [AMPM, 42 CFR 438.214(a)]:

a.	Communicate with the network regarding contractual and/or program changes and requirements;

b.	Monitor network compliance with policies and rules of AHCCCS and the Contractor, including compliance with all policies and procedures related to the grievance/appeal processes and ensuring the member’s care is not compromised during the grievance/appeal processes;

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c.	Evaluate the quality of services delivered by the network;

d.	Provide or arrange for medically necessary covered services should the network become temporarily insufficient within the contracted service area;

e.	Monitor the adequacy, accessibility and availability of its provider network to meet the needs of its members, including the provision of care to members with limited proficiency in English;

f.	Process provisional credentials;

g.	Recruit, select, credential, re-credential and contract with providers in a manner that incorporates quality management, utilization, office audits and provider profiling;

h.	Provide training for its providers and maintain records of such training;

i.	Track and trend provider inquiries/complaints/requests for information and take systemic action as necessary and appropriate; and

j.	Ensure that provider calls are acknowledged within three business days of receipt, resolved and/or state the result communicated to the provider within 30 business days of receipt (this includes referrals from AHCCCS).

Contractor policies shall be subject to approval by AHCCCS, Division of Health Care Management, and shall be monitored through operational audits.

The Contractor shall hold a Provider Forum no less than quarterly. The forum must be chaired by the Contractor’s Administrator/CEO or designee. The purpose of the forum is to improve communication between the Contractor and its providers. The forum shall be open to all providers including dental providers. The Provider Forum shall not be the only venue for the Contractor to communicate and participate in the issues affecting the provider network. Provider Forum meeting agendas and minutes must be made available to AHCCCS upon request. The Contractor shall report information discussed during these Forums to Executive Management within the organization.

Material Change to Provider Network

All material changes in the Contractor’s provider network that are initiated by the Contractor must be approved in advance by AHCCCS, Division of Health Care Management. A material change to the provider network is defined as one which affects, or can reasonably be foreseen to affect, the Contractor’s ability to meet the performance and network standards as described in this contract. It also includes any change that would cause more than 5% of members in the GSA to change the location where services are received or rendered. The Contractor must submit the request for approval of a material change in their provider network, including notification to affected members, as specified in Attachment F3, Contractor Chart of Deliverables. The request must include a description of any short-term gaps identified as a result of the change and the alternatives that will be used to fill them. AHCCCS will respond to the Contractor within 30 days. A material change in the Contractor’s provider network requires 30 days advance written notice to affected members. For emergency situations, AHCCCS will expedite the approval process.

The Contractor shall notify AHCCCS, Division of Health Care Management, of any unexpected changes that would impair its provider network, as specified in Attachment F3, Contractor Chart of Deliverables [42 CFR 438.207 (c)]. This notification shall include (1) information about how the provider network change will affect the delivery of covered services, and (2) the Contractor’s plans for maintaining the quality of member care, if the provider network change is likely to affect the delivery of covered services.

See Section D, Paragraph 55, Capitation Adjustments regarding material changes by the Contractor that may impact capitation rates.

The Contractor shall give hospitals and provider groups 90 days’ notice prior to a contract termination without cause. Contracts between the Contractor and single practitioners are exempt from this requirement.

Provider/Network Changes Report: The Contractor must submit a Quarterly Provider/Network Changes Due to Rates Report as described in ACOM Policy 415 and Attachment F3, Contractor Chart of Deliverables.

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30.	PRIMARY CARE PROVIDER STANDARDS

The Contractor shall include in its provider network a sufficient number of PCPs to meet the requirements of this contract. Health care providers designated by the Contractor as PCPs shall be licensed in Arizona as allopathic or osteopathic physicians who generally specialize in family practice, internal medicine, obstetrics, gynecology, or pediatrics; certified nurse practitioners or certified nurse midwives; or physician’s assistants [42 CFR 438.206(b)(2)].

The Contractor shall assess the PCP’s ability to meet AHCCCS appointment availability and other standards when determining the appropriate number of its members to be assigned to a PCP. The Contractor shall adjust the size of a PCP’s panel, as needed, for the PCP to meet AHCCCS appointment and clinical performance standards. AHCCCS shall inform the Contractor when a PCP has a panel of more than 1,800 AHCCCS members, to assist in the assessment of the size of their panel. This information will be provided on a quarterly basis.

The Contractor shall have a system in place to monitor and ensure that each member is assigned to an individual PCP and that the Contractor’s data regarding PCP assignments is current. The Contractor is encouraged to assign members with complex medical conditions, who are age 12 and younger, to board certified pediatricians. PCPs with assigned members diagnosed with AIDS or as HIV positive, shall meet criteria and standards set forth in the AMPM.

The Contractor shall ensure that providers serving EPSDT-aged members utilize AHCCCS-approved EPSDT Tracking forms and standardized developmental screening tools and are trained in the use of the tools. EPSDT-aged members shall be assigned to providers who are trained on and who use AHCCCS approved developmental screening tools.

The Contractor shall offer members freedom of choice within its network in selecting a PCP consistent with 42 CFR 438.6(m) and 438.52(d) and this contract. The Contractor may restrict this choice when a member has shown an inability to form a relationship with a PCP, as evidenced by frequent changes, or when there is a medically necessary reason. When a new member has been assigned to the Contractor, the Contractor shall inform the member in writing of his enrollment and of his PCP assignment within 12 business days of the Contractor’s receipt of notification of assignment by AHCCCS. See ACOM Policy 404.

At a minimum, the Contractor shall hold the PCP responsible for the following activities [42 CFR 438.208(b)(1)]:

a.	Supervising, coordinating and providing care to each assigned member (except for well woman exams and children’s dental services when provided without a PCP referral);

b.	Initiating referrals for medically necessary specialty care;

c.	Maintaining continuity of care for each assigned member;

d.	Maintaining the member’s medical record, including documentation of all services provided to the member by the PCP, as well as any specialty or referral services including behavioral health;

e.	Utilizing the AHCCCS approved EPSDT Tracking form;

f.	Providing clinical information regarding member’s health and medications to the treating provider (including behavioral health providers) within 10 business days of a request from the provider; and

g.	If serving children, for enrolling as a Vaccines for Children (VFC) provider.

The Contractor shall establish and implement policies and procedures to monitor PCP activities and to ensure that PCPs are adequately notified of, and receive documentation regarding, specialty and referral services provided to assigned members by specialty physicians, and other health care professionals.

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31.	MATERNITY CARE PROVIDER STANDARDS

The Contractor shall ensure that a maternity care provider is designated for each pregnant member for the duration of her pregnancy and postpartum care and that those maternity services are provided in accordance with the AMPM. The Contractor may include in its provider network the following maternity care providers:

a.	Arizona licensed allopathic and/or osteopathic physicians who are obstetricians or general practice/family practice providers who provide maternity care services

b.	Physician Assistants

c.	Nurse Practitioners

d.	Certified Nurse Midwives

e.	Licensed Midwives

Pregnant members may choose, or be assigned, a PCP who provides obstetrical care. Such assignment shall be consistent with the freedom of choice requirements for selecting health care professionals while ensuring that the continuity of care is not compromised. Members receiving maternity services from a certified nurse midwife or a licensed midwife must also be assigned to a PCP for other health care and medical services. A certified nurse midwife may provide primary care services that he or she is willing to provide and that the member elects to receive from the certified nurse midwife. Members receiving care from a certified nurse midwife may elect to receive some or all of her primary care from the assigned PCP. Licensed midwives may not provide any additional medical services as primary care is not within their scope of practice.

All physicians and certified nurse midwives who perform deliveries shall have hospital privileges for obstetrical services. Practitioners performing deliveries in alternate settings shall have a documented hospital coverage agreement. Licensed midwives perform deliveries only in the member’s home. Labor and delivery services may be provided in the member’s home by physicians, nurse practitioners, and certified nurse midwives who include such services within their practice.

32.	REFERRAL MANAGEMENT PROCEDURES AND STANDARDS

The Contractor shall have adequate written procedures regarding referrals to specialists, to include, at a minimum, the following:

Use of referral forms clearly identifying the Contractor;

a.	A process in place that ensures the member’s PCP receives all specialist and consulting reports and a process to ensure PCP follow-up of all referrals including EPSDT referrals for behavioral health services;

b.	A referral plan for any member who is about to lose eligibility and who requests information on low-cost or no-cost health care services;

c.	Referral to Medicare;

d.	Women shall have direct access to in-network gynecological providers, including physicians, physician assistants and nurse practitioners within the scope of their practice [42 CFR 438.206(b)(2)];

e.	For members with special health care needs determined to need a specialized course of treatment or regular care monitoring, the Contractor must have a mechanism in place to allow such members to directly access a specialist (for example through a standing referral or an approved number of visits) as appropriate for the member’s condition and identified needs; and

f.	Allow for a second opinion from a qualified health care professional within the network, or if one is not available in network, arrange for the member to obtain one outside the network, at no cost to the member [42 CFR 438.206(b)(3)].

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The Contractor shall comply with all applicable physician referral requirements and conditions defined in Sections 1903(s) and 1877 of the Social Security Act and their implementing regulations which include, but are not limited to, 42 CFR Part 411, Part 424, Part 435 and Part 455. Sections 1903(s) and 1877 of the Act prohibits physicians from making referrals for designated health services to health care entities with which the physician or a member of the physician’s family has a financial relationship. Designated health services include:

a.	Clinical laboratory services

b.	Physical therapy services

c.	Occupational therapy services

d.	Radiology services

e.	Radiation therapy services and supplies

f.	Durable medical equipment and supplies

g.	Parenteral and enteral nutrients, equipment and supplies

h.	Prosthetics, orthotics and prosthetic devices and supplies

i.	Home health services

j.	Outpatient prescription drugs

k.	Inpatient and outpatient hospital services

33.	APPOINTMENT STANDARDS

The Contractor shall monitor appointment availability utilizing the methodology found in ACOM Policy 417. For purposes of this section, “urgent” is defined as an acute, but not necessarily life-threatening disorder, which, if not attended to, could endanger the patient’s health. The Contractor shall have procedures in place that ensure the following standards are met.

For Primary Care Appointments, the Contractor shall be able to provide:

a.	Emergency appointments the same day or within 24 hours of the member’s phone call or other notification

b.	Urgent care appointments within 2 days of request

c.	Routine care appointments within 21 days of request

For Specialty Referrals, the Contractor shall be able to provide:

a.	Emergency appointments within 24 hours of referral

b.	Urgent care appointments within 3 days of referral

c.	Routine care appointments within 45 days of referral

For Dental Appointments, the Contractor shall be able to provide:

a.	Emergency appointments within 24 hours of request

b.	Urgent care appointments within 3 days of request

c.	Routine care appointments within 45 days of request

For Maternity Care, the Contractor shall be able to provide initial prenatal care appointments for enrolled pregnant members as follows:

a.	First trimester - within 14 days of request

b.	Second trimester - within 7 days of request

c.	Third trimester - within 3 days of request

d.	High risk pregnancies - within 3 days of identification of high risk by the Contractor or maternity care provider, or immediately if an emergency exists

The Contractor shall actively monitor provider compliance with appointment standards as required in ACOM Policy 417.

For wait time in the office, the Contractor shall actively monitor and ensure that a member’s waiting time for a scheduled appointment at the PCP’s or specialist’s office is no more than 45 minutes, except when the provider is unavailable due to an emergency.

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For medically necessary non-emergent transportation, the Contractor shall schedule transportation so that the member arrives on time for the appointment, but no sooner than one hour before the appointment; nor have to wait more than one hour after the conclusion of the treatment for transportation home; nor be picked up prior to the completion of treatment. Also see Section D, Paragraph 11, Special Health Care Needs. The Contractor must develop and implement a quarterly performance auditing protocol to evaluate compliance with the standards above for all subcontracted transportation vendors/brokers and require corrective action if standards are not met.

The Contractor must use the results of appointment standards monitoring to assure adequate appointment availability in order to reduce unnecessary emergency department utilization. The Contractor is also encouraged to contract with or employ the services of non-emergency facilities to address member non-emergency care issues occurring after regular office hours or on weekends.

The Contractor shall establish processes to monitor and reduce the appointment “no-show” rate by provider and service type. As best practices are identified, AHCCCS may require implementation by the Contractor.

The Contractor shall have written policies and procedures about educating its provider network regarding appointment time requirements. The Contractor must develop a corrective action plan when appointment standards are not met; if appropriate, the corrective action plan should be developed in conjunction with the provider [42 CFR 438.206(c)(1)(iv), (v) and (vi)]. Appointment standards shall be included in the Provider Manual. The Contractor is encouraged to include the standards in the provider subcontracts.

34.	FEDERALLY QUALIFIED HEALTH CENTERS (FQHCs) AND RURAL HEALTH CLINICS (RHCs)

The Contractor is encouraged to use FQHCs/RHCs and FQHC Look-Alikes in Arizona to provide covered services. AHCCCS requires the Contractor to negotiate rates of payment with FQHCs/RHCs and FQHC Look-Alikes for non-pharmacy services that are comparable to the rates paid to providers that provide similar services. AHCCCS reserves the right to review a Contractor’s negotiated rates with an FQHC/RHC and FQHC Look-Alikes for reasonableness and to require adjustments when negotiated rates are found to be substantially less than those being paid to other, non-FQHC/RHC/FQHC Look-Alikes providers for comparable services.

For FQHC and FQHC Look-Alike pharmacies, all drugs identified in the 340B Drug Pricing Program are required to be billed at the lesser of: 1) the actual acquisition cost of the drug or 2) the 340B ceiling price. These drugs shall be reimbursed at the lesser of the two amounts above plus a dispensing fee. See AHCCCS rule R9-22-710 (C) for further details.

The Contractor is required to submit member information for Title XIX and Title XXI members for each FQHC/RHC/FQHC Look-Alikes as specified in Attachment F3, Contractor Chart of Deliverables. AHCCCS will perform periodic audits of the member information submitted. The Contractor should refer to the AHCCCS Financial Reporting Guide for Acute Care Contractors with the Arizona Health Care Cost Containment System for further guidance. The FQHCs/RHCs/FQHC Look-Alikes registered with AHCCCS are listed on the AHCCCS website.

35.	PROVIDER MANUAL

The Contractor shall develop, distribute and maintain a provider manual as described in ACOM Policy 416.

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36.	PROVIDER REGISTRATION

The Contractor shall ensure that all of its subcontractors register with AHCCCS as an approved service provider. For specific requirements on Provider Registration refer to the AHCCCS website at:

http://www.azahcccs.gov/commercial/ProviderRegistration/registration.aspx.

The National Provider Identifier (NPI) is required on all claim submissions and subsequent encounters from providers who are eligible for an NPI. The Contractor shall work with providers to obtain their NPI.

Except as otherwise required by law or as otherwise specified in a contract between a Contractor and a provider, the AHCCCS fee-for-service provisions referenced in the AHCCCS Provider Participation Agreement located on the AHCCCS website (e.g. billing requirements, coding standards, payment rates) are in force between the provider and Contractor.

37.	SUBCONTRACTS

The Contractor shall be legally responsible for contract performance whether or not subcontracts are used [42 CFR 438.230(a) and 434.6(c)]. No subcontract shall operate to terminate the legal responsibility of the Contractor to assure that all activities carried out by the subcontractor conform to the provisions of this contract. Subject to such conditions, any function required to be provided by the Contractor pursuant to this contract may be subcontracted to a qualified person or organization [42 CFR 438.6]. All such subcontracts must be in writing [42 CFR 438.6(l)]. See ACOM Policy 203.

All subcontracts entered into by the Contractor are subject to prior review and written approval by AHCCCS, Division of Health Care Management, and shall incorporate by reference the applicable terms and conditions of this contract. The following types of Administrative Services subcontracts shall be submitted to AHCCCS, Division of Health Care Management for prior approval as specified in Attachment F3, Contractor Chart of Deliverables.

Administrative Services Subcontracts:

1.	Delegated agreements that subcontract;

a.	Any function related to the management of the contract with AHCCCS,

b.	Claims processing, including pharmacy claims,

c.	Credentialing including those for only primary source verification (i.e. Credential Verfication Organization).

2.	All Management Service Agreements;

3.	All Service Level Agreements with any Division or Subsidiary of a corporate parent owner.

AHCCCS may, at its discretion, communicate directly with the governing body or Parent Corporation of the Contractor regarding the performance of a subcontractor or Contractor respectively.

The Contractor shall maintain a fully executed original or electronic copy of all subcontracts, which shall be accessible to AHCCCS within two business days of the request by AHCCCS. All requested subcontracts must have full disclosure of all terms and conditions and must fully disclose all financial or other requested information. Information may be designated as confidential but may not be withheld from AHCCCS as proprietary. Information designated as confidential may not be disclosed by AHCCCS without the prior written consent of the Contractor except as required by law. All subcontracts shall comply with the applicable provisions of Federal and State laws, regulations and policies.

Before entering into a subcontract which delegates duties or responsibilities to a subcontractor the Contractor must evaluate the prospective subcontractor’s ability to perform the activities to be delegated. If the Contractor

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delegates duties or responsibilities then the Contractor shall establish a written agreement that specifies the activities and reporting responsibilities delegated to the subcontractor. The written agreement shall also provide for revoking delegation or imposing other sanctions if the subcontractor’s performance is inadequate. The Contractor’s local CEO must retain the authority to direct and prioritize any delegated contract requirements. In order to determine adequate performance, the Contractor shall monitor the subcontractor’s performance on an ongoing basis and subject it to formal review at least annually or more frequently if requested by AHCCCS. As a result of the performance review, any deficiencies must be communicated to the subcontractor in order to establish a corrective action plan [42 CFR 438.230(b)]. The results of the performance review and the correction plan shall be communicated to AHCCCS upon completion.

A merger, reorganization or change in ownership of an Administrative Services subcontractor of the Contractor shall require a contract amendment and prior approval of AHCCCS.

The Contractor must submit the Administrative Services Annual Subcontractor Assignment and Evaluation Report as specified in Attachment F3, Contractor Chart of Deliverables, detailing any Contractor duties or responsibilities that have been subcontracted as described under Administrative Services Subcontracts previously in this section. The Administrative Services Annual Subcontractor Assignment and Evaluation Report will include the following:

•	Subcontractor’s name

•	Delegated duties and responsibilities

•	Most recent review date of the duties, responsibilities and financial position of the subcontractor

•	A comprehensive summary of the evaluation of the performance (operational and financial) of the subcontractor. The full report shall be made available upon request from AHCCCS.

•	Next scheduled review date

•	Identified areas of deficiency

•	Corrective action plans as necessary

If the subcontractor is in significant non-compliance with the subcontract, the Contractor shall notify AHCCCS as specified in Attachment F3, Contractor Chart of Deliverables. The Contractor will submit this in writing and provide the corrective action plan and any measures taken by the Contractor to bring the subcontractor into compliance.

Provider Agreements: The Contractor shall not include covenant-not-to-compete requirements in its provider agreements. Specifically, the Contractor shall not contract with a provider and require that the provider not provide services for any other AHCCCS Contractor. In addition, the Contractor shall not enter into subcontracts that contain compensation terms that discourage providers from serving any specific eligibility category.

The Contractor must make reasonable efforts to enter into a written agreement with any provider providing services at the request of the Contractor more than 25 times during the previous contract year and/or are anticipated to continue providing services for the Contractor. The Contractor must follow ACOM Policy 415 and consider the repeated use of providers operating without a written agreement when assessing the adequacy of its network.

For all subcontracts in which the Contractor and subcontractor have a capitated arrangement/risk sharing arrangement, the following provision must be included verbatim in every contract:

If <the Subcontractor> does not bill <the Contractor>, < the subcontractor’s> encounter data that is required to be submitted to <the Contractor> pursuant to contract is defined for these purposes as a “claim for payment”. <The Subcontractor’s> provision of any service results in a “claim for payment” regardless of whether there is any intention of payment. All said claims shall be subject to review under any and all fraud and abuse statutes, rules and regulations, including but not limited to Arizona Revised Statute (A.R.S.) §36-2918.

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All subcontracts must reference and require compliance with the Minimum Subcontract Provisions. See Minimum Subcontract Provisions on the AHCCCS Website at:

http://www.azahcccs.gov/commercial/MinimumSubcontractProvisions.aspx

In addition, each subcontract must contain the following:

1.	Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor;

2.	Identification of the name and address of the subcontractor;

3.	Identification of the population, to include patient capacity, to be covered by the subcontractor;

4.	The amount, duration and scope of medical services to be provided, and for which compensation will be paid;

5.	The term of the subcontract including beginning and ending dates, methods of extension, termination and re- negotiation;

6.	The specific duties of the subcontractor relating to coordination of benefits and determination of third-party liability;

7.	A provision that the subcontractor agrees to identify Medicare and other third-party liability coverage and to seek such Medicare or third party liability payment before submitting claims to the Contractor;

8.	A description of the subcontractor’s patient, medical, dental and cost record keeping system;

9.	Specification that the subcontractor shall cooperate with quality management programs, and comply with the utilization control and review procedures specified in 42 CFR Part 456, as specified in the AMPM;

10.	A provision stating that a merger, reorganization or change in ownership of an Administrative Services subcontractor of the Contractor shall require a contract amendment and prior approval of AHCCCS;

11.	A provision that indicates that AHCCCS is responsible for enrollment, re-enrollment and disenrollment of the covered population;

12.	A provision that the subcontractor shall be fully responsible for all tax obligations, Worker’s Compensation Insurance, and all other applicable insurance coverage obligations which arise under this subcontract, for itself and its employees, and that AHCCCS shall have no responsibility or liability for any such taxes or insurance coverage;

13.	A provision that the subcontractor must obtain any necessary authorization from the Contractor or AHCCCS for services provided to eligible and/or enrolled members;

14.	A provision that the subcontractor must comply with encounter reporting and claims submission requirements as described in the subcontract;

15.	Provision(s) that allow the Contractor to suspend, deny, refuse to renew or terminate any subcontractor in accordance with the terms of this contract and applicable law and regulation;

16.	A provision that the subcontractor may provide the member with factual information, but is prohibited from recommending or steering a member in the member’s selection of a Contractor; and

17.	A provision that compensation to individuals or entities that conduct utilization management and concurrent review activities is not structured so as to provide incentives for the individual or entity to deny, limit or discontinue medically necessary services to any enrollee [42 CFR 438.210(e)].

38.	CLAIMS PAYMENT/HEALTH INFORMATION SYSTEM

The Contractor shall develop and maintain claims processes that ensure the correct collection and processing of claims, analyzes, integrates, and reports data. The processes shall result in information on areas including, but not limited to, service utilization, claim disputes and appeals [42 CFR 438.242(a)].

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General Claims Processing Requirements

The Contractor must include nationally recognized methodologies to correctly pay claims including but not limited to:

a.	Medicaid Correct Coding Initiative (NCCI) for Professional, ASC and Outpatient services

b.	Multiple Procedure/Surgical Reductions

c.	Global Day E & M Bundling standards

The Contractor claims payment system must be able to assess and/or apply data related edits including but not limited to:

a.	Benefit Package Variations

b.	Timeliness Standards

c.	Data Accuracy

d.	Adherence to AHCCCS Policy

e.	Provider Qualifications

f.	Member Eligibility and Enrollment

g.	Over-Utilization Standards

The Contractor must produce a remittance advice related to the Contractor’s payments and/or denials to providers and each must include at a minimum:

a.	The reasons for denials and adjustments

b.	An adequate description of all denials and adjustments

c.	The amount billed

d.	The amount paid

e.	Application of COB and copays

f.	Provider rights for claim disputes

The related remittance advice must be sent with the payment, unless the payment is made by electronic funds transfer (EFT). Any remittance advice related to an EFT must be sent to the provider, no later than the date of the EFT. See Section D, Paragraph 64, Systems and Data Exchange Requirements, for specific standards related to remittance advice and EFT payment.

AHCCCS requires the Contractor to attend and participate in AHCCCS workgroups including Technical Consortium meetings to review upcoming initiatives and other technical issues.

Per A.R.S. §36-2904, unless a shorter time period is specified in contract, the Contractor shall not pay a claim initially submitted more than six months after the end date of service, inpatient claim date of discharge or date of eligibility posting whichever is later, or pay a clean claim submitted more than 12 months after date of service; except as directed by AHCCCS or otherwise noted in this contract. Claim payment requirements pertain to both contracted and non-contracted providers. The receipt date of the claim is the date stamp on the claim or the date electronically received. The receipt date is the day the claim is received at the Contractor’s specified claim mailing address. The paid date of the claim is the date on the check or other form of payment [42 CFR 447.45(d)]. Claims submission deadlines shall be calculated from the claim end date of service, inpatient claim date of discharge or the effective date of eligibility posting, whichever is later as stated in A.R.S. §36-2904.

Additionally, unless a subcontract specifies otherwise, the Contractor shall ensure that for each form type (Dental/Professional/Institutional), 95% of all clean claims are adjudicated within 30 days of receipt of the clean claim and 99% are adjudicated within 60 days of receipt of the clean claim.

In accordance with the Deficit Reduction Act of 2005, Section 6085, the Contractor is required to reimburse non-contracted emergency services providers at the AHCCCS Fee-For-Service rate. This applies to in State as well as out of State providers.

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In accordance with A.R.S. §36-2903 and §36-2904, in the absence of a written negotiated rate and when directed out of network by the Contractor, the Contractor is required to reimburse non-contracted non-emergent in State providers at the AHCCCS fee schedule and methodology, or pursuant to A.R.S. §36-2905.01, at 95% of the AHCCCS Fee-For-Service rates for urban hospital days. All payments are subject to other limitations that apply, such as provider registration, prior authorization, medical necessity, and covered service.

Effective for all non-hospital clean claims, in the absence of a contract specifying other late payment terms, a Contractor is required to pay interest on late payments. Late claims payments are those that are paid after 45 days of receipt of the clean claim (as defined in this contract). In grievance situations, interest shall be paid back to the date interest would have started to accrue beyond the applicable 45 day requirement. Interest shall be at the rate of 10% per annum, unless a different rate is stated in a written contract. In the absence of interest payment terms in a subcontract, interest shall accrue starting on the first day after a clean claim is contracted to be paid. For hospital clean claims, a Contractor shall apply quick pay discounts and slow payment penalties, when appropriate, in accordance with A.R.S. §36-2903.01. When interest is paid, the Contractor must report the interest as directed in the AHCCCS Encounter Manual.

Recoupments: The Contractor’s claims processes, as well as its prior authorization and concurrent review process, must minimize the likelihood of having to recoup already-paid claims.

Any individual recoupment in excess of $50,000 per provider, or Tax Identification Number within a contract year or greater than 12 months after the date of the original payment must be approved as specified in Attachment F3, Contractor Chart of Deliverables and, as further described in ACOM Policy 412. Upon submission of a request for approval, AHCCCS will respond within 30 days of the recoupment request.

The Contractor is required to reimburse providers for previously denied or recouped claims if the provider was subsequently denied payment by the primary insurer based on timely filing limits or lack of prior authorization and the member failed to initially disclose additional insurance coverage other than AHCCCS.

The provider shall have 90 days from the date they become aware that payment will not be made to submit a new claim to the Contractor which includes the documentation from the primary insurer that payment will not be made. Documentation includes but is not limited to any of the following items establishing that the primary insurer has or would deny payment based on timely filing limits or lack of prior authorization; an EOB, policy or procedure, Provider Manual excerpt, etc.

The Contractor must void encounters for claims that are recouped in full. For recoupments that result in a reduced claim value or adjustments that result in an increased claim value, replacement encounters must be submitted. AHCCCS may validate the submission of applicable voids and replacement encounters upon completion of any approved recoupment that meets the qualifications of this section. All replaced or voided encounters must reach adjudicated status within 120 days of the approval of the recoupment. The Contractor should refer to ACOM Policy 412 and AHCCCS Encounter Manual for further guidance.

Appeals: If the Contractor or a Director’s Decision reverses a decision to deny, limit, or delay authorization of services, and the member received the disputed services while an appeal was pending, the Contractor shall process a claim for payment from the provider in a manner consistent with the Contractor’s or Director’s Decision and applicable statutes, rules, policies, and contract terms. The provider shall have 90 days from the date of the reversed decision to submit a clean claim to the Contractor for payment. For all claims submitted as a result of a reversed decision, the Contractor is prohibited from denying claims for untimeliness if they are submitted within the 90 day timeframe. The Contractor is also prohibited from denying claims submitted as a result of a reversed decision because the member failed to request continuation of services during the appeals/hearing process: a member’s failure to request continuation of services during the appeals/hearing process is not a valid basis to deny the claim.

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Claims Processing Related Reporting: The Contractor shall submit a monthly Claims Dashboard as specified in the AHCCCS Claims Dashboard Reporting Guide and Attachment F3, Contractor Chart of Deliverables.

AHCCCS may require the Contractor to review claim requirements, including billing rules and documentation requirements, and submit a report to AHCCCS that will include the rationale for specified requirements. AHCCCS shall determine and provide a format for the reporting of this data at the time of the request.

Claims System Audits: The Contractor shall develop and implement an internal ongoing claims audit function that will include, at a minimum, the following:

a.	Verification that provider contracts are loaded correctly

b.	Accuracy of payments against provider contract terms

Audits of provider contract terms must be performed on a regular and periodic basis and consist of a random, statistically significant sampling of all contracts in effect at the time of the audit. The audit sampling methodology must be documented in policy and the Contractor should review the contract loading of both large groups and individual practitioners at least once every five year period in addition to any time a contract change is initiated during that timeframe. The findings of the audits described above must be documented and any deficiencies noted in the resulting reports must be met with corrective action.

In addition, in the event of a system change or upgrade, as specified in Attachment F3, Contractor Chart of Deliverables, the Contractor may also be required to initiate an independent audit of the Claim Payment/Health Information System. The Division of Health Care Management will approve the scope of this audit, and may include areas such as a verification of eligibility and enrollment information loading, contract information management (contract loading and auditing), claims processing and encounter submission processes, and will require a copy of the final audit findings.

Recovery Audit Contractor (RAC) Audits: A Recovery Audit Contractor (RAC) is a private entity that is contracted to identify underpayments and overpayments, and to recoup overpayments made to providers. The Affordable Care Act of 2010 required States to establish Medicaid RAC programs. CMS promulgated rules regarding the implementation of the Medicaid RAC requirements (42 CFR 455.500 et seq.), including the provision that Medicaid RACs are only required to review fee-for-service claims until a permanent Medicare managed care RAC program is fully operational or a viable State managed care model is identified and CMS undertakes rules regarding managed care RAC efforts.

AHCCCS is exploring what opportunities may exist in the marketplace regarding a methodology for conducting a recovery audit of its services delivered through its managed care contracts (excluding reinsurance). The Contractor shall participate in any RAC activities mandated by AHCCCS, via contract amendment or policy, upon determination of the method of approach.

39.	SPECIALTY CONTRACTS

AHCCCS may at any time negotiate or contract on behalf of the Contractor and AHCCCS for specialized hospital and medical services. AHCCCS will consider existing Contractor resources in the development and execution of specialty contracts. AHCCCS may require the Contractor to modify its delivery network to accommodate the provisions of specialty contracts. AHCCCS may consider waiving this requirement in particular situations if such action is determined to be in the best interest of the State; however, in no case shall reimbursement exceeding that payable under the relevant AHCCCS specialty contract be considered in capitation rate development or risk sharing arrangements, including reinsurance.

During the term of specialty contracts, AHCCCS may act as an intermediary between the Contractor and specialty Contractors to enhance the cost effectiveness of service delivery, medical management, and

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adjudication of claims related to payments provided under specialty contracts shall remain the responsibility of the Contractor. AHCCCS may provide technical assistance prior to the implementation of any specialty contracts.

AHCCCS has specialty contracts, including but not limited to, transplant services, anti-hemophilic agents and pharmaceutical related services. AHCCCS shall provide at least 60 days advance written notice to the Contractor prior to the implementation of any specialty contract.

40.	HOSPITAL SUBCONTRACTING AND REIMBURSEMENT

Maricopa and Pima counties Only: The Inpatient Hospital Reimbursement Program is defined in the A.R.S. §36-2905.01, and requires hospital subcontracts to be negotiated between Contractors in Maricopa and Pima counties to establish reimbursement levels, terms and conditions. Subcontracts shall be negotiated by the Contractor and hospitals to cover operational concerns, such as timeliness of claims submission and payment, payment of discounts or penalties and legal resolution, which may, as an option, include establishing arbitration procedures. These negotiated subcontracts shall remain under close scrutiny by AHCCCS to insure availability of quality services within specific service districts, equity of related party interests and reasonableness of rates. The general provisions of this program encompass acute care hospital services and outpatient hospital services that result in an admission. The Contractor, upon request, shall make available to AHCCCS, all hospital subcontracts and amendments. For non-emergency patient-days, the Contractor shall ensure that at least 65% of its members use contracted hospitals. AHCCCS reserves the right to subsequently adjust the 65% standard. Further, if in AHCCCS’ judgment the number of non-emergency inpatient days at a particular non-contracted hospital becomes significant, AHCCCS may require a subcontract at that hospital. In accordance with R9-22-718, unless otherwise negotiated by both parties, the reimbursement for inpatient services, including outliers, provided at a non-contracted hospital shall be based on the rates as defined in A.R.S. §36-2903.01, multiplied by 95%.

All Counties EXCEPT Maricopa and Pima: The Contractor shall reimburse hospitals for member care in accordance with AHCCCS rule R9-22 Article 7. The Contractor is encouraged to obtain subcontracts with hospitals in all GSAs. The Contractor, upon request, shall make available to AHCCCS, all hospital subcontracts and amendments.

For Out-of-State Hospitals: The Contractor shall reimburse out of State hospitals in accordance with R9-22 Article 7. A Contractor serving border communities (excluding Mexico) is strongly encouraged to establish contractual agreements with those out of State hospitals that are identified by GSA in ACOM Policy 436.

Outpatient Hospital Services: In the absence of a contract, the default payment rate for outpatient hospital services billed on a UB-04 will be based on the AHCCCS outpatient hospital fee schedule pursuant to A.R.S. §36-2904.

Hospital Recoupments: The Contractor may conduct prepayment and post-payment medical reviews of all hospital claims including outlier claims. Erroneously paid claims are subject to recoupment. If the Contractor fails to identify lack of medical necessity through concurrent review and/or prepayment medical review, lack of medical necessity identified during post-payment medical review shall not constitute a basis for recoupment by the Contractor. See also Section D, Paragraph 38, Claims Payment/Health Information System. For a more complete description of the guidelines for hospital reimbursement, please consult the applicable statutes and rules.

41.	RESPONSIBILITY FOR NURSING FACILITY REIMBURSEMENT

The Contractor shall provide medically necessary nursing facility services as outlined in Section D, Paragraph 10, Scope of Services. The Contractor shall also provide medically necessary nursing facility services for any enrolled member who has a pending ALTCS application who is currently residing in a nursing facility and is

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eligible for services provided under this contract. If the member becomes ALTCS eligible and is enrolled with an ALTCS Contractor before the end of the maximum 90 days per contract year of nursing facility coverage, the Contractor is only responsible for nursing facility reimbursement during the time the member is enrolled with the Contractor as shown in the PMMIS. Nursing facility services covered by another liable party (including Medicare) while the member is enrolled with the Contractor, shall be applied to the 90 day per contract year limitation.

The Contractor shall not deny nursing facility services when the member’s eligibility, including prior period coverage, had not been posted at the time of admission. In such situations the Contractor shall impose reasonable authorization requirements. There is no ALTCS enrollment, including prior period coverage that occurs concurrently with AHCCCS acute enrollment.

The Contractor shall notify the Assistant Director of the Division of Member Services when a member has been residing in a nursing facility, alternative residential facility or receiving home and community based services for 45 days as specified in Section D, Paragraph 10, Scope of Services, under the heading Nursing Facility. This will allow AHCCCS time to follow-up on the status of the ALTCS application and to consider potential fee-for-service coverage if the stay goes beyond the 90 day per contract year maximum.

42.	INCENTIVES/PAY FOR PERFORMANCE

Physician Incentives

The reporting requirements under 42 CFR 417.479 have been suspended. No reporting to CMS is required until the suspension is lifted.

The Contractor must comply with all applicable physician incentive requirements and conditions defined in 42 CFR 417.479. These regulations prohibit physician incentive plans that directly or indirectly make payments to a doctor or a group as an inducement to limit or refuse medically necessary services to a member. The Contractor is required to disclose all physician incentive agreements to AHCCCS and to AHCCCS members who request them.

The Contractor shall not enter into contractual arrangements that place providers at significant financial risk as defined in 42 CFR 417.479 unless specifically approved in advance by the AHCCCS, Division of Health Care Management. In order to obtain approval, the following must be submitted to the AHCCCS, Division of Health Care Management 45 days prior to the implementation of the contract [42 CFR 438.6(g)]:

1.	A complete copy of the contract;

2.	A plan for the member satisfaction survey;

3.	Details of the stop-loss protection provided; and

4.	A summary of the compensation arrangement that meets the substantial financial risk definition.

The Contractor shall disclose to AHCCCS the information on physician incentive plans listed in 42 CFR 417.479(h)(1) through 417.479(i) as specified in Attachment F3, Contractor Chart of Deliverables.

The Contractor shall also comply with all physician incentive plan requirements as set forth in 42 CFR 422.208, 422.210 and 438.6(h). These regulations apply to contract arrangements with subcontracted entities that provide utilization management services.

Any Contractor-selected and/or developed pay for performance initiative that meets the requirements of 42 CFR 417.479 must be approved by AHCCCS, Division of Health Care Management prior to implementation.

43.	MANAGEMENT SERVICES AGREEMENT AND COST ALLOCATION PLAN

If a Contractor has subcontracted for management services, the management service agreement must be approved in advance by AHCCCS, Division of Health Care Management. If there is a cost allocation plan as part of the

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management services agreement, it is subject to review by AHCCCS as specified in Attachment F3, Contractor Chart of Deliverables. AHCCCS reserves the right to perform a thorough review of actual management fees charged and/or corporate allocations made.

If there is a change in ownership of the entity with which the Contractor has contracted for management services, AHCCCS must review and provide prior approval of the assignment of the subcontract to the new owner. AHCCCS may offer open enrollment to the members assigned to the Contractor should a change in ownership occur. AHCCCS will not permit two Acute Care Contractors to utilize the same management service company in the same GSA.

The performance of management service subcontractors must be evaluated and included in the Annual Subcontractor Assignment and Evaluation Report required by Section D, Paragraph 37, Subcontracts and as specified in Attachment F3, Contractor Chart of Deliverables.

44.	MATERIAL CHANGE TO OPERATIONS

A material change to operations is defined as any change in overall business operations (i.e., policy, process, protocol, such as prior authorization or retrospective review) which affects, or can reasonably be foreseen to affect, the Contractor’s ability to meet the performance standards as described in this contract. It also includes any change that would impact more than 5% of total membership and/or provider network in a specific GSA.

The Contractor must submit the request for approval of a material change to operations, including draft notification to affected members and providers, as specified in Attachment F3, Contractor Chart of Deliverables. The request should contain, at a minimum, information regarding the nature of the operational change; the reason for the change; methods of communication to be used; and the anticipated effective date. AHCCCS will respond to the Contractor within 30 days. A material change in Contractor operations requires 30 days advance written notice to affected providers and members. The requirements regarding material changes to operations do not extend to contract negotiations between the Contractor and a provider.

The Contractor may be required to conduct meetings with providers to address issues (or to provide general information, technical assistance, etc.) related to Federal and State requirements, changes in policy, reimbursement matters, prior authorization and other matters as identified or requested by the AHCCCS.

45.	MINIMUM CAPITALIZATION

The Contractor is required to meet a minimum capitalization requirement within 30 days after contract award. Details regarding this requirement are included in AHCCCS’ solicitation, released prior to the expiration of the current contract period. Once the new contract period commences, the minimum capitalization may be applied to the Contractor’s equity per member standard, which continues throughout the contract period. See Section D, Paragraph 50, Financial Viability Standards.

46.	PERFORMANCE BOND OR BOND SUBSTITUTE

In addition to the minimum capitalization requirements, the Contractor shall be required to establish and maintain a performance bond for as long as the Contractor has AHCCCS-related liabilities of $50,000 or more outstanding, or 15 months following the termination date of this contract, whichever is later, to guarantee: (1) payment of the Contractor’s obligations to providers, and (2) performance by the Contractor of its obligations under this contract [42 CFR 438.116]. The Performance Bond shall be in a form acceptable to AHCCCS. See ACOM Policy 306.

In the event of a default by the Contractor, AHCCCS shall, in addition to any other remedies it may have under this contract, obtain payment under the Performance Bond or substitute security for the purposes of the following:

a.	Paying any damages sustained by providers, non-contracting providers and non-providers by reason of a breach of the Contractor’s obligations under this contract;

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b.	Reimbursing AHCCCS for any payments made by AHCCCS on behalf of the Contractor; and

c.	Reimbursing AHCCCS for any extraordinary administrative expenses incurred by reason of a breach of the Contractor’s obligations under this contract, including, but not limited to, expenses incurred after termination of this contract for reasons other than the convenience of the State by AHCCCS.

In the event AHCCCS agrees to accept substitute security in lieu of the security types outlined in ACOM Policy 306, the Contractor agrees to execute any and all documents and perform any and all acts necessary to secure and enforce AHCCCS’ security interest in such substitute security including, but not limited to, security agreements and necessary UCC filings pursuant to the Arizona Uniform Commercial Code. The Contractor must request approval from AHCCCS before a substitute security in lieu of the security types outlined in ACOM Policy 306 is established. In the event such substitute security is agreed to and accepted by AHCCCS, the Contractor acknowledges that it has granted AHCCCS a security interest in such substitute security to secure performance of its obligations under this contract. The Contractor is solely responsible for establishing the credit-worthiness of all forms of substitute security. AHCCCS may, after written notice to the Contractor, withdraw its permission for substitute security, in which case the Contractor shall provide AHCCCS with a form of security described in ACOM Policy 306.

The Contractor may not change the amount, duration or scope of the performance bond without prior written approval from AHCCCS, Division of Health Care Management. The Contractor shall not leverage the bond for another loan or create other creditors using the bond as security.

47.	AMOUNT OF PERFORMANCE BOND

The initial amount of the Performance Bond shall be equal to 100% of the total capitation payment expected to be paid to the Contractor in the first month of the contract year, or as determined by AHCCCS. The total capitation amount (including delivery supplement) excludes premium tax. This requirement must be satisfied by the Contractor no later than 30 days after notification by AHCCCS of the amount required. Thereafter, AHCCCS shall review the capitation amounts of the Contractor on a monthly basis to determine if the Performance Bond must be increased. The Contractor shall have 30 days following notification by AHCCCS to increase the amount of the Performance Bond. The Performance Bond amount that must be maintained after the contract term shall be sufficient to cover all outstanding liabilities and will be determined by AHCCCS. The Contractor may not change the amount of the performance bond without prior written approval from AHCCCS, Division of Health Care Management. Refer to ACOM Policy 305 for more details.

48.	ACCUMULATED FUND DEFICIT

The Contractor and its owners must review for accumulated fund deficits on a quarterly and annual basis. In the event the Contractor has a fund deficit, the Contractor and its owners shall fund the deficit through capital contributions in a form acceptable to AHCCCS. The capital contributions must be for the period in which the deficit is reported and shall occur within 30 days of the financial statement due to AHCCCS. AHCCCS at its sole discretion may impose a different timeframe other than the 30 days required in this paragraph. AHCCCS may, at its option, impose enrollment caps in any or all GSA’s as a result of an accumulated deficit, even if unaudited.

49.	ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS

The Contractor shall not, without the prior approval of AHCCCS, make any advances, distributions, loans or loan guarantees to related parties or affiliates including another fund or line of business within its organization. The Contractor shall not, without prior approval of AHCCCS, make loans or advances to providers in excess of $50,000. All requests for prior approval are to be submitted to the AHCCCS, Division of Health Care Management, as specified in Attachment F3, Contractor Chart of Deliverables. Refer to ACOM Policy 418 for further information.

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50.	FINANCIAL VIABILITY STANDARDS

The Contractor must comply with the AHCCCS-established financial viability standards. On a quarterly basis, AHCCCS will review the following ratios with the purpose of monitoring the financial health of the Contractor: current ratio; equity per member; medical expense ratio; and the administrative cost percentage. These same standards will be reviewed for the financial statements applicable to the Contractor’s Medicare line of business if the Contractor is certified by AHCCCS.

Sanctions may be imposed if the Contractor does not meet these financial viability standards. AHCCCS will take into account the Contractor’s unique programs for managing care and improving the health status of members when analyzing medical expense and administrative ratio results. However, if a critical combination of the financial viability standards is not met, or if the Contractor’s experience differs significantly from other Contractors, additional monitoring, such as monthly reporting, may be required.

FINANCIAL VIABILITY STANDARDS – Acute Care

Current Ratio	Current assets divided by current liabilities. “Current assets” includes any long-term investments that can be converted to cash within 24 hours without significant penalty (i.e., greater than 20%).

Standard: At least 1.00

If current assets include a receivable from a parent company, the parent company must have liquid assets that support the amount of the inter- company loan.

Equity per Member	Unrestricted equity, less on-balance sheet performance bond, divided by the number of non-SOBRA Family Planning Extension members enrolled at the end of the period.

	Standard: At least	$170 for Contractors with enrollment < 100,000 $115 for Contractors with enrollment of 100,000+

Additional information regarding the Equity per Member requirement may be found in ACOM Policy 305.

Medical Expense Ratio	Total medical expenses less TPL divided by the sum of total PPC and prospective capitation + Delivery Supplement + All Reconciliation Settlements + Reinsurance less premium tax

Standard: At least 85%

Administrative Cost Percentage	Total administrative expenses divided by the sum of total PPC and prospective capitation + Delivery Supplement + All Reconciliation Settlements + Reinsurance less premium tax

Standard: No greater than 10%

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FINANCIAL VIABILITY STANDARD – Medicare Advantage Plan Certified by AHCCCS

Equity per Member	Unrestricted equity, less on-balance sheet performance bond, divided by the number of Medicare Advantage Plan dual eligible members enrolled at the end of the period.

Standard: At least $350

Additional information regarding the Equity per Member requirement may be found in ACOM Policy 313.

The Contractor shall comply with all financial reporting requirements contained in Attachment F3, Contractor Chart of Deliverables for the Acute Care line of business. The Contractor shall also comply with all financial reporting requirements contained in the AHCCCS Financial Reporting Guide for Acute Care Contractors, a copy of which may be found on the AHCCCS website. This reporting is required for both the Acute Care and Medicare lines of business, regardless of the licensing or certifying entity for the Medicare Advantage Plan. If the Contractor is a Medicare Advantage Plan licensed through the Department of Insurance, quarterly reporting to AHCCCS is required for informational purposes only. The required reports are subject to change during the contract term and are summarized in Attachment F3, Contractor Chart of Deliverables. See ACOM Policy 305 for more detail.

51.	SEPARATE INCORPORATION

Within 120 days of contract award, a non-governmental Contractor shall have established a separate corporation for the purposes of this contract, whose sole activity is the performance of the requirements of this contract or other contracts with AHCCCS.

52.	MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP

A proposed merger, reorganization, change in ownership, change in articles of incorporation, and joint ventures of the Contractor shall require prior approval of AHCCCS, as specified in Attachment F3, Contractor Chart of Deliverables, and may require a contract amendment. AHCCCS may terminate this contract pursuant to Section E, Contract Terms and Conditions, Paragraph 44, Temporary Management/Operation of a Contractor and Termination. If the Contractor does not obtain prior approval or AHCCCS determines that a merger, reorganization or change in ownership is not in the best interest of the State, AHCCCS may offer open enrollment to the members assigned to the Contractor should a merger, reorganization or change in ownership occur. AHCCCS will not permit one organization to own or manage more than one contract within the same program in the same GSA.

The Contractor must submit notification to AHCCCS, Division of Health Care Management, of a merger, reorganization or change of ownership at least 180 days prior to the effective date. The Contractor must also submit a detailed merger, reorganization and/or transition plan to AHCCCS, Division of Health Care Management, for review at least 90 days prior to the effective date of the proposed change. The purpose of the plan review is to ensure uninterrupted services to members, evaluate the new entity’s ability to maintain and support the contract requirements, and to ensure that services to members are not diminished and that major components of the organization and AHCCCS programs are not adversely affected by such merger, reorganization or change in ownership.

53.	COMPENSATION

The method of compensation under this contract will be Prior Period Coverage (PPC) capitation, prospective capitation, delivery supplement, and reinsurance, as described and defined within this contract and appropriate laws, regulations or policies.

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Actuaries establish the capitation rates using practices established by the Actuarial Standards Board. AHCCCS provides the following data to its actuaries for the purposes of rebasing and/or updating the capitation rates:

a.	Utilization and unit cost data derived from adjudicated encounters

b.	Both audited and unaudited financial statements reported by the Contractor

c.	Market basket inflation trends

d.	AHCCCS fee-for-service schedule pricing adjustments

e.	Programmatic or Medicaid covered service changes that affect reimbursement

f.	Other changes to medical practices or administrative requirements that affect reimbursement

AHCCCS adjusts its rates to best match payment to risk. This further ensures the actuarial basis for the capitation rates. AHCCCS utilizes a national episodic/diagnostic risk adjustment model that will be applied to all prospective capitation rates for all risk groups (excluding supplemental payments and SOBRA Family Planning). Additional risk factors that may be considered in capitation rate development include:

a.	Reinsurance (as described in Section D, Paragraph 57, Reinsurance)

b.	Age/Gender

c.	Medicare enrollment

d.	Delivery supplemental payment

e.	Geographic Service Area adjustments

f.	Risk sharing arrangements for specific populations

g.	Member specific statistics, e.g. member acuity, member choice, member diagnosis, etc.

The above information is reviewed by AHCCCS’ actuaries in renewal years to determine if adjustments are necessary. A Contractor may cover services that are not covered under the State Plan; however those services are not included in the data provided to actuaries for setting capitation rates [42 CFR 438.6(e)].

In instances in which AHCCCS has specialty contracts or legislation/policy limits the allowable reimbursement for certain services or pharmaceuticals, the amount to be used in the capitation rate setting process and reconciliations will be the lesser of the contracted/mandated amount or the Contractor paid amount.

Prospective Capitation: The Contractor will be paid capitation for all prospective member months, including partial member months. This capitation includes the cost of providing medically necessary covered services to members during the prospective period coverage.

Prior Period Coverage (PPC) Capitation: Except for SOBRA Family Planning services, and KidsCare, the Contractor will be paid capitation for all PPC member months, including partial member months. This capitation includes the cost of providing medically necessary covered services to members during prior period coverage. The PPC capitation rates will be set by AHCCCS and will be paid to the Contractor along with the prospective capitation described above. The Contractor will not receive PPC capitation for newborns of members who are enrolled at the time of delivery.

Reconciliation of Prospective Costs to Reimbursement: AHCCCS will reconcile the Contractor’s prospective medical cost expenses to prospective net capitation paid to the Contractor. Refer to ACOM Policy 311 CYE 14 AND FORWARD for further details. This reconciliation will limit the Contractor’s profits and losses as follows:

Profit	MCO Share	State Share	Max MCO Profit	Cumulative MCO Profit
<= 3%	100%	0%	3%	3%
> 3% and <= 6%	50%	50%	1.5%	4.5%
> 6%	0%	100%	0%	4.5%

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Loss	MCO Share	State Share	Max MCO Loss	Cumulative MCO Loss
<= 3%	100%	0%	3%	3%
> 3%	0%	100%	0%	3%

Reconciliation of PPC Costs to Reimbursement: AHCCCS will reconcile the Contractor’s PPC medical cost expenses to PPC capitation paid to the Contractor during the year. This reconciliation will limit the Contractor’s profits and losses to 2%. Any losses in excess of 2% will be reimbursed to the Contractor, and likewise, profits in excess of 2% will be recouped. Refer to ACOM Policy 302 CYE 14 AND FORWARD for further details.

Reconciliation of NEAD Costs to Reimbursement: For the purposes of capitation and reconciliation, the Newly Eligible Adult (NEAD) risk group is defined as adults (both childless and parents) aged 19-64, without Medicare, with income between 100-133% of the Federal Poverty Level (FPL). AHCCCS will reconcile the Contractor’s Prospective and PPC medical cost expenses to Prospective and PPC capitation paid to the Contractor during the contract year for NEAD. This reconciliation will limit the Contractor’s profits and losses to 1%. Any losses in excess of 1% will be reimbursed to the Contractor, and likewise, profits in excess of 1% will be recouped. Refer to ACOM Policy 316 CYE 14 for further details.

Cost Settlement for Primary Care Payment Parity: The Patient Protection and Affordable Care Act (ACA) requires that the Contractor pay qualified primary care providers (and other providers specified in ACA) fees that are no less than the Medicare fee schedule in effect for 2013 and 2014, or the fee schedule rate that would result from applying the 2009 Medicare conversion factor, whichever is greater, for certain services designated by specific Current Procedural Terminology (CPT) codes. AHCCCS has developed an enhanced fee schedule containing the qualifying codes using the 2009 Medicare conversion factor in compliance with the greater-of requirement. The enhanced payments apply only to services provided on and after January 1, 2013 by qualified providers, who self-attest to AHCCCS as defined in the federal regulations.

The Contractor shall reprocess all qualifying claims for qualifying providers back to January 1, 2013 dates of service with no requirements that providers re-submit claims or initiate any action. The Contractor shall not apply any discounts to the enhanced rates.

In the event that a provider retroactively loses his/her qualification for enhanced payments, the Contractor shall identify impacted claims and automatically reprocess for the recoupment of enhanced payments. It is expected that this reprocessing will be conducted by the Contractor without requirement of further action by the provider.

AHCCCS will make quarterly cost-settlement payments to the Contractor based upon adjudicated/approved encounter data. The Contractor will be required to refund payments to AHCCCS for any reduced claim payments in the event that a provider is subsequently “decertified” for enhanced payments due to audit or other reasons.

Refer to ACOM Policy 207 for further details.

Delivery Supplement: When the Contractor has an enrolled woman who delivers during a prospective enrollment period, the Contractor will be entitled to a supplemental payment. Supplemental payments will not apply to women who deliver in a prior period coverage time period, or State Only Transplant members. AHCCCS reserves the right at any time during the term of this contract to adjust the amount of this payment for women who deliver at home. See ACOM Policy 310.

Payment Reform – Shared Savings: The Contractor shall participate in payment reform efforts as delineated by ACOM Policy 315 and as specified in Attachment F3, Contractor Chart of Deliverables. Quality distributions to Contractors will be funded by deducting 1 percent from Prospective Gross Capitation (Quality Withhold) exclusive of Delivery Supplemental, SOBRA Family Planning Extension Program, KidsCare and

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State Only Transplant payments. 100% of the Quality Withhold will be paid to one or more Contractors according to the Contractors’ performance on selected Quality Management Performance Measures relative to minimum performance standards established by CQM and the Contractors’ ranking on QMPMs.

State Only Transplants Option 1 and Option 2: The Contractor will only be paid capitation for an administrative component for those member months the member is enrolled with the Contractor. For Option 1 members the Contractor will be paid the administrative component up to a 12-month continuous period of extended eligibility. For Option 2 members the administrative component will be paid for the period of time the transplant is scheduled or performed. All medically necessary covered services will be reimbursed 100% with no deductible through Reinsurance payments based on adjudicated encounters. Delivery supplemental payments will not apply to women who deliver during the 12 month continuous period of extended eligibility specified as Option 1.

54.	PAYMENTS TO CONTRACTORS

Subject to the availability of funds, AHCCCS shall make payments to the Contractor in accordance with the terms of this contract provided that the Contractor’s performance is in compliance with the terms and conditions of this contract. Payment must comply with requirements of A.R.S. Title 36. AHCCCS reserves the option to make payments to the Contractor by wire or National Automated Clearing House Association (NACHA) transfer and will provide the Contractor at least 30 days’ notice prior to the effective date of any such change.

Where payments are made by electronic funds transfer, AHCCCS shall not be liable for any error or delay in transfer or indirect or consequential damages arising from the use of the electronic funds transfer process. Any charges or expenses imposed by the bank for transfers or related actions shall be borne by the Contractor. Except for adjustments made to correct errors in payment, and as otherwise specified in this contract, any savings remaining to the Contractor as a result of favorable claims experience and efficiencies in service delivery at the end of the contract term may be kept by the Contractor.

All funds received by the Contractor pursuant to this contract shall be separately accounted for in accordance with generally accepted accounting principles.

Except for monies received from the collection of third-party liabilities, the only source of payment to the Contractor for the services provided hereunder is from funds under the control of the AHCCCS. An error discovered by the State, in the amount of fees paid to the Contractor, with or without an audit, will be subject to adjustment or repayment by AHCCCS via a recoupment from future payment(s) to the Contractor, or by making an additional payment to the Contractor. When the Contractor identifies an overpayment, AHCCCS must be notified and reimbursed within 30 days of identification.

No payment due the Contractor by AHCCCS may be assigned or pledged by the Contractor. This section shall not prohibit AHCCCS at its sole option from making payment to a fiscal agent hired by the Contractor.

55.	CAPITATION ADJUSTMENTS

Except for changes made specifically in accordance with this contract, the rates set forth in Section B shall not be subject to re-negotiation during the contract period. AHCCCS may, at its option, review capitation rates to determine if a capitation adjustment is needed for reasons including, but not limited to, the following:

•	Program changes

•	Legislative requirements

•	Changes in trend assumptions

•	Updated encounter experience

•	Actuarial assumptions

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If a capitation rate adjustment is determined necessary, the adjustment and assumptions may be discussed with the Contractor prior to modifying capitation rates. The Contractor may request a review of a program change if it believes the program change was not equitable; AHCCCS will not unreasonably withhold such a review.

The Contractor is responsible for notifying AHCCCS of program and/or expenditure changes initiated by the Contractor during the contract period that may result in material changes to the current or future capitation rates.

Contractor Default: If the Contractor is in any manner in default in the performance of any obligation under this contract, AHCCCS may, at its option and in addition to other available remedies, adjust the amount of payment until there is satisfactory resolution of the default.

Change in Member Status: The Contractor shall reimburse AHCCCS and/or AHCCCS may deduct from future monthly capitation for any portion of a month during which the Contractor was not at risk due to, for example:

a.	Death of a member

b.	Inmate of a public institution

c.	Duplicate capitation to the same Contractor

d.	Adjustment based on change in member’s contract type

e.	Voluntary withdrawal

Upon becoming aware that a member may be an inmate of a public institution, the Contractor must notify AHCCCS for an eligibility determination. Notifications must be sent via email to one of the following two email addresses as applicable:

For children under age 18: DMSJUVENILEIncarceration@azahcccs.gov

For adults age 18 and older: DMSADULTIncarceration@azahcccs.gov

Notifications must include:

•	AHCCCS ID

•	Name

•	Date of Birth (DOB)

•	When incarcerated

•	Where incarcerated

The Contractor does not need to report members incarcerated with the Arizona Department of Corrections.

Several counties are submitting daily files of all inmates entering their jail and all inmates released. AHCCCS will match these files against the database of active AHCCCS members. AHCCCS members who become incarcerated will be disenrolled from their Contractor and placed in a “no-pay” status for the duration of their incarceration. The Contractor will see the “IE” code for ineligible associated with the disenrollment. Upon release from jail, the member will be re-enrolled with their previous Contractor. A member is eligible for covered services until the effective date of the member’s “no-pay” status.

If a member is enrolled twice with the same Contractor, recoupment will be made as soon as the double capitation is identified. AHCCCS reserves the right to modify its policy on capitation recoupments at any time during the term of this contract.

56.	MEMBER BILLING AND LIABILITY FOR PAYMENT

AHCCCS registered providers may charge AHCCCS members for services which are excluded from AHCCCS coverage or which are provided in excess of AHCCCS limits according to the guidelines set forth in R9-22-702.

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The Contractor must ensure that members are not held liable for:

a.	The Contractor’s or any subcontractor’s debts in the event of Contractor’s or the subcontractor’s insolvency [42 CFR 438.106(a)];

b.	Covered services provided to the member except as permitted under R9-22-702, [42 CFR 438.106(b)(1)]; or,

c.	Payments to the Contractor or any subcontractors for covered services furnished under a contract, referral or other arrangement, to the extent that those payments are in excess of the amount the member would owe if the Contractor or any subcontractor provided the services directly [42 CFR 438.106(b)(2); 42 CFR 438.106(c); 42 CFR 438.6(l); 42 CFR 438.230] .

57.	REINSURANCE

Reinsurance is a stop-loss program provided by AHCCCS to the Contractor for the partial reimbursement of covered medical services incurred for a member beyond an annual deductible level. AHCCCS is self-insured for the reinsurance program which is characterized by an initial deductible level and a subsequent coinsurance percentage. The coinsurance percentage is the rate at which AHCCCS will reimburse the Contractor for covered services incurred above the deductible. The deductible is the responsibility of the Contractor. Deductible levels are subject to change by AHCCCS during the term of this contract. Any change would have a corresponding impact on capitation rates. Refer to the AHCCCS Reinsurance Processing Manual for further details on the Reinsurance Program.

The table below represents deductible and coinsurance levels. See specific case types below for coverage details.

Reinsurance Case Type	Deductible	Coinsurance
Regular Reinsurance	$25,000	75%
Catastrophic Reinsurance	NA	85%
Transplant and Other Case Types	See specific paragraphs below	See specific paragraphs below

Annual deductible levels apply to all members except for State Only Transplant and SOBRA Family Planning Extension Program members. Beginning October 1, 2014 and annually thereafter, the regular reinsurance deductible levels above may increase by $5,000.

PPC expenses are not covered for any members under the reinsurance program unless they qualify under catastrophic or transplant reinsurance.

Reinsurance Case Types

For all reinsurance case types, in the instances in which AHCCCS has specialty contracts or legislation/policy limits the allowable reimbursement for certain services or pharmaceuticals the amount to be used in the computation of reinsurance will be the lesser of the contracted/mandated amount or the Contractor paid amount.

Regular Reinsurance: Regular reinsurance covers partial reimbursement of covered inpatient facility medical services. This coverage applies to prospective enrollment periods. In certain situations as outlined in the

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AHCCCS Reinsurance Processing Manual, per diem rates paid for nursing facility services provided within 30 days of an acute hospital stay, including room and board, provided in lieu of hospitalization for up to 90 days in any contract year shall be eligible for reinsurance coverage. Same-day admit-and-discharge services do not qualify for reinsurance.

Catastrophic Reinsurance: The Catastrophic Reinsurance program encompasses members receiving certain biotech drugs and those members diagnosed with hemophilia, non-DDAVP responding Von Willebrand’s Disease or Gaucher’s Disease, as follows:

Biotech Drugs: Catastrophic reinsurance is available to cover the cost of certain biotech drugs when medically necessary. The biotech drugs covered under reinsurance may be reviewed by AHCCCS at the start of each contract year. Refer to the AHCCCS Reinsurance Processing Manual for a complete list of the approved biotech drugs. When a generic equivalent of a biotech drug is available, AHCCCS will reimburse at the lesser of the biotech drug or its generic equivalent for reinsurance purposes, unless the generic equivalent is contra-indicated for a specific member.

Hemophilia: Catastrophic reinsurance coverage is available for all members diagnosed with Hemophilia (ICD9 codes 286.0, 286.1, 286.2).

Von Willebrand’s Disease: Catastrophic reinsurance coverage is available for all members diagnosed with von Willebrand’s Disease who are non-DDAVP responders and dependent on Plasma Factor VIII.

Gaucher’s Disease: Catastrophic reinsurance is available for members diagnosed with Gaucher’s Disease classified as Type I and are dependent on enzyme replacement therapy.

For additional detail and restrictions refer to the AHCCCS Reinsurance Processing Manual and the AMPM. There are no deductibles for catastrophic reinsurance cases. For member’s receiving biotech drugs, AHCCCS will reimburse at 85% of the cost of the drug only. For those members diagnosed with hemophilia, Von Willebrand’s Disease and Gaucher’s Disease, all medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the AHCCCS allowed amount or the Contractor’s paid amount, whichever is lower, depending on the subcap/CN1 code indicated on the encounter.

AHCCCS holds a specialty contract for anti-hemophilic agents and related services for hemophilia. The Contractor may access anti-hemophilic agents and related pharmaceutical services for hemophilia or Von Willebrand’s under the terms and conditions of the specialty contract for members enrolled in their plans. In that instance, the Contractor is the authorizing payor. As such, the Contractor will provide prior authorization, care coordination, and reimbursement for all components covered under the contract for their members. A Contractor utilizing the contract will comply with the terms and conditions of the contract. A Contractor may use the AHCCCS contract or contract with a provider of their choice. Reinsurance coverage for anti-hemophilic blood factors will be limited to 85% of the AHCCCS contracted amount or the Contractor’s paid amount, whichever is lower.

The Contractor must notify AHCCCS, DHCM, Medical Management Unit, of cases identified for catastrophic reinsurance coverage, as specified in Attachment F3, Contractor Chart of Deliverables. Catastrophic reinsurance will be paid for a maximum 30-day retroactive period from the date of notification to AHCCCS.

All catastrophic claims are subject to medical review by AHCCCS.

Transplant Reinsurance: This program covers members who are eligible to receive covered major organ and tissue transplantation. Refer to the AMPM and the AHCCCS Reinsurance Processing Manual for covered services for organ and tissue transplants. Reinsurance coverage for transplants received at an AHCCCS contracted facility is paid at the lesser of 85% of the AHCCCS contract amount for the transplantation services rendered or 85% of the Contractor’s paid amount. Reinsurance coverage for transplants received at a non-AHCCCS contracted facility is paid the lesser of 85% of the lowest AHCCCS contracted rate, for the same

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organ or tissue, or the Contractor paid amount. The AHCCCS contracted transplantation rates may be found on the AHCCCS website. The Contractor must notify AHCCCS, DHCM, Medical Management Unit when a member is referred to a transplant facility for evaluation for an AHCCCS-covered organ transplant. In order to qualify for reinsurance benefits, the notification must be received by AHCCCS Medical Management Unit within 30 days of referral to the transplant facility for evaluation.

If a Contractor intends to use an out of State transplant facility for a covered transplant and AHCCCS already holds an in State contract for that transplant type, the Contractor must obtain prior approval from the AHCCCS Medical Director. If no prior approval is obtained, and the Contractor incurs costs at the out of State facility, those costs will not be eligible for either transplant or regular reinsurance.

Option 1 and Option 2 Transplant Services: Reinsurance coverage for State Only Option 1 and Option 2 members (as described in Section D, Paragraph 2, Eligibility Categories) for transplants received at an AHCCCS contracted facility is paid at the lesser of 100% of the AHCCCS contract amount for the transplantation services rendered, or the Contractor paid amount, less the transplant share of cost. For transplants received at a facility not contracted with AHCCCS, payment is made at the lesser of 100% of the lowest AHCCCS contracted amount for the transplantation services rendered, or the Contractor paid amount, less the transplant share of cost. All Option 1 and Option 2 transplants are subject to the terms regarding out of State transplants set forth above and in the AHCCCS Reinsurance Processing Manual. The AHCCCS contracted transplantation rates may be found on the AHCCCS website. When a member is referred to a transplant facility for evaluation for an AHCCCS-covered organ transplant, the Contractor shall notify AHCCCS, DHCM, Medical Management Unit as specified in the AMPM Chapter 300.

Option 1 Non-transplant Reinsurance: All medically necessary covered services provided to Option 1 members, unrelated to the transplant, shall be eligible for reimbursement, with no deductible, at 100% of the Contractor’s paid amount based on adjudicated encounters.

Other Reinsurance: For all reinsurance case types other than transplants, the Contractor will be reimbursed 100% for all medically necessary covered expenses provided in a contract year, after the Contractor paid amount in the reinsurance case reaches $650,000. It is the responsibility of the Contractor to notify AHCCCS, DHCM, Reinsurance Supervisor, once a reinsurance case reaches $650,000. The Contractor is required to split encounters as necessary once the reinsurance case reaches $650,000. Failure to notify AHCCCS or failure to split and adjudicate encounters appropriately within 15 months from the end date or service will disqualify the related encounters for 100% reimbursement consideration.

Encounter Submission and Payments for Reinsurance

Encounter Submission: All reinsurance associated encounters, except as provided below for “Disputed Matters,” must reach a clean claim status within 15 months from the end date of service, or date of eligibility posting, whichever is later.

Disputed Matters: For encounters which are the subject of a member appeal, provider claim dispute, or other legal action, including an informal resolution originating from a request for a formal claim dispute or member appeal, the Contractor has the greater of: 1) 90 days from the date of the final decision in that proceeding/action or 2) 15 months from the end date of service/date of eligibility posting to file the reinsurance claim AND for the reinsurance claim to reach clean claim status. Therefore, reinsurance claims for disputed matters will be considered timely if the Contractor files such claims in clean claim status no later than 90 days from the date of the final decision in that proceeding/action even though the 15 month deadline has expired.

Failure to submit encounters in clean claim status within the applicable timeframes specified above will result in the denial of reinsurance. The association of an encounter to a reinsurance case does not automatically qualify the encounter for reinsurance reimbursement.

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The Contractor must void encounters for any claims that are recouped in full. For recoupments that result in a reduced claim value or any adjustments that result in an increased claim value, replacement encounters must be submitted. See the AHCCCS Reinsurance Processing Manual for further details. The Contractor should refer to Section D, Paragraph 65, Encounter Data Reporting, for additional encounter reporting requirements.

Payment of Regular and Catastrophic Reinsurance Cases: AHCCCS will reimburse a Contractor for costs incurred in excess of the applicable deductible level, subject to coinsurance percentages and Medicare/TPL payment, less any applicable quick pay discounts, slow payment penalties and interest. Amounts in excess of the deductible level shall be paid based upon costs paid by the Contractor, minus the coinsurance and Medicare/TPL payment, unless the costs are paid under a subcapitated arrangement. In subcapitated arrangements, AHCCCS shall base reimbursement of reinsurance encounters on the lower of the AHCCCS allowed amount or the reported health plan paid amount, minus the coinsurance and Medicare/TPL payment and applicable quick pay discounts, slow payment penalties and interest.

When a member with an annual enrollment choice changes Contractors within a contract year, for reinsurance purposes, costs incurred for that member do not follow the member to the receiving Contractor. Encounters from the Contractor the member is leaving (for dates of service within the current contract year) will not be applied toward the receiving Contractor’s deductible level. For further details regarding this policy and other reinsurance policies refer to the AHCCCS Reinsurance Processing Manual.

Payment of Transplant Reinsurance Cases: Reinsurance benefits are based upon the lower of the AHCCCS contract amount or the Contractor’s paid amount, subject to coinsurance percentages. The Contractor is required to submit all supporting encounters for transplant services. Reinsurance payments are linked to transplant encounter submissions. In order to receive reinsurance payment for transplant stages, billed amounts and health plan paid amounts for adjudicated encounters must agree with related claims and/or invoices. Timeliness for each stage payment will be calculated based on the latest adjudication date for the complete set of encounters related to the stage. Please refer to the AHCCCS Reinsurance Processing Manual for the appropriate billing of transplant services.

Reinsurance Audits

AHCCCS may, at a later date, perform medical audits on reinsurance cases. Terms of the audit process will be disclosed prior to implementation of the audits providing the Contractor with appropriate advance notice.

58.	COORDINATION OF BENEFITS/THIRD PARTY LIABILITY

Pursuant to Federal and State law, AHCCCS is the payor of last resort, except under limited situations. This means AHCCCS shall be used as a source of payment for covered services only after all other sources of payment have been exhausted. The Contractor shall coordinate benefits in accordance with 42 CFR 433.135 et seq., A.R.S. §36-2903, and R9-22-1001 et seq., so that costs for services otherwise payable by the Contractor are cost avoided or recovered from a liable party [42 CFR 434.6(a)(9)]. The term “State” shall be interpreted to mean “Contractor” for purposes of complying with the Federal regulations referenced above. The Contractor may require subcontractors to be responsible for coordination of benefits for services provided pursuant to this contract.

The two methods used in the coordination of benefits are cost avoidance and post-payment recovery. The Contractor shall use these methods as described in A.A.C. R9-22-1001 et seq. and Federal and State law. See also Section D, Paragraph 60, Medicare Services and Cost Sharing.

Cost Avoidance: The Contractor shall take reasonable measures to determine all legally liable parties. This refers to any individual, entity or program that is or may be liable to pay all or part of the expenditures for covered services. The Contractor shall cost-avoid a claim if it has established the probable existence of a liable party at the time the claim is filed. Establishing liability takes place when the Contractor receives confirmation that another party is, by statute, contract, or agreement, legally responsible for the payment of a claim for a

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healthcare item or service delivered to a member. If the probable existence of a party’s liability cannot be established the Contractor must adjudicate the claim. The Contractor must then utilize post-payment recovery which is described in further detail below. If AHCCCS determines that the Contractor is not actively engaged in cost avoidance activities the Contractor shall be subject to sanctions.

The Contractor shall not deny a claim for timeliness if the untimely claim submission results from a provider’s efforts to determine the extent of liability.

If a third party insurer other than Medicare requires the member to pay any copayment, coinsurance or deductible, the Contractor is responsible for making these payments. See ACOM Policy 434.

Members with CRS Condition: A member with private insurance or Medicare coverage is not required to be enrolled with or utilize the CRS Contractor. This includes members with Medicare whether they are enrolled in Medicare FFS or a Medicare Managed Care Plan. When the member elects to be enrolled with the Acute Care Contractor and when the private insurance or Medicare is exhausted, or certain annual or lifetime limits are reached with respect to CRS-covered conditions, the Contractor shall refer the member to AHCCCS for determination of CRS eligibility. The Contractor is not responsible to provide CRS services in instances when a member with a CRS covered condition refuses to participate in the CRS application process, or refuses to receive CRS covered services through the CRS program. The member may be billed by the provider in accordance with AHCCCS regulations regarding billing for unauthorized services.

Post-payment Recoveries: Post-payment recovery (pay and chase) is necessary in cases where the Contractor has not established the probable existence of a liable party at the time services were rendered or paid for, or was unable to cost-avoid. The following sections set forth requirements for Contractor recovery actions including recoupment activities, other recoveries and total plan case requirements.

Recoupments: The Contractor must follow the protocols established in ACOM Policy 412. The Contractor must void encounters for claims that are recouped in full. For recoupments that result in an adjusted claim value, the Contractor must submit replacement encounters.

Other Recoveries: The Contractor shall identify the existence of potentially liable parties through the use of trauma code edits, utilizing diagnostic codes 800 to 999.9 (excluding code 994.6) external causes of injury codes E000 through E999, and other procedures. The Contractor shall not pursue recovery in the following circumstances, unless the case has been referred to the Contractor by AHCCCS or AHCCCS’ authorized representative:

• Uninsured/underinsured motorist insurance	• Restitution Recovery

• First-and third-party liability insurance	• Worker’s Compensation

• Tort feasors, including casualty	• Estate Recovery

• Special Treatment Trust Recovery

Upon identification of any of the above situations, the Contractor shall promptly report any cases involving the above circumstances to AHCCCS’ authorized representative for determination of a “total plan” case. A total plan case is a case where payments for services rendered to the member are exclusively the responsibility of the Contractor; no reinsurance or fee-for-service payments are involved. By contrast, a “joint” case is one where fee-for-service payments and/or reinsurance payments are involved. In joint cases, the Contractor shall notify AHCCCS’ authorized representative within 10 business days of the identification of a liable party case with reinsurance or fee-for-service payments made by AHCCCS. Failure to report these cases may result in one of the remedies specified in Section D, Paragraph 72, Sanctions. The Contractor shall cooperate with AHCCCS’ authorized representative in all collection efforts.

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Total Plan Case Requirements

In “total plan” cases, the Contractor is responsible for performing all research, investigation, the mandatory filing of initial liens on cases that exceed $250, lien amendments, lien releases, and payment of other related costs in accordance with A.R.S. §36-2915 and A.R.S. §36-2916. The Contractor shall use the AHCCCS-approved casualty recovery correspondence when filing liens and when corresponding to others in regard to casualty recovery. The Contractor may retain up to 100% of its recovery collections if all of the following conditions exist:

a.	Total collections received do not exceed the total amount of the Contractor’s financial liability for the member;

b.	There are no payments made by AHCCCS related to fee-for-service, reinsurance or administrative costs (i.e., lien filing , etc.); and,

c.	Such recovery is not prohibited by State or Federal law.

Prior to negotiating a settlement on a total plan case, the Contractor shall notify AHCCCS to ensure that there is no reinsurance or fee-for-service payment that has been made by AHCCCS. Failure to report these cases prior to negotiating a settlement amount may result in one of the remedies specified in Section D, Paragraph 72, Sanctions.

Total Plan Cases: The Contractor shall report settlement information to AHCCCS, utilizing the AHCCCS-approved casualty recovery Notification of Settlement form, within 10 business days from the settlement date. Failure to report these cases may result in one of the remedies specified in Section D, Paragraph 72, Sanctions.

Joint Cases: AHCCCS’ authorized representative is responsible for performing all research, investigation and payment of lien-related costs, subsequent to the referral of any and all relevant case information to AHCCCS’ authorized representative by the Contractor. In joint cases, AHCCCS’ authorized representative is also responsible for negotiating and acting in the best interest of all parties to obtain a reasonable settlement and may compromise a settlement in order to maximize overall reimbursement, net of legal and other costs. The Contractor will be responsible for their prorated share of the contingency fee. The Contractor’s share of the contingency fee will be deducted from the settlement proceeds prior to AHCCCS remitting the settlement to the Contractor.

Retroactive Recoveries: The Contractor shall engage in retroactive third party recovery efforts for members for which a claim was paid, for up to two years from the date of service, to determine if there are other payor sources that were not known at the time of payment. The Contractor is prohibited from recouping related payments from providers, requiring providers to take action, or requiring the involvement of providers in any way.

After two years from the service date, AHCCCS will direct recovery efforts for retroactive recovery of claims not previously identified by the Contractor as having a reasonable expectation of recovery. Any recoveries obtained by AHCCCS through its recovery efforts will be retained exclusively by AHCCCS and will not be shared with the Contractor. The total recovery period for the Contractor and AHCCCS combined is limited to three years after the date of service as defined in A.R.S. §36-2923 and the Deficit Reduction Act of 2005 (Public Law 109-171).

See ACOM Policy 434 for details regarding encounter adjustments as a result of retroactive recoveries. Additionally, AHCCCS will develop an automated process allowing the Contractor to “tag” claims that have a reasonable expectation of recovery.

Other Reporting Requirements

If a Contractor discovers the probable existence of a liable party that is not known to AHCCCS, or any change in coverage, the Contractor must report the information to the AHCCCS contracted vendor as specified in Attachment F3, Contractor Chart of Deliverables. Notification by the Contractor must occur electronically through the Third Party Leads submission process. Refer to AHCCCS Technical Interface Guidelines at:

http://www.azahcccs.gov/commercial/ContractorResources/manuals/TIG/HealthPlan/TPLleads.aspx.

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Failure to report these cases may result in one of the remedies specified in Section D, Paragraph 72, Sanctions.

Upon AHCCCS’ request, the Contractor shall provide an electronic extract of the casualty cases, including open and closed cases. Data elements include, but are not limited to: the member’s first and last name; AHCCCS ID; date of incident; claimed amount; paid/recovered amount; and case status. The AHCCCS TPL Section shall provide the format and reporting schedule for this information to the Contractor. AHCCCS will provide the Contractor with a file of all other coverage information, for the purpose of updating the Contractor’s files, as described in the Technical Interface Guidelines.

Title XXI (KidsCare), BCCTP, and SOBRA Family Planning Extension Program: Eligibility for KidsCare, BCCTP, and SOBRA Family Planning Extension benefits require that the applicant/member not be enrolled with any other creditable health insurance plan. If the Contractor becomes aware of any such coverage, the Contractor shall notify AHCCCS immediately. AHCCCS will determine if the other insurance meets the creditable coverage definition in A.R.S. §36-2982(G).

Cost Avoidance/Recovery Report: The Contractor shall report, as specified in Attachment F3, Contractor Chart of Deliverables, a summary of their cost avoidance/recovery activity. The report shall be submitted in a format as specified in the AHCCCS Program Integrity Reporting Guide.

Contract Termination: Upon termination of this contract, the Contractor will complete the existing third party liability cases or make any necessary arrangements to transfer the cases to AHCCCS’ authorized TPL representative.

59.	COPAYMENTS

The Contractor is required to comply with R9-22-711, ACOM Policy 431 and other directives by AHCCCS. Most AHCCCS members remain exempt from copayments while others may be subject to optional or mandatory copayments for certain services.

Those populations exempt or subject to optional copayments may not be denied services due to the inability to pay the copayment [42 CFR 438.108]. However, for those populations subject to mandatory copayments services may be denied for the inability to pay the copayment.

60.	MEDICARE SERVICES AND COST SHARING

The Contractor must pay most Medicare coinsurance and/or deductibles for covered services provided to dual eligible members within the Contractor’s network. However, there are different cost-sharing responsibilities that apply to dual eligible members based on a variety of factors. The Contractor must limit their cost sharing responsibility according to ACOM Policy 201. The Contractor shall have no cost sharing obligation if the Medicare payment exceeds what the Contractor would have paid for the same service of a non-Medicare member. Please refer to Section D, Paragraph 10, Scope of Services, for information regarding prescription medication for Medicare Part D.

Dual eligible members shall have choice of all providers in the network and shall not be restricted to those that accept Medicare.

When a dual eligible member is in a medical institution and that stay is funded by Medicaid for a full calendar month, the dual eligible person is not required to pay copayments for their Medicare covered prescription medications for the remainder of the calendar year. To ensure appropriate information is communicated for these members to CMS, the Contractor must notify AHCCCS pursuant to ACOM Policy 201.

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61.	MARKETING

The Contractor shall comply with all Federal and State provisions regarding marketing including ACOM Policy 101 [42 CFR 438.104]. The Contractor shall submit all proposed marketing, outreach and retention activities and participation in events that will involve the general public to the AHCCCS Marketing Committee as specified in Attachment F3, Contractor Chart of Deliverables and as outlined in ACOM Policy 101. All marketing materials that have been approved by the Marketing Committee must be resubmitted every two years for re-approval.

62.	CORPORATE COMPLIANCE

In accordance with A.R.S. §36-2918.01 and ACOM Policy 103, the Contractor and its subcontractors and providers is required to immediately notify the AHCCCS Office of Inspector General (OIG) regarding any suspected fraud or abuse [42 CFR 455.17]. The Contractor agrees to immediately (within 10 business days of discovery) inform the OIG in writing of instances of suspected fraud or abuse [42 CFR 455.1(a)(1)] by completing the confidential AHCCCS Referral for Preliminary Investigation form. This shall include acts of suspected fraud or abuse that were resolved internally but involved AHCCCS funds, Contractors, or subcontractors.

As stated in A.R.S. §13-2310, incorporated herein by reference, any person who knowingly obtains any benefit by means of false or fraudulent pretenses, representations, promises, or material omissions is guilty of a Class 2 felony.

The Contractor agrees to permit and cooperate with any onsite review. A review by the OIG may be conducted without notice and for the purpose of ensuring program compliance. The Contractor also agrees to respond to electronic, telephonic or written requests for information within the timeframe specified by AHCCCS. The Contractor agrees to provide documents, including original documents, to representatives of the OIG upon request and at no cost. The OIG shall allow a reasonable time for the Contractor to copy the requested documents, not to exceed 20 business days from the date of the OIG request.

The Contractor shall be in compliance with 42 CFR 438.608. The Contractor must have a mandatory compliance program, supported by other administrative procedures, that is designed to guard against fraud and abuse. The Contractor shall have written criteria for selecting a Compliance Officer and job description that clearly outlines the responsibilities and authority of the position. The Compliance Officer shall have the authority to assess records and independently refer suspected member fraud, provider fraud and member abuse cases to the OIG or other duly authorized enforcement agencies.

The compliance program shall be designed to both prevent and detect suspected fraud or abuse. The compliance program must include:

1.	Written policies, procedures, and standards of conduct that articulates the organization’s commitment to and processes for complying with all applicable Federal and State standards.

2.	The written designation of a compliance committee who are accountable to the Contractor’s top management.

3.	The Compliance Officer must be an onsite management official who reports directly to the Contractor’s top management. Any exceptions must be approved by AHCCCS.

4.	Effective training and education.

5.	Effective lines of communication between the compliance officer and the organization’s employees.

6.	Enforcement of standards through well-publicized disciplinary guidelines.

7.	Provision for internal monitoring and auditing.

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8.	Provision for prompt response to problems detected.

9.	A Compliance Committee which shall be made up of, at a minimum, the Compliance Officer, a budgetary official and other executive officials with the authority to commit resources. The Compliance Committee will assist the Compliance Officer in monitoring, reviewing and assessing the effectiveness of the compliance program and timeliness of reporting.

10.	Pursuant to the Deficit Reduction Act of 2005 (DRA), Contractors, as a condition for receiving payments shall establish written policies for employees detailing:

a.	The Federal False Claims Act provisions;

b.	The administrative remedies for false claims and statements;

c.	Any State laws relating to civil or criminal penalties for false claims and statements;

d.	The whistleblower protections under such laws.

11.	The Contractor must establish a process for training existing staff and new hires on the compliance program and on the items in 10 above. All training must be conducted in such a manner that can be verified by AHCCCS.

12.	The Contractor must require, through documented policies and subsequent contract amendments, that providers train their staff on the following aspects of the Federal False Claims Act provisions:

a.	The administrative remedies for false claims and statements;

b.	Any State laws relating to civil or criminal penalties for false claims and statements;

c.	The whistleblower protections under such laws.

13.	The Contractor must notify AHCCCS of any CMS compliance issues related to HIPAA transaction and code set complaints or sanctions.

Once the Contractor has referred a suspected case of fraud or abuse to AHCCCS, the Contractor shall take no action to recoup or otherwise offset any suspected overpayments until AHCCCS provides written notice to the Contractor that the fraud or abuse case has been closed or otherwise dispositioned. At that time, and after conducting a cost benefit analysis to determine if such action is warranted, the Contractor should attempt to recover any overpayments identified. The OIG shall be advised of the final disposition of the research and advised of actions, if any, taken by the Contractor.

In addition, the Contractor must furnish to AHCCCS or CMS within 35 days of receiving the request, full and complete information, pertaining to business transactions [42 CFR 455.105]:

•	The ownership of any subcontractor with whom the Contractor has had business transaction totaling more than $25,000 during the 12-month period ending on the date of request; and

•	Any significant business transactions between the Contractor and wholly owned supplier, or between the Contractor and any subcontractor ending on the date of the request.

In the event that OIG, either through a civil monetary penalty, a global civil settlement or judgment, or any other form of civil action, receives a monetary recovery from an entity, the entirety of such monetary recovery belongs exclusively to AHCCCS and the Contractor has no claim to any portion of this recovery. Furthermore, the Contractor is fully subrogated to AHCCCS for all civil recoveries.

Disclosure of Ownership and Control [42 CFR 455.104)(SMDL09-001]

A.	The Contractor must provide the following information to AHCCCS:

1.(a)	The Name and Address of any person (individual or corporation) with an ownership or control interest in the Contractor. The address for corporate entities must include as applicable primary business address, every business location, and P.O. Box address;

(b)	The Date of Birth and Social Security Numbers of any person with an ownership or control interest in the Contractor;

(c)	The Tax Identification Number of any corporation with an ownership or control interest in the Contractor;

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2.	Whether the person (individual or corporation) with an ownership or control interest in the Contractor is related to another person with ownership or control interest in the Contractor as a spouse, parent, child, or sibling; or whether the person (individual or corporation) with an ownership or control interest in any subcontractor of the Contractor has a 5% or more interest is related to another person with ownership or control interest in the Contractor as a spouse, parent, child, or sibling;

3.	The name of any other disclosing entity as defined in 42 CFR 455.101 in which an owner of the Contractor has an ownership or control interest;

4.	The Name, Address, Date of Birth and Social Security Number of any managing employee of the Contractor as defined in 42 CFR 455.101.

The Contractor shall provide the above-listed information to AHCCCS at any of the following times:

1.	Upon the Contractor submitting the proposal in accordance with the State’s procurement process;

2.	Upon the Contractor executing the contract with the State;

3.	Upon renewal or extension of the contract;

4.	Within 35 days after any change in ownership of the Contractor.

B.	The Contractor shall also, with regard to its fiscal agents, obtain the following information regarding ownership and control:

1.(a)	The Name and Address of any person (individual or corporation) with an ownership or control interest in the Fiscal Agent. The address for corporate entities must include as applicable primary business address, every business location, and P.O. Box address;

(b)	The Date of Birth and Social Security Numbers of any person with an ownership or control interest in the fiscal agent;

(c)	The Tax Identification Number of any corporation with an ownership or control interest in the fiscal agent;

2.	Whether the person (individual or corporation) with an ownership or control interest in the fiscal agent is related to another person with ownership or control interest in the fiscal agent as a spouse, parent, child, or sibling; or whether the person (individual or corporation) with an ownership or control interest in any subcontractor of the fiscal agent has a 5% or more interest is related to another person with ownership or control interest in the fiscal agent as a spouse, parent, child, or sibling;

3.	The name of any other disclosing entity as defined in 42 CFR 455.101 in which an owner of the fiscal agent has an ownership or control interest;

4.	The Name, Address, Date of Birth and Social Security Number of any managing employee of the fiscal agent as defined in 42 CFR 455.101.

Disclosure of Information on Persons Convicted of Crimes [42 CFR 455.101; 106; 436] [SMDL09-001]

The Contractor must identify all persons associated with the Contractor and its fiscal agents which have an ownership or control interest or managing employee interest and determine if they have been convicted of a criminal offense related to that person’s involvement in any program under Medicare, Medicaid, or the Title XX services program. The Contractor shall, on a monthly basis, confirm the identity and determine the exclusion status through routine checks of:

a.	The List of Excluded Individuals (LEIE)

b.	The System of Award Management (SAM) formerly known as The Excluded Parties List (EPLS)

c.	Any other databases directed by AHCCCS or CMS

The Contractor must immediately notify AHCCCS of any person who has been excluded through these checks.

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The results of the Disclosure of Ownership and Control and the Disclosure of Information on Persons Convicted of Crimes shall be held by the Contractor. The Contractor shall submit an annual attestation that the above-listed information has been requested and obtained. Refer to Attachment F3, Contractor Chart of Deliverables for further information. Upon request, the Contractor shall provide AHCCCS with the above-listed information.

63.	RECORDS RETENTION

The Contractor shall maintain records relating to covered services and expenditures including reports to AHCCCS and documentation used in the preparation of reports to AHCCCS. The Contractor shall comply with all specifications for record keeping established by AHCCCS. All records shall be maintained to the extent and in such detail as required by AHCCCS rules and policies. Records shall include but not be limited to financial statements, records relating to the quality of care, medical records, prescription files and other records specified by AHCCCS.

The Contractor agrees to make available, at all reasonable times during the term of this contract, any of its records for inspection, audit or reproduction by any authorized representative of AHCCCS, State or Federal government. The Contractor shall be responsible for any costs associated with the reproduction of requested information.

The Contractor shall preserve and make available all records for a period of five years from the date of final payment under this contract.

All records must be maintained until three years after the member has exceeded the age of 18 years or for at least six years after the last date the child received medical or health care services from the provider, whichever date occurs later, as specified in A.R.S. §12-2297.

HIPAA related documents must be retained for a period of six years per 45 CFR 164.530(j)(2).

If this contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination. Records which relate to grievances, disputes, litigation or the settlement of claims arising out of the performance of this contract, or costs and expenses of this contract to which exception has been taken by AHCCCS, shall be retained by the Contractor for a period of five years after the date of final disposition or resolution thereof.

64.	SYSTEMS AND DATA EXCHANGE REQUIREMENTS

The Contractor is required to exchange data with AHCCCS relating to the information requirements of this contract and as required to support the data elements to be provided to AHCCCS. All data exchanged must be in the formats prescribed by AHCCCS, which include those required/covered by the Health Insurance Portability and Accountability Act (HIPAA). Details for the formats may be found in the HIPAA Transaction Companion Guides, Trading Partner Agreements, AHCCCS Encounter Manual, and in the AHCCCS Technical Interface Guidelines, available on the AHCCCS website.

The information exchanged with AHCCCS shall be in accordance with all procedures, policies, rules, or statutes in effect during the term of this contract. If any of these procedures, policies, rules, regulations or statutes are hereinafter changed, both parties agree to conform to these changes following notification by AHCCCS.

Electronic Transactions: The Contractor is required to accept and generate all required HIPAA compliant electronic transactions from or to any provider or their assigned representative interested in and capable of electronic submission of eligibility verifications, claims, claims status verifications or prior authorization requests; or the receipt of electronic remittance. The Contractor must be able to make claims payments via electronic funds transfer and have the capability to accept electronic claims attachments.

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Contractor Data Exchange: Before a Contractor may exchange data with AHCCCS, certain agreements, authorizations and control documents are required. The Contractor must have completed and submitted the EDI Trading Partner Agreement in order to exchange data with AHCCCS.

Each Contractor is assigned a Transmission Submitter Number (TSN) for encounter submissions. The Contractor may elect to obtain additional TSNs based upon processing or tracking needs.

Contractor Responsibilities: The Contractor is responsible for any incorrect data, delayed submission or payment (to the Contractor or its subcontractors), and/or penalty applied due to any error, omission, deletion, or erroneous insert caused by Contractor-submitted data. Any data that does not meet the standards required by AHCCCS shall not be accepted by AHCCCS.

The Contractor is required to provide an attestation that any data transmitted is accurate and truthful, to the best of the Contractor’s Chief Executive Officer, Chief Financial Officer or designee’s knowledge [42 CFR 438.606] as outlined by AHCCCS.

The Contractor further agrees to indemnify and hold harmless the State of Arizona and AHCCCS from any and all claims or liabilities, including but not limited to consequential damages, reimbursements or erroneous billings and reimbursements of attorney fees incurred as a consequence of any error, omission, deletion or erroneous insert caused by the Contractor in the submitted input data. Neither the State of Arizona nor AHCCCS shall be responsible for any incorrect or delayed payment to the Contractor’s providers (subcontractors) resulting from such error, omission, deletion, or erroneous input data caused by the Contractor in the submission of AHCCCS claims.

The Contractor is also responsible for identifying any inconsistencies immediately upon receipt of data from AHCCCS. If any unreported inconsistencies are subsequently discovered, the Contractor shall be responsible for the necessary adjustments to correct its records at its own expense.

Member Data: The Contractor shall accept from AHCCCS original evidence of eligibility and enrollment in the AHCCCS prescribed electronic data exchange formats. Upon request, the Contractor shall provide to AHCCCS PCP assignments in an AHCCCS prescribed electronic data exchange format.

Claims Data: This system must be capable of collecting, storing and producing information for the purposes of financial, medical and operational management.

The Contractor shall develop and maintain a HIPAA compliant claims processing and payment system capable of processing, cost avoiding and paying claims in accordance with A.R.S. §36-2903 and 2904 and AHCCCS rules R9-22 Article 7. The system must be adaptable to updates in order to support future AHCCCS claims related policy requirements on a timely basis as needed.

On a recurring basis (no less than quarterly based on adjudication date), AHCCCS shall provide the Contractor an electronic file of claims and encounter data for members enrolled with the Contractor who have received services, during the member’s enrollment period, from another contractor or through AHCCCS FFS for purposes of member care coordination. Data sharing will comply with Federal privacy regulations.

In addition, the Contractor shall implement and meet the following milestones in order to make claims processing and payment more efficient and timely:

1.	Receive 60% of each claim type (professional, institutional and dental) based on volume of actual claims excluding claims processed by Pharmacy Benefit Managers (PBMs) electronically.

2.	Produce and distribute 60% of remittances electronically.

3.	Provide 60% of claims payments via EFT.

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System Changes and Upgrades: The costs of software changes are included in administrative costs paid to the Contractor. There is no separate payment for software changes. A PMMIS systems contact will be assigned after contract award. AHCCCS will work with the Contractor as they evaluate Electronic Data Interchange options.

The Contractor will ensure that changing or making major upgrades to the information systems affecting claims processing, payment or any other major business component, will be accompanied by a plan which includes a timeline, milestones, and outlines adequate testing to be completed before implementation. The Contractor shall notify and provide the system change plan to AHCCCS for review and comment as specified in Attachment F3, Contractor Chart of Deliverables.

Health Insurance Portability and Accountability Act (HIPAA): The Contractor shall comply with the Administrative Simplification requirements of Subpart F of the HIPAA of 1996 (Public Law 107-191, 110 Statutes 1936) and all Federal regulations implementing that Subpart that are applicable to the operations of the Contractor by the dates required by the implementing Federal regulations as well as all subsequent requirements and regulations as published.

Data Security: The Contractor is required to have a security audit performed by an independent third party on an annual basis. The annual audit report must be submitted to AHCCCS as specified in Attachment F3, Contractor Chart of Deliverables.

The audit must include, at a minimum, a review of Contractor compliance with all security requirements as outlined in the AHCCCS Security Rule Compliance Summary Checklist, as specified in ACOM Policy 108. In addition, the audit must include a review of Contractor policies and procedures to verify that appropriate security requirements have been adequately incorporated into the Contractor’s business practices, and the production processing systems.

The audit must result in a findings report and as necessary a corrective action plan, detailing all issues and discrepancies between the security requirements and the Contractor’s policies, practices and systems. The corrective action plan must also include timelines for corrective actions related to all issues or discrepancies identified. The annual report must include the findings and corrective action plan and must be submitted to AHCCCS for review and approval. AHCCCS will verify that the required audit has been completed and the approved corrective action plan is in place and being followed as part of Operational Reviews.

Health Information Exchange: The Contractor is required to contract with Health Information Network of Arizona (HINAz) or its successor, as a data user.

65.	ENCOUNTER DATA REPORTING

Complete, accurate and timely reporting of encounter data is crucial to the success of the AHCCCS program. AHCCCS uses encounter data to pay reinsurance benefits, set fee-for-service and capitation rates, determine reconciliation amounts, determine disproportionate share payments to hospitals, and to determine compliance with performance standards. The Contractor shall submit encounter data to AHCCCS for all services for which the Contractor incurred a financial liability and claims for services eligible for processing by the Contractor where no financial liability was incurred including services provided during prior period coverage. This requirement is a condition of the CMS grant award [42 CFR 438.242(b)(1)][42 CFR 455.1 (a)(2)].

The Contractor must successfully exchange encounter data for all applicable form types with AHCCCS no later than 120 days after the start of the contract or be subject to possible corrective actions up to and including sanctions and enrollment caps.

Encounter Submissions: Encounters must be submitted in the format prescribed by AHCCCS. Encounter data must be provided to AHCCCS as outlined in the HIPAA Transaction Companion Guides, Trading Partner Agreements and the AHCCCS Encounter Manual.

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Professional, Institutional and Dental Encounters not involving services eligible for Federal Drug Rebate processing should be received by AHCCCS no later than 240 days after the end of the month in which the service was rendered, or the effective date of the enrollment with the Contractor, whichever date is later. Pharmacy related encounter data and other encounters involving services eligible for Federal Drug Rebate processing must be provided to AHCCCS no later than 30 days after the end of the quarter in which the pharmaceutical item was dispensed.

A Contractor shall prepare, review, verify, certify, and submit, encounters for consideration to AHCCCS. Upon submission, the Contractor must provide attestation that the services listed were actually rendered.

The Contractor may be assessed sanctions for noncompliance with encounter submission completeness, accuracy and timeliness requirements.

Payment Modernization Initiative – E-prescribing: E-prescribing is an effective tool to improve members’ health outcomes and reduce costs. Benefits afforded by the electronic transmission of prescription-related information include, but are not limited to: reduced medication errors, reductions of drug and allergy interactions and therapeutic duplication, and increased prescription accuracy. AHCCCS encourages increased utilization of e-prescribing and, effective October 1, 2014, will require the Contractor to participate in an e-prescribing initiative as delineated by AHCCCS.

Effective October 1, 2013, the Contractor is required to collect, and submit to AHCCCS, prescription origination information on all Pharmacy encounter records, as outlined in the AHCCCS NCPDP Post Adjudicated History Transaction Companion Guide. AHCCCS will begin hard-editing for the appropriate completion of this data element beginning January 1, 2014. Origination information reported prior to October 1, 2014, will be used by AHCCCS and the Contractor to determine provider compliance with e-prescribing standards that will be established by AHCCCS for utilization in the e-prescribing initiative effective October 1, 2014. Implementation of the e-prescribing initiative on October 1, 2014 may include incentive payments and/or the assessment of penalties to provider. The initiative may also include penalties assessed against the Contractor.

AHCCCS will provide a draft policy with details regarding the e-prescribing initiative no later than six months prior to the implementation date.

Encounter Reporting: The Contractor must produce reports for the purposes of tracking, trending, reporting process improvement and monitoring submissions and revisions of encounters. The Contractor will submit these reports to AHCCCS as required per the AHCCCS Encounter Manual or as directed by AHCCCS and as further specified in Attachment F3, Contractor Chart of Deliverables.

On a monthly basis AHCCCS will produce encounter reconciliation files containing the prior 18 months of approved, voided, plan-denied, pended and AHCCCS-denied encounters received and processed by AHCCCS. These files must be utilized to compare the encounter financial data reported with plan claims data, and to compare submitted encounters to processed claims to validate completeness of encounter submissions.

Encounter Supporting Data Files: AHCCCS provides the Contractor with periodic (no less than twice monthly) full replacement files containing provider and medical coding information as stored in PMMIS. These files should be used by the Contractor to ensure accurate Encounter Reporting. Refer to the AHCCCS Encounter Manual for further information regarding the content and layouts of these files.

Encounter Corrections: The Contractor is required to monitor and resolve pended encounters and encounters denied by AHCCCS.

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The Contractor is further required to submit replacement or voided encounters in the event that claims are subsequently corrected following the initial encounter submission. This includes corrections as a result of inaccuracies identified by fraud and abuse audits or investigations conducted by AHCCCS or the Contractor. The Contractor must void encounters for claims that are recouped in full. For recoupments that result in a reduced claim value or adjustments that result in an increased claim value, replacement encounters must be submitted. Refer to the AHCCCS Encounter Manual for instructions regarding the submission of corrected, replaced or voided encounters.

Encounter Performance Standards: AHCCCS has established encounter performance standards as detailed in the AHCCCS Encounter Manual. All encounters including approved, pended, denied and voided encounters, impact completeness, accuracy, and timeliness rates. Rates below the established standards (pended encounters that have pended for more than 120 days for example), or poor encounter performance overall, may result in Corrective Action Plans and/or sanctions.

Encounter Validation Studies: Per CMS requirements, AHCCCS will conduct encounter validation studies of the Contractor’s encounter submissions. These studies may result in sanctions of the Contractor and/or require a corrective action plan for noncompliance with related encounter submission requirements.

The purpose of encounter validation studies is to compare recorded utilization information from a medical record or other source with the Contractor’s submitted encounter data. Any and all covered services may be validated as part of these studies. The criteria used in encounter validation studies may include timeliness, correctness and omission of encounters. Refer to the AHCCCS Data Validation Technical Document for further information.

AHCCCS may revise study methodology, timelines and sanction amounts based on agency review or as a result of consultations with CMS. The Contractor will be notified in writing of any significant change in study methodology.

66.	ENROLLMENT AND CAPITATION TRANSACTION UPDATES

AHCCCS produces daily enrollment transaction updates identifying new members and changes to existing members’ demographic, eligibility and enrollment data as outlined in the HIPAA Transaction Companion Guides, Trading Partner Agreements, and the AHCCCS Technical Interface Guidelines available on the AHCCCS website. These files shall be utilized by the Contractor to update its member records on a timely and consistent basis. The daily enrollment transaction update, that is run immediately prior to the monthly enrollment and capitation transaction, is referred to as the “last daily” and will contain all rate code changes made for the prospective month, as well as any new enrollments and disenrollments as of the first of the prospective month.

AHCCCS also produces a daily Manual Payment Transaction as outlined in the AHCCCS Technical Interface Guidelines, available on the AHCCCS website, which identifies enrollment or disenrollment activity that was not included on the daily enrollment transaction update due to internal edits. The Contractor shall use the Manual Payment Transaction in addition to the daily enrollment transaction update to update its member records.

A weekly capitation transaction as outlined in the HIPAA Transaction Companion Guides, and Trading Partner Agreements, will be produced to provide the Contractor with member-level capitation payment information. This file will show changes to the prospective capitation payments, as sent in the monthly file, resulting from enrollment changes that occur after the monthly file is produced. This file will also identify mass adjustments to and/or manual capitation payments that occurred at AHCCCS after the monthly file is produced.

On a daily and monthly basis AHCCCS provides the Contractor with the Rate Code Summary electronic file as outlined in the AHCCCS Technical Interface Guidelines, available on the AHCCCS website, which summarizes the capitation activity for the processing cycle.

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The enrollment and capitation transaction updates distributed monthly are generally produced two days before the end of every month. The update will identify the total active population for the Contractor as of the first day of the next month. These updates contain the information used by AHCCCS to produce the monthly capitation payment for the next month. The Contractor must reconcile the member files (including the member’s Medicare status, TPL information, etc.) with the AHCCCS monthly update. After reconciling the monthly update information, the Contractor will work to resolve any discrepancies and record the results of the reconciliation. Results of the reconciliation will be made available to AHCCCS upon request. After completion of the reconciliation the Contractor will resume posting daily updates beginning with the last two days of the month. The last two daily updates are different from the regular daily updates in that they pay and/or recoup capitation for the next month. If the Contractor detects an error through the monthly update process, the Contractor shall notify AHCCCS, Information Services Division.

67.	PERIODIC REPORT REQUIREMENTS

Under the terms and conditions of its CMS grant award, AHCCCS requires periodic reports, encounter data and other information from the Contractor. The submission of late, inaccurate, or otherwise incomplete reports shall constitute failure to report subject to the penalty provisions described in Section D, Paragraph 72, Sanctions and Attachment F3, Contractor Chart of Deliverables.

Standards applied for determining adequacy of required reports are as follows [42 CFR 438.242(b)(2)]:

a.	Timeliness: Reports or other required data shall be received on or before scheduled due dates.

b.	Accuracy: Reports or other required data shall be prepared in strict conformity with appropriate authoritative sources and/or AHCCCS defined standards.

c.	Completeness: All required information shall be fully disclosed in a manner that is both responsive and pertinent to report intent with no material omissions.

The Contractor shall comply with all reporting requirements contained in this contract. AHCCCS requirements regarding reports, report content and frequency of submission of reports are subject to change at any time during the term of the contract. The Contractor shall comply with all changes specified by AHCCCS. The Contractor shall be responsible for continued reporting beyond the term of the contract.

68.	REQUESTS FOR INFORMATION

AHCCCS may, at any time during the term of this contract, request financial or other information from the Contractor. Responses shall fully disclose all financial or other information requested. Information may be designated as confidential but may not be withheld from AHCCCS as proprietary. Information designated as confidential may not be disclosed by AHCCCS without the prior written consent of the Contractor except as required by law. Upon receipt of such requests for information from AHCCCS, the Contractor shall provide complete information to AHCCCS as requested no later than 20 days after the receipt of the request unless otherwise specified in the request itself.

If the Contractor believes the requested information is confidential and may not be disclosed to third parties, the Contractor shall provide a detailed legal analysis to AHCCCS, within the timeframe designated by AHCCCS, setting forth the specific reasons why the information is confidential and describing the specific harm or injury that would result from disclosure. In the event that AHCCCS withholds information from a third party as a result of the Contractor’s statement, the Contractor shall be responsible for all costs associated with the nondisclosure, including but not limited to legal fees and costs.

69.	DISSEMINATION OF INFORMATION

Upon request, the Contractor shall disseminate information prepared by AHCCCS or the Federal government to its members and all costs shall be the responsibility of the Contractor. All advertisements, publications and printed materials that are produced by the Contractor and refer to covered services shall state that such services are funded under contract with AHCCCS.

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70.	OPERATIONAL AND FINANCIAL READINESS REVIEWS

AHCCCS will conduct an Operational and Financial Readiness Review of the Contractor and will, subject to the availability of resources, provide technical assistance as appropriate. The Readiness Review will be conducted prior to the start of business. The purpose of a Readiness Review is to assess the Contractor’s operational readiness and its ability to provide covered services to members at the start of the contract year. The Contractor will be permitted to commence operations only if the Readiness Review factors are met to AHCCCS’ satisfaction.

71.	OPERATIONAL REVIEWS

In accordance with CMS requirements [42 CFR 434.6(a)(5)] and Arizona Administrative Code [Title 9, A.A.C. Chapter 22 Article 5], AHCCCS, or an independent agent, will conduct periodic Operational Reviews to ensure program compliance and identify best practices [42 CFR 438.204]. The reviews will identify and make recommendations for areas of improvement, monitor the Contractor’s progress towards implementing mandated programs or operational enhancements, and provide the Contractor with technical assistance when necessary. The type and duration of the review will be solely at the discretion of AHCCCS.

Except in cases where advance notice is not possible or advance notice may render the review less useful, AHCCCS will give the Contractor at least three weeks advance notice of the date of the scheduled Operational Review. AHCCCS reserves the right to conduct reviews without notice to monitor contractual requirements and performance as needed.

AHCCCS may request, at the expense of the Contractor, to conduct on-site reviews of functions performed at out of State locations and will coordinate travel arrangements and accommodations with the Contractor.

In preparation for the reviews, the Contractor shall cooperate with AHCCCS by forwarding in advance policies, procedures, job descriptions, contracts, records, logs and other material upon request. Documents not requested in advance shall be made available during the course of the review. Contractor personnel shall be available at all times during review activities. The Contractor shall provide an appropriate private workspace and internet access.

The Contractor will be furnished a copy of the draft Operational Review report and given an opportunity to comment on any review findings prior to AHCCCS issuing the final report. The Contractor must develop corrective action plans based on these recommendations. The corrective action plans and modifications to the corrective action plans must be approved by AHCCCS. Unannounced follow-up reviews may be conducted at any time after the initial Operational Review to determine the Contractor’s progress in implementing recommendations and achieving compliance.

The Contractor shall not distribute or otherwise make available the Operational Review Tool, draft Operational Review Report or final report to other Contractors.

72.	SANCTIONS

In accordance with applicable Federal and State regulations, R9-22-606, ACOM Policy 408 and the terms of this contract, AHCCCS may impose sanctions for failure to comply with any provision of this contract. Written notice will be provided to the Contractor specifying the sanction to be imposed, the grounds for such sanction and either the length of suspension or the amount of capitation to be withheld. The Contractor may dispute the decision to impose a sanction in accordance with the process outlined in R9-34-401 et seq.

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Cure Notice Process: AHCCCS may provide a written cure notice to the Contractor regarding the details of the non-compliance. If a notice to cure is provided to the Contractor, the cure notice will specify the period of time during which the Contractor must bring its performance back into compliance with contract requirements. If, at the end of the specified time period, the Contractor has complied with the cure notice requirements, AHCCCS will not impose a sanction.

AHCCCS may impose sanctions including but not limited to:

a.	Civil monetary penalties.

b.	Appointment of temporary management for a Contractor as provided in 42 CFR 438.706 and A.R.S. §36- 2903 (M).

c.	Granting members the right to terminate enrollment without cause and notifying the affected members of their right to disenroll [42 CFR 438.702(a)(3); 42 CFR 438.722].

d.	Suspension of all new enrollments, including auto assignments after the effective date of the sanction.

e.	Suspension of payment for recipients enrolled after the effective date of the sanction until CMS or AHCCCS is satisfied that the reason for imposition of the sanction no longer exists and is not likely to recur.

f.	Additional sanctions allowed under statute or regulation that address areas of noncompliance.

Refer to ACOM Policy 408 for details.

Automatic Sanctions: AHCCCS will assess the sanctions listed in Attachment F3, Contractor Chart of Deliverables on deliverables listed under DHCM Operations, Clinical Quality Management and Medical Management that are not received by 5:00 PM on the due date indicated. If the due date falls on a weekend or a State Holiday, sanctions will be assessed on deliverables not received by 5:00 PM on the next business day.

73.	BUSINESS CONTINUITY AND RECOVERY PLAN

The Contractor shall develop a Business Continuity and Recovery Plan as detailed in ACOM Policy 104, to deal with unexpected events that may affect its ability to adequately serve members. All staff shall be trained on, and familiar with, the Plan. This Plan shall, at a minimum, include planning and training for:

•	Electronic/telephonic failure at the Contractor’s main place of business

•	Complete loss of use of the main site and satellite offices out of State

•	Loss of primary computer system/records

•	Communication between the Contractor and AHCCCS in the event of a business disruption

•	Periodic Testing (at least annually)

The Business Continuity and Recovery Plan shall be updated annually. The Contractor shall submit a summary of the Plan to AHCCCS as specified in Attachment F3, Contractor Chart of Deliverables.

74.	MEDICARE REQUIREMENTS

Medicare Coordination for Dual Eligible Members

Background Information: In an effort to improve care coordination for AHCCCS dual eligible members, AHCCCS requires the Contractor, or its corporate affiliate, to be a Medicare Advantage Dual Eligible Special Needs Plan in all GSAs in which they hold a contract. To match the population served, the D-SNP Type must be a D-SNP subset non-zero cost share that matches this contract.

Medicare Structure: As required by A.R.S. §36-2906.01, the awarded Contractor must establish a separate corporation whose only authorized business is to provide services under this contract or other contracts with AHCCCS and the Medicare product to the extent necessary to ensure integration of AHCCCS and Medicare services for persons enrolled with the Contractor for both programs. The Contractor must have, and assure

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AHCCCS it has, the legal and actual authority to direct, manage, and control the operations of both the corporation established under this contract and the Medicare product to the extent necessary to ensure integration of AHCCCS and Medicare services for persons enrolled with the Contractor for both programs. The Contractor must ensure the integration of Medicare and Medicaid services within the following key functional areas of the organization or when utilizing administrative services subcontracts:

•	Network Management/Provider Relations;

•	Member Services;

•	Quality Management;

•	Medical Management;

•	Corporate Compliance; and

•	Grievance System.

Medicare Branding: The Contractor must establish branding for the Medicare product that ensures it is easily identifiable to members and providers as an integrated plan for both Medicare and Medicaid.

Medicare State Certification: Medicare Advantage plans are required to be licensed under State law. As outlined in A.R.S 36-2903(B)(2) AHCCCS has the authority to certify its Contractors for Medicare purposes. Contractors are able to apply for certification through AHCCCS or apply and receive licensure through the Arizona Department of Insurance. The AHCCCS certification process is detailed in ACOM 313.

State Contracting with D-SNPs: Per ACOM Policy 107, AHCCCS will not contract with any D-SNP to serve the Acute Care Medicaid population outside of awarded Acute Care contracts. Detailed D-SNP responsibilities are outlined in Medicare Advantage D SNP Health Plan Agreement.

Alignment Efforts: On October 1, 2013, dual eligible members may be assigned to a Medicaid plan based on their Medicare D-SNP enrollment. Aligning Medicare and Medicaid plans ensures a more coordinated process for members and providers. AHCCCS will continue to pursue policies and practices which improve the system for dual eligible members including, but not limited to:

•	On an ongoing basis, aligning Medicaid enrollment with Medicare;

•	Working with community stakeholders for outreach and education;

•	Conducting state sponsored outreach and education;

•	Requiring plan outreach and education.

75.	PENDING LEGISLATION/OTHER ISSUES

The following constitute pending items that may be resolved after the issuance of this contract. Any program changes due to the resolution of the issues will be reflected in future amendments to the contract. Capitation rates may also be adjusted to reflect the financial impact of program changes. The items in this paragraph are subject to change and should not be considered all-inclusive.

Federal and State Legislation: AHCCCS and its Contractors are subject to legislative mandates that may result in changes to the program. AHCCCS will either amend the contract or incorporate changes in policies incorporated in the contract by reference.

Health Information Technology for Economic and Clinical Health Act (HITECH): In February 2009, as part of the Federal stimulus package, Congress enacted the Health Information Technology for Economic and Clinical Health Act (HITECH). The legislation included a number of provisions designed to encourage the adoption and use of health information technology including electronic health records (EHRs) and the development of a health information exchange (HIE) infrastructure. The underlying rationale for the Act is the belief that the adoption on a nationwide basis would reduce total spending on health care by diminishing the number of inappropriate tests and procedures, reducing paperwork and administrative overhead, and decreasing the number of adverse events resulting from medical errors.

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The Health Information Technology for Economic and Clinical Health Act (HITECH) includes provisions designed to encourage the adoption and use of health information technology including electronic health records (EHRs), e-prescribing and the development of a health information exchange (HIE) infrastructure. AHCCCS and its Contractors support these new evolving technologies, designed to create efficiencies and improve effectiveness of care resulting in improved patient satisfaction with the health care experience, the provision of optimal care outcomes and cost efficiencies.

To further the integration of technology based solutions and the meaningful use of electronic health records within provider offices, AHCCCS anticipates increasing opportunities for providers and Contractors to utilize technological functions for processes that are necessary to meet Medicaid requirements. Expanding the adoption may reduce total spending on health care by diminishing the number of inappropriate tests and procedures, reducing paperwork and administrative overhead, and decreasing the number of adverse events resulting from medical errors. The Contractor will actively participate in offering information and providing provider support and education to further expand provider adoption and use of health information technology. It is AHCCCS’ expectation that the Contractor review operational processes to reduce provider hassle factors by implementing technological solutions for those providers utilizing electronic health records and to incentivize providers to implement and meaningfully use health information technology as a standard of doing business with the AHCCCS program. AHCCCS also anticipates establishing minimum standards, goals and requirements related to operational areas where improved efficiencies or effectiveness could be achieved. AHCCCS anticipates expanding utilization of health information technology as it relates to health care management and Contractor deliverables in the following, but not limited to, areas:

•	Access to care

•	Care coordination

•	Pharmacy, including but not limited to polypharmacy

•	Evidence based care

•	Disease management

•	EPSDT services

•	Coordination with community services

•	Referral management

•	Discharge planning

•	Performance measures

•	Performance improvement projects

•	Medical record review

•	Quality of care review processes

•	Quality improvement

•	Claims review

•	Prior authorization

•	Claims

Payment Methodology For Hospital Inpatient Claims: AHCCCS currently uses a tiered per diem methodology for the payment of acute care hospital inpatient claims. This payment structure is the default methodology, as required by Arizona State law that must be used by AHCCCS’ Managed Care Organizations (MCOs) when no contract exists between an MCO and a hospital. Laws 2012, Second Regular Session, Chapter 122 ends the tiered per diem methodology effective September 30, 2013. AHCCCS is required to obtain legislative approval of an alternative reimbursement methodology for inpatient dates of service on and after October 1, 2013. Based in part on stakeholder input, AHCCCS is moving to an APR-DRG payment methodology and will be establishing workgroups to seek stakeholder input on such a methodology. AHCCCS will be unable to implement the new methodology by October 1, 2013, and will seek a one-year extension of the tiered per diem methodology through September 30, 2014, with an effective date of October 1, 2014 for the new inpatient reimbursement system (pursuant to Chapter 122). MCOs will be required to utilize the AHCCCS inpatient payment methodology for all non-contracted inpatient hospital stays.

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ICD-10 Readiness: In 2009 the Federal government published the final regulation that adopted the ICD-10 code sets as HIPAA standards (45 CFR 162.1002). As HIPAA covered entities, State Medicaid programs must comply with use of the ICD-10 code sets by the deadline established by CMS. The compliance date published in the final rule is October 1, 2013. However, in October 2012, the ICD-10 compliance date was amended through a correction of final rule (originally published in September 2012), delaying the effective date to October 1, 2014; this indicates the dates of service for which these codes must be used. The Contractor shall comply with the use of ICD-10 code sets for all claims with dates of services on and after October 1, 2014. The Contractor shall meet all AHCCCS deadlines for communication, testing, and implementation planning with AHCCCS and providers. Failure to meet deadlines may result in regulatory action.

Patient Protection and Affordable Care Act: The Contractor shall comply with the applicable sections of the Patient Protection and Affordable Care Act (PPACA) including, but not limited to, the Health Insurer Fee and including those provisions as adopted by AHCCCS in the Arizona State Plan. The Contractor shall provide services to Medicaid eligible individuals who will be covered by the Medicaid restoration and expansion starting January 1, 2014. Additionally, there will be modifications to the populations currently subject to mandatory and optional (nominal) copayments, copayment amounts, and services for which copays are required. Implementation of these provisions is anticipated to begin in early 2014.

Greater Arizona Integrated Services for Individuals with Serious Mental Illness: Pursuant to A.R.S. §36-2901 et seq, AHCCCS and Arizona Department of Health Services will continue to design and implement an integrated physical and behavioral health care delivery system for eligible adults with SMI outside of Maricopa County. AHCCCS and ADHS will also consider other potential populations for future integration of physical and behavioral health services.

Integrated Behavioral Health Services for Dual Eligible Members: As part of Arizona’s Medicaid Reform Plan, AHCCCS is reviewing continued opportunities to further integrate behavioral and physical health care services for individuals with Medicare and AHCCCS. AHCCCS is working with the Arizona Department of Health Services/Division of Behavioral Health and anticipates the integration of behavioral health services for dual eligible members to be provided by Acute Care Contractors beginning October 1, 2015.

Prior Quarter Coverage: Beginning January 1 2014, AHCCCS will implement Prior Quarter Coverage eligibility consistent with Federal Regulation 42 CFR 435.915. AHCCCS is required to expand the time period during which AHCCCS pays for covered services for eligible individuals to include services provided during any of the three months prior to the month the individual applied for AHCCCS, if the individual met AHCCCS eligibility requirements during that month. Prior Quarter Coverage eligibility will begin January 1, 2014 which means that only individuals applying for AHCCCS in and after February 2014 may be determined to qualify for Prior Quarter Coverage. AHCCCS Contractors are not responsible for payment for covered services received during the prior quarter. Upon verification or notification of Prior Quarter Coverage eligibility, providers will be required to bill AHCCCS for services provided during a prior quarter eligibility period.

[END OF SECTION D]

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SECTION E: CONTRACT TERMS AND CONDITIONS	Contract No. YH14-0001

SECTION E: CONTRACT TERMS AND CONDITIONS

1.	ADVERTISING AND PROMOTION OF CONTRACT

The Contractor shall not advertise or publish information for commercial benefit concerning this contract without the prior written approval of the Contracting Officer.

2.	APPLICABLE LAW

Arizona Law - The law of Arizona applies to this contract including, where applicable, the Uniform Commercial Code, as adopted in the State of Arizona.

Implied Contract Terms - Each provision of law and any terms required by law to be in this contract are a part of this contract as if fully stated in it.

3.	ARBITRATION

The parties to this contract agree to resolve all disputes arising out of or relating to this contract through arbitration, after exhausting applicable administrative review, to the extent required by A.R.S. §12-1518 except as may be required by other applicable statutes.

4.	ASSIGNMENT AND DELEGATION

The Contractor shall not assign any rights nor delegate all of the duties under this contract. Delegation of less than all of the duties of this contract must conform to the requirements of Section D, Subcontracts.

5.	ASSIGNMENT OF CONTRACT AND BANKRUPTCY

This contract is voidable and subject to immediate cancellation by AHCCCS upon the Contractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or assigning rights or obligations under this contract without the prior written consent of AHCCCS.

6.	AUDITS AND INSPECTIONS

The Contractor shall comply with all provisions specified in applicable A.R.S. §35-214 and §35-215 and AHCCCS rules and policies and procedures relating to the audit of the Contractor’s records and the inspection of the Contractor’s facilities. The Contractor shall fully cooperate with AHCCCS staff and allow them reasonable access to the Contractor’s staff, subcontractors, members, and records [42 CFR 438.6(g)].

At any time during the term of this contract, and five (5) years thereafter unless a longer time is otherwise required by law, the Contractor’s or any subcontractor’s books and records shall be subject to audit by AHCCCS and, where applicable, the Federal government, to the extent that the books and records relate to the performance of the contract or subcontracts [42 CFR 438.242(b)(3)].

AHCCCS, or its duly authorized agents, and the Federal government may evaluate through on-site inspection or other means, the quality, appropriateness and timeliness of services performed under this contract.

7.	AUTHORITY

This contract is issued under the authority of the Contracting Officer who signed this contract. Changes to the contract, including the addition of work or materials, the revision of payment terms, or the substitution of work or materials, directed by an unauthorized state employee or made unilaterally by the Contractor are violations of the contract and of applicable law. Such changes, including unauthorized written contract amendments, shall be void and without effect, and the Contractor shall not be entitled to any claim under this contract based on those changes.

8.	CHANGES

AHCCCS may at any time, by written notice to the Contractor, make changes within the general scope of this contract. If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of the work under this contract, the Contractor may assert its right to an adjustment in

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compensation paid under this contract. The Contractor must assert its right to such adjustment within 30 days from the date of receipt of the change notice. Any dispute or disagreement caused by such notice shall constitute a dispute within the meaning of Section E, Disputes, and be administered accordingly.

When AHCCCS issues an amendment to modify the contract, the provisions of such amendment will be deemed to have been accepted 30 days after the date of mailing by AHCCCS, even if the amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCS in writing that it refuses to sign the amendment. If the Contractor provides such notification, AHCCCS will initiate termination proceedings.

9.	CHOICE OF FORUM

The parties agree that jurisdiction over any action arising out of or relating to this contract shall be brought or filed in a court of competent jurisdiction located in the State of Arizona.

10.	COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

The Contractor shall comply with all applicable Federal and State laws and regulations including Title VI of the Civil Rights Act of 1964; Title IX of the Education Amendments of 1972 (regarding education programs and activities); the Age Discrimination Act of 1975; the Rehabilitation Act of 1973 (regarding education programs and activities), and the Americans with Disabilities Act; EEO provisions; Copeland Anti-Kickback Act; Davis-Bacon Act; Contract Work Hours and Safety Standards; Rights to Inventions Made Under a Contract or Agreement; Clean Air Act and Federal Water Pollution Control Act; Byrd Anti-Lobbying Amendment. The Contractor shall maintain all applicable licenses and permits.

11.	CONFIDENTIALITY AND DISCLOSURE OF CONFIDENTIAL INFORMATION

The Contractor shall safeguard confidential information in accordance with Federal and State laws and regulations, including but not limited to, 42 CFR 431, Subpart F, A.R.S. §36-107, §36-2903 (for Acute), §36-2932 (for ALTCS), §41-1959 and §46-135, the Health Insurance Portability and Accountability Act (Public Law 107-191 Statutes 1936), 45 CFR parts 160 and 164, and AHCCCS Rules.

The Contractor shall establish and maintain procedures and controls that are acceptable to AHCCCS for the purpose of assuring that no information contained in its records or obtained from AHCCCS or others carrying out its functions under the contract shall be used or disclosed by its agents, officers or employees, except as required to efficiently perform duties under the contract. Except as required or permitted by law, the Contractor also agrees that any information pertaining to individual persons shall not be divulged other than to employees or officers of the Contractor as needed for the performance of duties under the contract, unless otherwise agreed to, in writing, by AHCCCS.

The Contractor shall not, without prior written approval from AHCCCS, either during or after the performance of the services required by this contract, use, other than for such performance, or disclose to any person other than AHCCCS personnel with a need to know, any information, data, material, or exhibits created, developed, produced, or otherwise obtained during the course of the work required by this contract. This nondisclosure requirement shall also pertain to any information contained in reports, documents, or other records furnished to the Contractor by AHCCCS.

12.	CONFLICT OF INTEREST

The Contractor shall not undertake any work that represents a potential conflict of interest, or which is not in the best interest of AHCCCS or the State without prior written approval by AHCCCS. The Contractor shall fully and completely disclose any situation that may present a conflict of interest. If the Contractor is now performing or elects to perform during the term of this contract any services for any AHCCCS health plan, provider or Contractor or an entity owning or controlling same, the Contractor shall disclose this relationship prior to accepting any assignment involving such party.

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13.	CONTINUATION OF PERFORMANCE THROUGH TERMINATION

The Contractor shall continue to perform, in accordance with the requirements of the contract, up to the date of termination and as directed in the termination notice.

14.	CONTRACT

The contract between AHCCCS and the Contractor shall consist of (1) the Request for Proposal (RFP) including AHCCCS policies and procedures incorporated by reference as part of the RFP and (2) the proposal submitted by the Contractor in response to the RFP including any Best and Final Offers. In the event of a conflict in language between the proposal (including any Best and Final Offers) and the RFP (including AHCCCS policies and procedures incorporated by reference), the provisions and requirements set forth and/or referenced in the RFP (including AHCCCS policies and procedures incorporated by reference) shall govern.

The contract shall be construed according to the laws of the State of Arizona. The State of Arizona is not obligated for the expenditures under the contract until funds have been encumbered.

15.	CONTRACT INTERPRETATION AND AMENDMENT

No Parol Evidence - This contract is intended by the parties as a final and complete expression of their agreement. No course of prior dealings between the parties and no usage of the trade shall supplement or explain any term used in this contract.

No Waiver - Either party’s failure to insist on strict performance of any term or condition of the contract shall not be deemed a waiver of that term or condition even if the party accepting or acquiescing in the non-conforming performance knows of the nature of the performance and fails to object to it.

Written Contract Amendments - The contract shall be modified only through a written contract amendment within the scope of the contract signed by the procurement officer on behalf of the State and signed by a duly authorized representative of the Contractor.

16.	COOPERATION WITH OTHER CONTRACTORS

AHCCCS may award other contracts for additional work related to this contract and Contractor shall fully cooperate with such other contractors and AHCCCS employees or designated agents. The Contractor shall not commit or permit any act which will interfere with the performance of work by any other Contractor or by AHCCCS employees.

17.	COVENANT AGAINST CONTINGENT FEES

The Contractor warrants that no person or agency has been employed or retained to solicit or secure this contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee. For violation of this warranty, AHCCCS shall have the right to annul this contract without liability.

18.	DATA CERTIFICATION

The Contractor shall certify that financial and encounter data submitted to AHCCCS is complete, accurate and truthful. Certification of financial and encounter data must be submitted concurrently with the data. Certification may be provided by the Contractor CEO, CFO or an individual who is delegated authority to sign for, and who reports directly to the CEO or CFO [42 CFR 438.604 et seq.].

19.	DISPUTES

Contract claims and disputes shall be adjudicated in accordance with State Law, AHCCCS Rules and this contract.

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Except as provided by 9 A.A.C. Chapter 22, Article 6, the exclusive manner for the Contractor to assert any dispute against AHCCCS shall be in accordance with the process outlined in 9 A.A.C. Chapter 34 and A.R.S. §36-2932. All disputes except as provided under 9 A.A.C. Chapter 22, Article 6 shall be filed in writing and be received by AHCCCS no later than 60 days from the date of the disputed notice. All disputes shall state the factual and legal basis for the dispute. Pending the final resolution of any disputes involving this contract, the Contractor shall proceed with performance of this contract in accordance with AHCCCS’ instructions, unless AHCCCS specifically, in writing, requests termination or a temporary suspension of performance.

20.	E-VERIFY REQUIREMENTS

In accordance with A.R.S §41-4401, the Contractor warrants compliance with all Federal immigration laws and regulations relating to employees and warrants its compliance with Section A.R.S. §23-214, Subsection A.

21.	EFFECTIVE DATE

The effective date of this contract shall be the Offer and Acceptance date referenced on page 1 of this contract.

22.	FEDERAL IMMIGRATION AND NATIONALITY ACT

The Contractor shall comply with all Federal, State and local immigration laws and regulations relating to the immigration status of their employees during the term of the contract. Further, the Contractor shall flow down this requirement to all subcontractors utilized during the term of the contract. The State shall retain the right to perform random audits of Contractor and subcontractor records or to inspect papers of any employee thereof to ensure compliance. Should the State determine that the Contractor and/or any subcontractors be found noncompliant, the State may pursue all remedies allowed by law, including, but not limited to; suspension of work, termination of the contract for default and suspension and/or debarment of the Contractor.

23.	GRATUITIES

AHCCCS may, by written notice to the Contractor, immediately terminate this contract if it determines that employment or a gratuity was offered or made by the Contractor or a representative of the Contractor to any officer or employee of the State for the purpose of influencing the outcome of the procurement or securing the contract, an amendment to the contract, or favorable treatment concerning the contract, including the making of any determination or decision about contract performance. AHCCCS, in addition to any other rights or remedies, shall be entitled to recover exemplary damages in the amount of three times the value of the gratuity offered by the Contractor.

24.	INCORPORATION BY REFERENCE

This solicitation and all attachments and amendments, the Contractor’s proposal, best and final offer accepted by AHCCCS, and any approved subcontracts are hereby incorporated by reference into the contract.

25.	INDEMNIFICATION

Contractor/Vendor Indemnification (Not Public Agency):

The parties to this contract agree that the State of Arizona, its departments, agencies, boards and commissions shall be indemnified and held harmless by the Contractor for the vicarious liability of the State as a result of entering into this contract. The Contractor agrees to indemnify, defend, and hold harmless the State from and against any and all claims, losses, liability, costs, and expenses, including attorney’s fees and costs, arising out of litigation against AHCCCS including, but not limited to, class action lawsuits challenging actions by the Contractor. The requirement for indemnification applies irrespective of whether or not the Contractor is a party to the lawsuit. Each Contractor shall indemnify the State, on a pro rata basis based on population, attorney’s fees and costs awarded against the State as well as the attorney’s fees and costs incurred by the State in defending the lawsuit. The Contractor shall also indemnify AHCCCS, on a pro rata basis based on

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SECTION E: CONTRACT TERMS AND CONDITIONS	Contract No. YH14-0001

population, the administrative expenses incurred by AHCCCS to address Contractor deficiencies arising out of the litigation. The parties further agree that the State of Arizona, its departments, agencies, boards and commissions shall be responsible for its own negligence and/or willful misconduct. Each party to this contract is responsible for its own negligence and/or willful misconduct.

Contractor/Vendor Indemnification (Public Agency):

Each party (“as indemnitor”) agrees to indemnify, defend, and hold harmless the other party (“as indemnitee”) from and against any and all claims, losses, liability, costs, or expenses (including reasonable attorney’s fees) (hereinafter collectively referred to as ‘claims’) arising out of bodily injury of any person (including death) or property damage but only to the extent that such claims which result in vicarious/derivative liability to the indemnitee, are caused by the act, omission, negligence, misconduct, or other fault of the indemnitor, its officers, officials, agents, employees, or volunteers.

26.	INDEMNIFICATION - PATENT AND COPYRIGHT

To the extent permitted by applicable law the Contractor shall defend, indemnify and hold harmless the State against any liability including costs and expenses for infringement of any patent, trademark or copyright arising out of contract performance or use by the State of materials furnished or work performed under this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph.

27.	INSURANCE

The Contractor is required to maintain insurance, at a minimum, as specified in Attachment E-1 Standard Professional Service Contracts and E-2 Standard Professional Service Contracts – Under $50,000. For policies for insurance for professional service contracts working with children or vulnerable adults the policy shall be endorsed to include coverage for sexual abuse and molestation.

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SECTION E: CONTRACT TERMS AND CONDITIONS	Contract No. YH14-0001

ATTACHMENT E-1

STANDARD PROFESSIONAL SERVICE CONTRACT

INDEMNIFICATION CLAUSE:

Contractor shall indemnify, defend, save and hold harmless the State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees (hereinafter referred to as “Indemnitee”) from and against any and all claims, actions, liabilities, damages, losses, or expenses (including court costs, attorneys’ fees, and costs of claim processing, investigation and litigation) (hereinafter referred to as “Claims”) for bodily injury or personal injury (including death), or loss or damage to tangible or intangible property caused, or alleged to be caused, in whole or in part, by the negligent or willful acts or omissions of Contractor or any of its owners, officers, directors, agents, employees or subcontractors. This indemnity includes any claim or amount arising out of or recovered under the Workers’ Compensation Law or arising out of the failure of such Contractor to conform to any Federal, State or local law, statute, ordinance, rule, regulation or court decree. It is the specific intention of the parties that the Indemnitee shall, in all instances, except for Claims arising solely from the negligent or willful acts or omissions of the Indemnitee, be indemnified by Contractor from and against any and all claims. It is agreed that Contractor will be responsible for primary loss investigation, defense and judgment costs where this indemnification is applicable. In consideration of the award of this contract, the Contractor agrees to waive all rights of subrogation against the State of Arizona, its officers, officials, agents and employees for losses arising from the work performed by the Contractor for the State of Arizona.

This indemnity shall not apply if the Contractor or subcontractor(s) is/are an agency, board, commission or university of the State of Arizona.

INSURANCE REQUIREMENTS:

Contractor and subcontractors shall procure and maintain until all of their obligations have been discharged, including any warranty periods under this Contract, are satisfied, insurance against claims for injury to persons or damage to property which may arise from or in connection with the performance of the work hereunder by the Contractor, his agents, representatives, employees or subcontractors.

The insurance requirements herein are minimum requirements for this Contract and in no way limit the indemnity covenants contained in this Contract. The State of Arizona in no way warrants that the minimum limits contained herein are sufficient to protect the Contractor from liabilities that might arise out of the performance of the work under this contract by the Contractor, its agents, representatives, employees or subcontractors, and Contractor is free to purchase additional insurance.

A.	MINIMUM SCOPE AND LIMITS OF INSURANCE: Contractor shall provide coverage with limits of liability not less than those stated below.

1.	Commercial General Liability – Occurrence Form

Policy shall include bodily injury, property damage, personal injury and broad form contractual liability coverage.

• General Aggregate	$2,000,000
• Products – Completed Operations Aggregate	$1,000,000
• Personal and Advertising Injury	$1,000,000
• Blanket Contractual Liability – Written and Oral	$1,000,000
• Fire Legal Liability	$50,000
• Each Occurrence	$1,000,000

a.	If applicable, the policy shall be endorsed to include coverage for sexual abuse and molestation.

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b.	The policy shall be endorsed to include the following additional insured language: “The State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees shall be named as additional insureds with respect to liability arising out of the activities performed by or on behalf of the Contractor”.

c.	Policy shall contain a waiver of subrogation against the State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees for losses arising from work performed by or on behalf of the Contractor.

2.	Business Automobile Liability

Bodily Injury and Property Damage for any owned, hired, and/or non-owned vehicles used in the performance of this Contract.

Combined Single Limit (CSL)	$1,000,000

a.	The policy shall be endorsed to include the following additional insured language: “The State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees shall be named as additional insureds with respect to liability arising out of the activities performed by or on behalf of the Contractor, involving automobiles owned, leased, hired or borrowed by the Contractor”.

b.	Policy shall contain a waiver of subrogation against the State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees for losses arising from work performed by or on behalf of the Contractor.

3.	Worker’s Compensation and Employers’ Liability

Workers’ Compensation	Statutory
Employers’ Liability
Each Accident	$500,000
Disease – Each Employee	$500,000
Disease – Policy Limit	$1,000,000

a.	Policy shall contain a waiver of subrogation against the State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees for losses arising from work performed by or on behalf of the Contractor.

b.	This requirement shall not apply to: Separately, EACH Contractor or subcontractor exempt under A.R.S. §23-901, AND when such Contractor or subcontractor executes the appropriate waiver (Sole Proprietor/Independent Contractor) form.

4.	Professional Liability (Errors and Omissions Liability)

Each Claim	$1,000,000
Annual Aggregate	$2,000,000

a.	In the event that the professional liability insurance required by this Contract is written on a claims-made basis, Contractor warrants that any retroactive date under the policy shall precede the effective date of this Contract; and that either continuous coverage will be maintained or an extended discovery period will be exercised for a period of two (2) years beginning at the time work under this Contract is completed.

b.	The policy shall cover professional misconduct or lack of ordinary skill for those positions defined in the Scope of Work of this contract.

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B.	ADDITIONAL INSURANCE REQUIREMENTS:

The policies shall include, or be endorsed to include, the following provisions:

1.	The State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees wherever additional insured status is required. Such additional insured shall be covered to the full limits of liability purchased by the Contractor, even if those limits of liability are in excess of those required by this Contract.

2.	The Contractor’s insurance coverage shall be primary insurance with respect to all other available sources.

3.	Coverage provided by the Contractor shall not be limited to the liability assumed under the indemnification provisions of this Contract.

C.	NOTICE OF CANCELLATION: With the exception of (10) day notice of cancellation for non-payment of premium, any changes material to compliance with this contract in the insurance policies above shall require written notice to the State of Arizona as specified in Attachment F3, Contractor Chart of Deliverables. Such notice shall be sent directly to AHCCCS Contracts Unit, Mail Drop 5700, Division of Business and Finance, 701 E. Jefferson St., Phoenix, AZ 85034, and shall be sent by certified mail, return receipt requested.

D.	ACCEPTABILITY OF INSURERS: Insurance is to be placed with duly licensed or approved non-admitted insurers in the state of Arizona with an “A.M. Best” rating of not less than A- VII. The State of Arizona in no way warrants that the above-required minimum insurer rating is sufficient to protect the Contractor from potential insurer insolvency.

E.	VERIFICATION OF COVERAGE: Contractor shall furnish the State of Arizona with certificates of insurance (ACORD form or equivalent approved by the State of Arizona) as required by this Contract and as specified in Attachment F3, Contractor Chart of Deliverables. The certificates for each insurance policy are to be signed by a person authorized by that insurer to bind coverage on its behalf.

All certificates and endorsements are to be received and approved by the State of Arizona before work commences. Each insurance policy required by this Contract must be in effect at or prior to commencement of work under this Contract and remain in effect for the duration of the project. Failure to maintain the insurance policies as required by this Contract, or to provide evidence of renewal, is a material breach of contract.

All certificates required by this Contract shall be sent directly to AHCCCS Contracts Unit, Mail Drop 5700, Division of Business and Finance, 701 E. Jefferson St., Phoenix, AZ 85034. All subcontractors are required to maintain insurance and to provide verification upon request. The State of Arizona project/contract number and project description shall be noted on the certificate of insurance. The State of Arizona reserves the right to require complete, certified copies of all insurance policies required by this Contract at any time. DO NOT SEND CERTIFICATES OF INSURANCE TO THE STATE OF ARIZONA’S RISK MANAGEMENT DIVISION.

F.	SUBCONTRACTORS: Contractors’ certificate(s) shall include all subcontractors as insureds under its policies or upon request, the Contractor shall furnish to the State of Arizona separate certificates and endorsements for each subcontractor upon request. All coverages for subcontractors shall be subject to the minimum requirements identified above.

G.	APPROVAL: Any modification or variation from the insurance requirements in this Contract shall be made by the contracting agency in consultation with the Department of Administration, Risk Management Division. Such action will not require a formal Contract amendment, but may be made by administrative action.

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H.	EXCEPTIONS: In the event the Contractor or subcontractor(s) is/are a public entity, then the Insurance Requirements shall not apply. Such public entity shall provide a Certificate of Self-Insurance. If the Contractor or subcontractor(s) is/are a State of Arizona agency, board, commission, or university, none of the above shall apply.

[END OF ATTACHMENT E-1]

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SECTION E: CONTRACT TERMS AND CONDITIONS	Contract No. YH14-0001

ATTACHMENT E-2

STANDARD PROFESSIONAL SERVICE CONTRACT – UNDER $50,000

INDEMNIFICATION CLAUSE:

Contractor shall indemnify, defend, save and hold harmless the State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees (hereinafter referred to as “Indemnitee”) from and against any and all claims, actions, liabilities, damages, losses, or expenses (including court costs, attorneys’ fees, and costs of claim processing, investigation and litigation) (hereinafter referred to as “Claims”) for bodily injury or personal injury (including death), or loss or damage to tangible or intangible property caused, or alleged to be caused, in whole or in part, by the negligent or willful acts or omissions of Contractor or any of its owners, officers, directors, agents, employees or subcontractors. This indemnity includes any claim or amount arising out of or recovered under the Workers’ Compensation Law or arising out of the failure of such Contractor to conform to any Federal, State or local law, statute, ordinance, rule, regulation or court decree. It is the specific intention of the parties that the Indemnitee shall, in all instances, except for Claims arising solely from the negligent or willful acts or omissions of the Indemnitee, be indemnified by Contractor from and against any and all claims. It is agreed that Contractor will be responsible for primary loss investigation, defense and judgment costs where this indemnification is applicable. In consideration of the award of this contract, the Contractor agrees to waive all rights of subrogation against the State of Arizona, its officers, officials, agents and employees for losses arising from the work performed by the Contractor for the State of Arizona.

This indemnity shall not apply if the Contractor or subcontractor(s) is/are an agency, board, commission or university of the State of Arizona.

INSURANCE REQUIREMENTS:

Contractor and subcontractors shall procure and maintain until all of their obligations have been discharged, including any warranty periods under this contract, are satisfied, insurance against claims for injury to persons or damage to property which may arise from or in connection with the performance of the work hereunder by the Contractor, his agents, representatives, employees or subcontractors.

The insurance requirements herein are minimum requirements for this contract and in no way limit the indemnity covenants contained in this contract. The State of Arizona in no way warrants that the minimum limits contained herein are sufficient to protect the Contractor from liabilities that might arise out of the performance of the work under this contract by the Contractor, its agents, representatives, employees or subcontractors, and Contractor is free to purchase additional insurance.

A.	MINIMUM SCOPE AND LIMITS OF INSURANCE: Contractor shall provide coverage with limits of liability not less than those stated below.

1.	Commercial General Liability – Occurrence Form

Policy shall include bodily injury, property damage, personal injury and broad form contractual liability coverage.

• General Aggregate	$1,000,000
• Products – Completed Operations Aggregate	$500,000
• Personal and Advertising Injury	$500,000
• Blanket Contractual Liability – Written and Oral	$500,000
• Fire Legal Liability	$25,000
• Each Occurrence	$500,000

a.	The policy shall be endorsed to include the following additional insured language: “The State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees shall be named as additional insureds with respect to liability arising out of the activities performed by or on behalf of the Contractor”.

b.	Policy shall contain a waiver of subrogation against the State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees for losses arising from work performed by or on behalf of the Contractor.

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2.	Business Automobile Liability

Bodily Injury and Property Damage for any owned, hired, and/or non-owned vehicles used in the performance of this contract.

Combined Single Limit (CSL)	$500,000

a.	The policy shall be endorsed to include the following additional insured language: “The State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees shall be named as additional insureds with respect to liability arising out of the activities performed by or on behalf of the Contractor, involving automobiles owned, leased, hired or borrowed by the Contractor”.

b.	Policy shall contain a waiver of subrogation against the State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees for losses arising from work performed by or on behalf of the Contractor.

3.	Worker’s Compensation and Employers’ Liability

Workers’ Compensation	Statutory
Employers’ Liability
Each Accident	$100,000
Disease – Each Employee	$100,000
Disease – Policy Limit	$100,000

a.	Policy shall contain a waiver of subrogation against the State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees for losses arising from work performed by or on behalf of the Contractor.

b.	This requirement shall not apply to: Separately, EACH Contractor or subcontractor exempt under A.R.S. §23-901, AND when such Contractor or subcontractor executes the appropriate waiver (Sole Proprietor/Independent Contractor) form.

4.	Professional Liability (Errors and Omissions Liability)

Each Claim	$500,000
Annual Aggregate	$1,000,000

a.	In the event that the professional liability insurance required by this contract is written on a claims-made basis, Contractor warrants that any retroactive date under the policy shall precede the effective date of this contract; and that either continuous coverage will be maintained or an extended discovery period will be exercised for a period of two (2) years beginning at the time work under this contract is completed.

b.	The policy shall cover professional misconduct or lack of ordinary skill for those positions defined in the Scope of Work of this contract.

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SECTION E: CONTRACT TERMS AND CONDITIONS	Contract No. YH14-0001

B.	ADDITIONAL INSURANCE REQUIREMENTS: The policies shall include, or be endorsed to include, the following provisions:

1.	The State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees wherever additional insured status is required. Such additional insured shall be covered to the full limits of liability purchased by the Contractor, even if those limits of liability are in excess of those required by this contract.

2.	The Contractor’s insurance coverage shall be primary insurance with respect to all other available sources.

3.	Coverage provided by the Contractor shall not be limited to the liability assumed under the indemnification provisions of this contract.

C.	NOTICE OF CANCELLATION: With the exception of (10) day notice of cancellation for non-payment of premium, any changes material to compliance with this contract in the insurance policies above shall require written notice to the State of Arizona as specified in Attachment F3, Contractor Chart of Deliverables. Such notice shall be sent directly to AHCCCS Contracts Unit, Mail Drop 5700, Division of Business and Finance, 701 E. Jefferson St., Phoenix, AZ 85034 and shall be sent by certified mail, return receipt requested.

D.	ACCEPTABILITY OF INSURERS: Insurance is to be placed with duly licensed or approved non-admitted insurers in the state of Arizona with an “A.M. Best” rating of not less than A- VII. The State of Arizona in no way warrants that the above-required minimum insurer rating is sufficient to protect the Contractor from potential insurer insolvency.

E.	VERIFICATION OF COVERAGE: Contractor shall furnish the State of Arizona with certificates of insurance (ACORD form or equivalent approved by the State of Arizona) as required by this contract and as specified in Attachment F3, Contractor Chart of Deliverables. The certificates for each insurance policy are to be signed by a person authorized by that insurer to bind coverage on its behalf.

All certificates and endorsements are to be received and approved by the State of Arizona before work commences. Each insurance policy required by this contract must be in effect at or prior to commencement of work under this contract and remain in effect for the duration of the project. Failure to maintain the insurance policies as required by this contract, or to provide evidence of renewal, is a material breach of contract.

All certificates required by this contract shall be sent directly to AHCCCS Contracts Unit, Mail Drop 5700, Division of Business and Finance, 701 E. Jefferson St., Phoenix, AZ 85034. All subcontractors are required to maintain insurance and to provide verification upon request. The State of Arizona project/contract number and project description shall be noted on the certificate of insurance. The State of Arizona reserves the right to require complete, certified copies of all insurance policies required by this contract at any time. DO NOT SEND CERTIFICATES OF INSURANCE TO THE STATE OF ARIZONA’S RISK MANAGEMENT DIVISION.

F.	SUBCONTRACTORS: Contractors’ certificate(s) shall include all subcontractors as insureds under its policies or upon request, the Contractor shall furnish to the State of Arizona separate certificates and endorsements for each subcontractor upon request. All coverages for subcontractors shall be subject to the minimum requirements identified above.

G.	APPROVAL: Any modification or variation from the insurance requirements in this contract shall be made by the contracting agency in consultation with the Department of Administration, Risk Management Division. Such action will not require a formal contract amendment, but may be made by administrative action.

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SECTION E: CONTRACT TERMS AND CONDITIONS	Contract No. YH14-0001

H.	EXCEPTIONS: In the event the Contractor or subcontractor(s) is/are a public entity, then the Insurance Requirements shall not apply. Such public entity shall provide a Certificate of Self-Insurance. If the Contractor or subcontractor(s) is/are a State of Arizona agency, board, commission, or university, none of the above shall apply.

[END OF ATTACHMENT E-2]

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SECTION E: CONTRACT TERMS AND CONDITIONS	Contract No. YH14-0001

28.	IRS W9 FORM

In order to receive payment under any resulting contract, the Contractor shall have a current IRS W9 Form on file with the State of Arizona.

29.	LOBBYING

No funds paid to the Contractor by AHCCCS, or interest earned thereon, shall be used for the purpose of influencing or attempting to influence an officer or employee of any Federal or State agency, a member of the United States Congress or State Legislature, an officer or employee of a member of the United States Congress or State Legislature in connection with awarding of any Federal or State contract, the making of any Federal or State grant, the making of any Federal or State loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any Federal or State contract, grant, loan, or cooperative agreement. The Contractor shall disclose if any funds paid to the Contractor by AHCCCS have been used or will be used to influence the persons and entities indicated above and will assist AHCCCS in making such disclosures to CMS.

30.	NO GUARANTEED QUANTITIES

AHCCCS does not guarantee the Contractor any minimum or maximum quantity of services or goods to be provided under this contract.

31.	NON-DISCRIMINATION

In accordance with A.R.S. §41-1461 et seq. and Executive Order 2009-09, the Contractor shall provide equal employment opportunities for all persons, regardless of race, color, religion, creed, sex, age, national origin, disability or political affiliation. The Contractor shall comply with the Americans with Disabilities Act.

32.	NON-EXCLUSIVE REMEDIES

The rights and the remedies of AHCCCS under this contract are not exclusive.

33.	OFF-SHORE PERFORMANCE OF WORK PROHIBITED

Any services that are described in the specifications or scope of work that directly serve the State of Arizona or its clients and involve access to secure or sensitive data or personal client data shall be performed within the defined territories of the United States. Unless specifically stated otherwise in the specifications, this paragraph does not apply to indirect or “overhead” services, redundant back-up services or services that are incidental to the performance of the contract. This provision applies to work performed by subcontractors at all tiers.

34.	ORDER OF PRECEDENCE

The parties to this contract shall be bound by all terms and conditions contained herein. For interpreting such terms and conditions the following sources shall have precedence in descending order: The Constitution and laws of the United States and applicable Federal regulations; the terms of the CMS 1115 waiver for the State of Arizona; the Constitution and laws of Arizona, and applicable State Rules; the terms of this contract which consists of the RFP, the proposal of the successful Offeror, and any Best and Final Offer including any attachments, executed amendments and modifications; and AHCCCS policies and procedures.

35.	OWNERSHIP OF INFORMATION AND DATA

Materials, reports and other deliverables created under this contract are the sole property of AHCCCS. The Contractor is not entitled to any rights to those materials and may not transfer any rights to anyone else.

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SECTION E: CONTRACT TERMS AND CONDITIONS	Contract No. YH14-0001

Except as necessary to carry out the requirements of this contract, as otherwise allowed under this contract, or as required by law, the Contractor shall not use or release data, information or materials, reports, or deliverables derived from that data or information without the prior written consent of AHCCCS. Data, information and reports collected or prepared by the Contractor in the course of performing its duties and obligations under this contract shall not be used by the Contractor for any independent project of the Contractor or publicized by the Contractor without the prior written permission of AHCCCS. Subject to applicable state and Federal laws and regulations, AHCCCS shall have full and complete rights to reproduce, duplicate, disclose and otherwise use all such information.

At the termination of the contract, the Contractor shall make available all such data to AHCCCS within 30 days following termination of the contract or such longer period as approved by AHCCCS, Office of the Director. For purposes of this subsection, the term “data” shall not include member medical records.

Except as otherwise provided in this section, if any copyrightable or patentable material is developed by the Contractor in the course of performance of this contract, the Federal government, AHCCCS and the State of Arizona shall have a royalty-free, nonexclusive, and irrevocable right to reproduce, publish, or otherwise use, and to authorize others to use, the work for state or Federal government purposes. The Contractor shall additionally be subject to the applicable provisions of 45 CFR Part 74.

36.	RESERVED

37.	RELATIONSHIP OF PARTIES

The Contractor under this contract is an independent Contractor. Neither party to this contract shall be deemed to be the employee or agent of the other party to the contract.

38.	RIGHT OF OFFSET

AHCCCS shall be entitled to offset against any sums due the Contractor any expenses or costs incurred by AHCCCS or damages assessed by AHCCCS concerning the Contractor’s non-conforming performance or failure to perform the contract, including but not limited to expenses, costs and damages.

39.	RIGHT TO ASSURANCE

If AHCCCS, in good faith, has reason to believe that the Contractor does not intend to perform or is unable to continue to perform this contract, the procurement officer may demand in writing that the Contractor give a written assurance of intent to perform. The demand shall be sent to the Contractor by certified mail, return receipt required. Failure by the Contractor to provide written assurance within the number of days specified in the demand may, at the State’s option, be the basis for terminating the contract.

40.	RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS

AHCCCS may, at reasonable times, inspect the part of the plant or place of business of the Contractor or subcontractor that is related to the performance of this contract, in accordance with A.R.S. §41-2547.

41.	RESERVED

42.	SEVERABILITY

The provisions of this contract are severable. Any term or condition deemed illegal or invalid shall not affect any other term or condition of the contract.

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SECTION E: CONTRACT TERMS AND CONDITIONS	Contract No. YH14-0001

43.	SUSPENSION OR DEBARMENT

The Contractor shall not employ, consult, subcontract or enter into any agreement for Title XIX services with any person or entity who is debarred, suspended or otherwise excluded from Federal procurement activity or from participating in non-procurement activities under regulations issued under Executive Order 12549 [42 CFR 438.610(a)(b)] or under guidelines implementing Executive Order 12549. This prohibition extends to any entity which employs, consults, subcontracts with or otherwise reimburses for services any person substantially involved in the management of another entity which is debarred, suspended or otherwise excluded from Federal procurement activity. The Contractor is obligated to screen all employees and contractors to determine whether any of them have been excluded from participation in Federal health care programs. The Contractor can search the HHS-OIG website by the names of any individuals. The database can be accessed at http://www.oig.hhs.gov/fraud/exclusions.asp.

The Contractor shall not retain as a director, officer, partner or owner of 5% or more of the Contractor entity, any person, or affiliate of such a person, who is debarred, suspended or otherwise excluded from Federal procurement activity.

AHCCCS may, by written notice to the Contractor, immediately terminate this contract if it determines that the Contractor has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity.

44.	TEMPORARY MANAGEMENT/OPERATION OF A CONTRACTOR AND TERMINATION

Temporary Management/Operation by AHCCCS: Pursuant to the Medicaid Managed Care Regulations, 42 CFR 438.700 et seq. and State Law A.R.S. §36-2903, AHCCCS is authorized to impose temporary management for a Contractor under certain conditions. Under Federal law, temporary management may be imposed if AHCCCS determines that there is continued egregious behavior by the Contractor, including but not limited to the following: substantial failure to provide medically necessary services the Contractor is required to provide; imposition on enrollees premiums or charges that exceed those permitted by AHCCCS, discrimination among enrollees on the basis of health status or need for health care services; misrepresentation or falsification of information to AHCCCS or CMS; misrepresentation or falsification of information furnished to an enrollee or provider; distribution of marketing materials that have not been approved by AHCCCS or that are false or misleading; or behavior contrary to any requirements of Sections 1903(m) or 1932 of the Social Security Act. Temporary management may also be imposed if AHCCCS determines that there is substantial risk to enrollees’ health or that temporary management is necessary to ensure the health of enrollees while the Contractor is correcting the deficiencies noted above or until there is an orderly transition or reorganization of the Contractor. Under Federal law, temporary management is mandatory if AHCCCS determines that the Contractor has repeatedly failed to meet substantive requirements in Sections 1903(m) or 1932 of the Social Security Act. In these situations, AHCCCS shall not delay imposition of temporary management to provide a hearing before imposing this sanction.

State law A.R.S. §36-2903 authorizes AHCCCS to operate a Contractor as specified in this contract. In addition to the bases specified in 42 CFR 438.700 et seq., AHCCCS may directly operate the Contractor if, in the judgment of AHCCCS, the Contractor’s performance is in material breach of the contract or the Contractor is insolvent. Under these circumstances, AHCCCS may directly operate the Contractor to assure delivery of care to members enrolled with the Contractor until cure by the Contractor of its breach, by demonstrated financial solvency or until the successful transition of those members to other Contractors. Prior to operation of the Contractor by AHCCCS pursuant to state statute, the Contractor shall have the opportunity for a hearing. If AHCCCS determines that emergency action is required, operation of the Contractor may take place prior to hearing. Operation by AHCCCS shall occur only as long as it is necessary to assure delivery of uninterrupted care to members, to accomplish orderly transition of those members to other Contractors, or until the Contractor reorganizes or otherwise corrects contract performance failure. If AHCCCS undertakes direct operation of the Contractor, AHCCCS, through designees appointed by the Director, shall be vested with full and exclusive power of management and control of the Contractor as necessary to ensure the uninterrupted care to persons and accomplish the orderly transition of persons to a new or existing Contractor, or until the

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SECTION E: CONTRACT TERMS AND CONDITIONS	Contract No. YH14-0001

Contractor corrects the contract performance failure to the satisfaction of AHCCCS. AHCCCS shall have the power to employ any necessary assistants, to execute any instrument in the name of the Contractor, to commence, defend and conduct in its name any action or proceeding in which the Contractor may be a party; such powers shall only apply with respect to activities occurring after AHCCCS undertakes direct operation of the Contractor in connection with this Section.

All reasonable expenses of AHCCCS related to the direct operation of the Contractor, including attorney fees, cost of preliminary or other audits of the Contractor and expenses related to the management of any office or other assets of the Contractor, shall be paid by the Contractor or withheld from payment due from AHCCCS to the Contractor.

Termination: AHCCCS reserves the right to terminate this contract in whole or in part due to the failure of the Contractor to comply with any term or condition of the contract and as authorized by the Balanced Budget Act of 1997 and 42 CFR 438.708. If the Contractor is providing services under more than one contract with AHCCCS, AHCCCS may deem unsatisfactory performance under one contract to be cause to require the Contractor to provide assurance of performance under any and all other contracts. In such situations, AHCCCS reserves the right to seek remedies under both actual and anticipatory breaches of contract if adequate assurance of performance is not received. The Contracting Officer shall mail written notice of the termination and the reason(s) for it to the Contractor by certified mail, return receipt requested. Pursuant to the Balanced Budget Act of 1997 and 42 CFR 438.708, AHCCCS shall provide the Contractor with a pre-termination hearing before termination of the contract.

Upon termination, all documents, data, and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCS on demand.

AHCCCS may, upon termination of this contract, procure on terms and in the manner that it deems appropriate, materials or services to replace those under this contract. The Contractor shall be liable for any excess costs incurred by AHCCCS in re-procuring the materials or services.

45.	TERM OF CONTRACT AND OPTION TO RENEW

The initial term of this contract shall be for three (3) initial years, with two (2) one-year options to extend, not to exceed a total contracting period of five (5) years. The terms and conditions of any such contract extension shall remain the same as the original contract, as amended. Any contract extension shall be through contract amendment, and shall be at the sole option of AHCCCS.

If the Contractor has been awarded a contract in more than one GSA, each such contract will be considered separately renewable. AHCCCS may renew the Contractor’s contract in one GSA, but not in another. In the event AHCCCS determines there are issues of noncompliance by the Contractor in one GSA, AHCCCS may request an enrollment cap for the Contractor’s contracts in all other GSAs. Further, AHCCCS may require the Contractor to renew all currently awarded GSAs, or may terminate the contract if the Contractor does not agree to renew all currently awarded GSAs.

When the Contracting Officer issues an amendment to extend the contract, the provisions of such extension will be deemed to have been accepted 30 days after the date of mailing by the Contracting Officer, unless a different time period is specified by AHCCCS, even if the extension amendment has not been signed by the Contractor, unless within that time the Contractor notifies the Contracting Officer in writing that it refuses to sign the extension amendment. Failure of an existing Contractor to accept an amendment (or renew) may result in immediate suspension/ termination of member assignment. If the Contractor provides such notification, the Contracting Officer will initiate contract termination proceedings.

If the Contractor chooses not to renew this contract, the Contractor may be liable for certain costs associated with the transition of its members to a different Contractor. The Contractor is required to provide 180 days advance written notice to the Contracts and Purchasing Administrator of its intent not to renew the contract. If

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the Contractor provides the Contracts and Purchasing Administrator written notice of its intent not to renew this contract at least 180 days before its expiration, this liability for transition costs may be waived by the Contracting Officer.

46.	TERMINATION - AVAILABILITY OF FUNDS

Funds are not presently available for performance under this contract beyond the current fiscal year. No legal liability on the part of AHCCCS for any payment may arise under this contract until funds are made available for performance of this contract.

Notwithstanding any other provision in the Agreement, this Agreement may be terminated by Contractor, if, for any reason, there are not sufficient appropriated and available monies for the purpose of maintaining this Agreement. In the event of such termination, the Contractor shall have no further obligation to AHCCCS.

47.	TERMINATION FOR CONFLICT OF INTEREST

AHCCCS may cancel this contract without penalty or further obligation if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of AHCCCS is, or becomes at any time while the contract or any extension of the contract is in effect, an employee of, or a consultant to, any other party to this contract with respect to the subject matter of the contract. The cancellation shall be effective when the Contractor receives written notice of the cancellation unless the notice specifies a later time.

If the Contractor is a political subdivision of the State, it may also cancel this contract as provided by A.R.S. §38-511.

48.	TERMINATION FOR CONVENIENCE

AHCCCS reserves the right to terminate the contract in whole or in part at any time for the convenience of the State without penalty or recourse. The Contracting Officer shall give written notice by certified mail, of the termination at least 90 days before the effective date of the termination. Upon receipt of written notice, the Contractor shall stop all work, as directed in the notice, notify all subcontractors of the effective date of the termination and minimize all further costs to the State. In the event of termination under this paragraph, all documents, data and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCS. The Contractor shall be entitled to receive just and equitable compensation for work in progress, work completed and materials accepted before the effective date of the termination.

49.	THIRD PARTY ANTITRUST VIOLATIONS

The Contractor assigns to the State any claim for overcharges resulting from antitrust violations to the extent that those violations concern materials or services supplied by third parties to the Contractor toward fulfillment of this contract.

50.	TYPE OF CONTRACT

Fixed-Price, stated as capitated per member per month, except as otherwise provided.

51.	WARRANTY OF SERVICES

The Contractor warrants that all services provided under this contract will conform to the requirements stated herein. AHCCCS’ acceptance of services provided by the Contractor shall not relieve the Contractor from its obligations under this warranty. In addition to its other remedies, AHCCCS may, at the Contractor’s expense, require prompt correction of any services failing to meet the Contractor’s warranty herein. Services corrected by the Contractor shall be subject to all of the provisions of this contract in the manner and to the same extent as the services originally furnished.

[END OF SECTION E]

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SECTION F: ATTACHMENTS

ATTACHMENT F1:
ENROLLEE GRIEVANCE SYSTEM STANDARDS	Contract No. YH14-0001

SECTION F: ATTACHMENTS

ATTACHMENT F1. ENROLLEE GRIEVANCE SYSTEM STANDARDS

The Contractor shall have a written policy delineating its Grievance System which shall be in accordance with applicable Federal and State laws, regulations and policies, including, but not limited to 42 CFR Part 438 Subpart F. The Contractor shall furnish Grievance System information to enrollees no later than 12 days after the Contractor receives notice of the enrollment and annually thereafter. The Contractor shall also provide this information to all providers and subcontractors at the time of contract. Additionally, the Contractor shall provide written notification of any significant change in this policy at least 30 days before the intended effective date of the change.

The written information provided to enrollees describing the Grievance System including the grievance process, the appeals process, enrollee rights, the grievance system requirements and timeframes, shall be in each prevalent non-English language occurring within the Contractor’s service area and in an easily understood language and format. Written documents, including but not limited to, the Notice of Action, the Notice of Extension of Notice of Action, the Notice of Appeal Resolution and Notice of Extension for Resolution, shall contain information in the prevalent non-English language(s), prominently displayed in large bold print on the first page of the document, advising the enrollee that the written document is available in the prevalent non-English language(s) and in alternative formats along with an explanation of how enrollees may obtain this written information in the prevalent non-English language(s) and alternative formats. However, if prior to issuing a document in English, the Contractor receives information orally or in writing that the enrollee has a limited English proficiency in a prevalent non-English language, the Contractor shall translate the document in the applicable prevalent non-English language before providing it to the enrollee. The Contractor shall also inform enrollees that oral interpretation services are available in any language.

For additional information regarding the enrollee Notice of Action process, the Contractor should refer to ACOM Policy 414 and 42

CFR Part 438. Failure to comply with any of these provisions may result in an imposition of sanctions.

At a minimum, the Contractor’s Grievance System Standards and Policy shall specify:

1.	That the Contractor shall maintain records of all grievances, appeals and requests for hearing.

2.	That the Contractor has a mechanism for tracking receipt, acknowledgement, investigation and resolution of grievances, appeals and requests for hearing within the required timeframes.

3.	Information explaining the grievance, appeal, and fair hearing procedures and timeframes. This information shall include a description of the circumstances when there is a right to a hearing, the method for obtaining a hearing, the requirements which govern representation at the hearing, the right to file grievance and appeals and the requirements and timeframes for filing a grievance, appeal, or request for hearing.

4.	The availability of assistance in the filing process and the Contractor’s toll-free numbers that an enrollee can use to file a grievance or appeal by phone.

5.	That the Contractor shall acknowledge receipt of each grievance and appeal. For grievances, the Contractor is not required to acknowledge receipt of the Grievance in writing, however, if the enrollee requests written acknowledgement, the acknowledgement must be made within five business days of receipt of the request. For Appeals, the Contractor shall acknowledge receipt of standard appeals in writing within five business days of receipt and within one business day of receipt of expedited appeals.

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ATTACHMENT F1: ENROLLEE GRIEVANCE SYSTEM STANDARDS	Contract No. YH14-0001

6.	That the Contractor shall permit both oral and written appeals and grievances and that oral inquiries appealing an action are treated as appeals.

7.	The definition of action [42 CFR 438.400(b)] and that an enrollee, or their designated representative, may file an appeal of an action taken by the Contractor. Actions include:

a.	Denial or limited authorization of a requested service, including the type or level of service;

b.	Reduction, suspension, or termination of a previously authorized service;

c.	Denial, in whole or in part, of payment for a service;

d.	Failure to provide services in a timely manner, as defined by the State;

e.	Failure to act within the timeframes provided in 42 CFR 438.408(b) required for standard and expedited resolution of appeals and standard disposition of grievances; or

f.	Denial of a rural enrollee’s request to obtain services outside the Contractor’s network under 42 CFR 438.52(b)(2)(ii), when the Contractor is the only Contractor in the rural area.

8.	The definition of appeal as the request for review of an action, as defined above [42 CFR 438.400(b)].

9.	That the Contractor shall ensure that individuals who make decisions regarding grievances and appeals are individuals not involved in any previous level of review or decision making and that individuals who make decisions regarding: 1) appeals of denials based on lack of medical necessity, 2) a grievance regarding denial of expedited resolution of an appeal or 3) grievances or appeals involving clinical issues are health care professionals as defined in 42 CFR 438.2 with the appropriate clinical expertise in treating the enrollee’s condition or disease.

9.	The definition of grievance as a member’s expression of dissatisfaction with any aspect of their care, other than the appeal of actions. There are no time limits for filing an enrollee grievance.

10.	That an enrollee must file a grievance with the Contractor and that the enrollee is not permitted to file a grievance directly with AHCCCS.

11.	That the Contractor must resolve each grievance within 10 business days of receipt, absent extraordinary circumstances. However, no grievances shall exceed 90 days for resolution. Contractor decisions on enrollee grievances cannot be appealed.

12.	That the Contractor responds in writing, if an enrollee requests a written explanation of the resolution, and the response must be mailed within 10 business days of resolution of the grievance.

13.	That an enrollee shall be given 60 days from the date of the Contractor’s Notice of Action to file an appeal.

14.	Information explaining that a provider acting on behalf of an enrollee and with the enrollee’s written consent, may file an appeal.

15.	That the Contractor include, as parties to the appeal, the enrollee, the enrollee’s legal representative, or the legal representative of a deceased enrollee’s estate.

16.	That the Contractor must ensure that punitive action is not taken against a provider who either requests an expedited resolution or supports an enrollee’s appeal.

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ATTACHMENT F1: ENROLLEE GRIEVANCE SYSTEM STANDARDS	Contract No. YH14-0001

17.	The resolution timeframes for standard appeals and expedited appeals may be extended up to 14 days if the enrollee requests the extension or if the Contractor establishes a need for additional information and that the delay is in the enrollee’s interest.

18.	That if the Contractor extends the timeframe for resolution of an appeal when not requested by the enrollee, the Contractor shall provide the enrollee with written notice of the reason for the delay.

19.	The definition of a service authorization request as an enrollee’s request for the provision of a service [42 CFR 431.201].

20.	The definition of a standard authorization request. For standard authorization decisions, the Contractor must provide a Notice of Action to the enrollee as expeditiously as the enrollee’s health condition requires, but not later than 14 days following the receipt of the authorization request with a possible extension of up to 14 days if the enrollee or provider requests an extension or if the Contractor establishes a need for additional information and delay is in the enrollee’s best interest [42 CFR 438.210(d)(1)]. The Notice of Action must comply with the advance notice requirements when there is a termination or reduction of a previously authorized service OR when there is a denial of an authorization request and the physician asserts that the requested service/treatment is a necessary continuation of a previously authorized service.

21.	The definition of an expedited authorization request. For expedited authorization decisions, the Contractor must provide a Notice of Action to the enrollee as expeditiously as the enrollee’s health condition requires, but not later than three business days following the receipt of the authorization request with a possible extension of up to 14 days if the enrollee or provider requests an extension or if the Contractor establishes a need for additional information and delay is in the enrollee’s interest [42 CFR 438.210(d)(2)].

22.	That the Notice of Action for a service authorization decision not made within the standard or expedited timeframes, whichever is applicable, will be made on the date that the timeframes expire. If the Contractor extends the timeframe to make a standard or expedited authorization decision, the Contractor must give the enrollee written notice of the reason to extend the timeframe and inform the enrollee of the right to file a grievance if the enrollee disagrees with the decision. The Contractor must issue and carry out its decision as expeditiously as the enrollee’s health condition requires and no later than the date the extension expires.

23.	That the Contractor shall notify the requesting provider of the decision to deny or reduce a service authorization request. The notice to the provider must be written.

24.	That the Contractor shall mail a Notice of Action: 1) at least 10 days before the date of a termination, suspension or reduction of previously authorized AHCCCS services, except as provided in (a)-(e) below; 2) at least five days before the date of action in the case of suspected fraud; 3) at the time of any action affecting the claim when there has been a denial of payment for a service, in whole or in part; 4) within 14 days from receipt of a standard service authorization request and within three business days from receipt of an expedited service authorization request, unless an extension is in effect. For service authorization decisions, the Contractor shall also ensure that the Notice of Action provides the enrollee with advance notice and the right to request continued benefits for all terminations and reductions of a previously authorized service and for denials when the physician asserts that the requested service/treatment which has been denied is a necessary continuation of a previously authorized service. As described below, the Contractor may elect to mail a Notice of Action no later than the date of action when:

a.	The Contractor receives notification of the death of an enrollee

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ATTACHMENT F1: ENROLLEE GRIEVANCE SYSTEM STANDARDS	Contract No. YH14-0001

b.	The enrollee signs a written statement requesting service termination or gives information requiring termination or reduction of services (which indicates understanding that the termination or reduction will be the result of supplying that information)

c.	The enrollee is admitted to an institution where he is ineligible for further services

d.	The enrollee’s address is unknown and mail directed to the enrollee has no forwarding address

e.	The enrollee has been accepted for Medicaid in another local jurisdiction

25.	That the Notice of Action must explain: 1) the action the Contractor has taken or intends to take, 2) the reasons for the action, 3) the enrollee’s right to file an appeal with the Contractor, 4) the procedures for exercising these rights, 5) circumstances when expedited resolution is available and how to request it and 6) the enrollee’s right to receive continued benefits pending resolution of the appeal, how to request continued benefits and the circumstances under which the enrollee may be required to pay for the cost of these services. The Notice of Action shall comply with ACOM Policy 414.

26.	The definition of a standard appeal and that the Contractor shall resolve standard appeals no later than 30 days from the date of receipt of the appeal unless an extension is in effect. If a Notice of Appeal Resolution is not completed when the timeframe expires, the member’s appeal shall be considered to be denied by the Contractor, and the member can file a request for hearing.

27.	The definition of an expedited appeal and that the Contractor shall resolve all expedited appeals no later than three business days from the date the Contractor receives the appeal (unless an extension is in effect) where the Contractor determines (for a request from the enrollee), or the provider (in making the request on the enrollee’s behalf indicates) that the standard resolution timeframe could seriously jeopardize the enrollee’s life or health or ability to attain, maintain or regain maximum function. The Contractor shall make reasonable efforts to provide oral notice to an enrollee regarding an expedited resolution appeal. If a Notice of Appeal Resolution is not completed when the timeframe expires, the member’s appeal shall be considered to be denied by the Contractor, and the member can file a request for hearing.

28.	That if the Contractor denies a request for expedited resolution, it must transfer the appeal to the 30-day timeframe for a standard appeal. The Contractor must make reasonable efforts to give the enrollee prompt oral notice and follow-up within two days with a written notice of the denial of expedited resolution.

29.	That benefits shall continue until a hearing decision is rendered if: 1) the enrollee files an appeal before the later of a) 10 days from the mailing of the Notice of Action or b) the intended date of the Contractor’s action, 2) a) the appeal involves the termination, suspension, or reduction of a previously authorized course of treatment or b) the appeal involves a denial and the physician asserts that the requested service/treatment is a necessary continuation of a previously authorized service, 3) the services were ordered by an authorized provider and 4) the enrollee requests a continuation of benefits.

For purposes of this paragraph, benefits shall be continued based on the authorization which was in place prior to the denial, termination, reduction, or suspension which has been appealed.

30.	That the Contractor continues extended benefits originally provided to the enrollee until any of the following occurs: 1) the enrollee withdraws the appeal, 2) the enrollee has not specifically requested continued benefits pending a hearing decision within 10 days of the Contractor mailing of the appeal resolution notice, or 3) AHCCCS issues a state fair hearing decision adverse to the enrollee.

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SECTION F: ATTACHMENTS

ATTACHMENT F1: ENROLLEE GRIEVANCE SYSTEM STANDARDS	Contract No. YH14-0001

31.	That for appeals, the Contractor provides the enrollee a reasonable opportunity to present evidence and allegations of fact or law in person and in writing and that the Contractor informs the enrollee of the limited time available in cases involving expedited resolution.

32.	That for appeals, the Contractor provides the enrollee and his representative the opportunity before and during the appeals process to examine the enrollee’s case file including medical records and other documents considered during the appeals process.

33.	That the Contractor shall provide written Notice of Appeal Resolution to the enrollee and the enrollee’s representative or the representative of the deceased enrollee’s estate which must contain: 1) the results of the resolution process, including the legal citations or authorities supporting the determination, and the date it was completed, and 2) for appeals not resolved wholly in favor of enrollees: a) the enrollee’s right to request a State fair hearing (including the requirement that the enrollee must file the request for a hearing in writing) no later than 30 days after the date the enrollee receives the Contractor’s notice of appeal resolution and how to do so, b) the right to receive continued benefits pending the hearing and how to request continuation of benefits and c) information explaining that the enrollee may be held liable for the cost of benefits if the hearing decision upholds the Contractor.

34.	That if the enrollee files a request for hearing the Contractor must ensure that the case file and all supporting documentation is received by the AHCCCS Office of Administrative Legal Services (OALS) as specified by OALS. The file provided by the Contractor must contain a cover letter that includes:

a.	Enrollee’s name

b.	Enrollee’s AHCCCS I.D. number

c.	Enrollee’s address

d.	Enrollee’s phone number (if applicable)

e.	Date of receipt of the appeal

f.	Summary of the Contractor’s actions undertaken to resolve the appeal and summary of the appeal resolution

35.	The following material shall be included in the file sent by the Contractor:

a.	The Enrollee’s written request for hearing

b.	Copies of the entire appeal file which includes all supporting documentation including pertinent findings and medical records

c.	The Contractor’s Notice of Appeal Resolution

d.	Other information relevant to the resolution of the appeal

36.	That if the Contractor or the State fair hearing decision reverses a decision to deny, limit or delay services not furnished during the appeal or the pendency of the hearing process, the Contractor shall authorize or provide the services promptly and as expeditiously as the enrollee’s health condition requires irrespective of whether the Contractor contests the decision.

37.	That if the Contractor or State fair hearing decision reverses a decision to deny authorization of services and the disputed services were received pending appeal, the Contractor shall pay for those services, as specified in policy and/or regulation.

38.

That if the Contractor or the Director’s Decision reverses a decision to deny, limit, or delay authorization of services, and the member received the disputed services while the appeal was pending, the Contractor shall process a claim for payment from the provider in a manner consistent with the Contractor’s or Director’s Decision and applicable statutes, Rules, policies, and contract terms. The provider shall have 90 days from the date of the reversed decision to submit a clean claim to the Contractor for payment. For

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SECTION F: ATTACHMENTS

ATTACHMENT F1: ENROLLEE GRIEVANCE SYSTEM STANDARDS	Contract No. YH14-0001

all claims submitted as a result of a reversed decision, the Contractor is prohibited from denying claims for un-timeliness if they are submitted within the 90 day timeframe. The Contractor is also prohibited from denying claims submitted as a result of a reversed decision because the member failed to request continuation of services during the appeals/hearing process: a member’s failure to request continuation of services during the appeals/hearing process is not a valid basis to deny the claim.

39.	That if the Contractor or State fair hearing decision upholds a decision to deny authorization of services and the disputed services were received pending appeal, the Contractor may recover the cost of those services from the enrollee.

[END OF ATTACHMENT F1]

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SECTION F: ATTACHMENTS

ATTACHMENT F2 PROVIDER CLAIM DISPUTE STANDARDS	Contract No. YH14-0001

ATTACHMENT F2. PROVIDER CLAIM DISPUTE STANDARDS

The Contractor shall have in place a written claim dispute policy for its subcontractors and non-contracted providers. The policy shall be in accordance with applicable Federal and State laws, regulations and policies. Failure to comply with any of these provisions may result in an imposition of sanctions.

The claim dispute policy shall include the following provisions:

1.	That the Provider Claim Dispute Policy shall be provided to all subcontractors at the time of contract. For providers without a contract, the claim dispute policy may be mailed with a remittance advice, provided the remittance is sent within 45 days of receipt of a claim.

2.	That the Provider Claim Dispute Policy must specify that all claim disputes challenging claim payments, denials or recoupments must be filed in writing with the Contractor no later than 12 months from the date of service, 12 months after the date of eligibility posting or within 60 days after the payment, denial or recoupment of a timely claim submission, whichever is later.

3.	That specific individuals are appointed with authority to require corrective action and with requisite experience to administer the claim dispute process.

4.	That the Contractor shall develop and maintain a tracking log for all claim disputes containing sufficient information to identify the Complainant, date of receipt, nature of the claim dispute, resolution of the claim dispute and the date of resolution.

5.	That claim disputes are acknowledged in writing and within five business days of receipt.

6.	Claim disputes are thoroughly investigated using the applicable statutory, regulatory, contractual and policy provisions, ensuring that relevant facts are obtained from all parties.

7.	All documentation received by the Contractor during the claim dispute process is dated upon receipt.

8.	Claim disputes are filed in a secure, designated area and are retained for five years following the Contractor’s decision, the AHCCCS decision, judicial appeal or close of the claim dispute, whichever is later, unless otherwise provided by law.

9.	A copy of the Contractor’s Notice of Decision “Decision” shall be mailed to all parties no later than 30 days after the provider files a claim dispute with the Contractor, unless the provider and Contractor agree to a longer period. The Decision must include and describe in detail, the following:

a.	The nature of the claim dispute.

b.	The specific factual and legal basis for the dispute, including but not limited to, an explanation of the specific facts that pertain to the claim dispute, the identification of the member name, pertinent dates of service, dates and specific reasons for Contractor denial / payment of the claim, and whether or not the provider is a contracted provider.

c.	The reasons supporting the Contractor Decision, including an explanation of 1) how the Contractor applies the relevant and specific facts in the case to the relevant laws to support the Contractor’s decision and 2) the applicable statutes, rules, contractual provisions, policies, and procedures, if applicable. Reference to general legal authorities alone is not acceptable.

d.	The Provider’s right to request a hearing by filing a written request to the Contractor no later than 30 days after the date the provider receives the Decision.

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SECTION F: ATTACHMENTS

ATTACHMENT F2 PROVIDER CLAIM DISPUTE STANDARDS	Contract No. YH14-0001

e.	If the claim dispute is overturned, in full or in part, the requirement that the Contractor shall reprocess and pay the claim(s) in a manner consistent with the decision within 15 business days of the date of the Decision.

10.	If the provider files a written request for hearing, the Contractor must ensure that all supporting documentation is received by the AHCCCS Office of Administrative Legal Services (OALS), no later than five business days from the date the Contractor receives the provider’s written hearing request. The file sent by the Contractor must contain a cover letter that includes:

a.	The provider’s name

b.	The provider’s address

c.	The member’s name and AHCCCS Identification Number

d.	The provider’s phone number (if applicable)

e.	The date that the claim dispute was received by the Contractor

f.	A summary of the actions undertaken by the Contractor to resolve the claim dispute and basis for the determination

If the Contractor upholds a claim dispute and a request for hearing is subsequently filed, the Contractor must review the matter to determine why the request for hearing was filed and resolve the matter when appropriate.

11.	The following material shall be included in the file sent by the Contractor:

a.	The written request for hearing filed by the provider

b.	Copies of the entire file which includes pertinent records; and the Decision

c.	Other information relevant to the Decision

12.	If the Contractor’s Decision regarding a claim dispute is reversed, in full or in part, through the appeal process, the Contractor shall reprocess and pay the claim(s) in a manner consistent with the Decision along with any applicable interest within 15 business days of the date of the Decision.

If the Contractor or the State fair hearing decision reverses a decision to deny, limit or delay services not furnished during the claim dispute or the pendency of the hearing process, the Contractor shall authorize or provide the services promptly and as expeditiously as the enrollee’s health condition requires irrespective of whether the Contractor contests the decision.

[END OF ATTACHMENT F2]

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SECTION F: ATTACHMENTS

ATTACHMENT F3 CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

ATTACHMENT F3. CONTRACTOR CHART OF DELIVERABLES

The following table is a summary of the periodic reporting requirements for the Contractor and is subject to change at any time during the term of the contract. The table is presented for convenience only and should not be construed to limit the Contractor’s responsibilities in any manner. Content for all deliverables is subject to review. AHCCCS may assess sanctions if it is determined that late, inaccurate or incomplete data is submitted.

The deliverables listed below are due by 5:00 PM on the due date indicated, if the due date falls on a weekend or a State Holiday the due date is 5:00 PM on the next business day.

If a Contractor is in compliance with the contractual standards on the deliverables below marked with an asterisk (*), for a period of three consecutive months, the Contractor may request to submit data on a quarterly basis. However, if the Contractor is non-compliant with any standard on the deliverable or AHCCCS has concerns during the reporting quarter, the Contractor must immediately begin to submit on a monthly basis until three consecutive months of compliance are achieved.

AHCCCS will assess the following sanctions on the deliverables listed below, under DHCM, Acute Care Operations, Clinical Quality Management and Medical Management that are not received by 5:00 PM on the due date indicated, if the due date falls on a weekend or a State Holiday, sanctions will be assessed on deliverables not received by 5:00 PM on the next business day.

Late Deliverables
1st time “late” sanction/ 1-10 days:	$5,000
1st time “late” sanction/ 11-20 days:	$10,000
1st time “late” sanction/ over 21 days:	$15,000

2nd time “late” sanction/ 1-10 days:	$10,000
2nd time “late” sanction/ 11-20 days:	$20,000
2nd time “late” sanction/over 21 days:	$30,000

3rd time “late” sanction/ 1-10 days:	$20,000
3rd time “late” sanction/ 11-20 days:	$40,000
3rd time “late” sanction/over 21 days:	$60,000

The sanctions outlined above are deliverable specific. For example, if the Contractor submits its claims dashboard five days late in January, a $5,000 sanction will be assessed. The next month, if the Contractor submits its administrative measures five days late, it will be assessed a 1st time late sanction of $5,000. However if the Contractor submits the claims dashboard five days late again in March AHCCCS will assess a 2nd time late sanction of $10,000.

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SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DBF CONTRACTS & PURCHASING	Ad Hoc	Certifications of Insurance	Within 10 days of notification of contract award and prior to commencement of any services under this contract.	Section E	Paragraph 27	N/A	DBF Contracts Manager	FTP server with email notification and Mail to: AHCCCS Contracts Unit, Mail Drop 5700, Division of Business and Finance, 701 E. Jefferson St., Phoenix, AZ 85034

DBF CONTRACTS & PURCHASING	Ad Hoc	Insurance Material Change	Within 30 days of event	Section E	Paragraph 27	N/A	DBF Contracts Manager	FTP server with email notification and Mail to: AHCCCS Contracts Unit, Mail Drop 5700, Division of Business and Finance, 701 E. Jefferson St., Phoenix, AZ 85034

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SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DBF CONTRACTS & PURCHASING	Ad Hoc	Third Party Liability Reporting	Within 10 days of discovery	Section D	Paragraph 58	AHCCCS Technical Interface Guidelines	AHCCCS TPL Administrator	FTP server with email notification

DBF CONTRACTS & PURCHASING	Annually	Marketing Attestation Statement	45 days after the start of the contract year	Section D	Paragraph 61	ACOM Policy 101	AHCCCS Contracts Unit Mail Drop 5700 Division of Business and Finance 701 E. Jefferson St. Phoenix, AZ 85034	Mail

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	Advise of Significant Incidents/Accidents Including Abuse, Neglect and Unexpected Death	Within 1 day of awareness	Section D	Paragraph 23	AMPM Chapter 900	DHCM Clinical Quality Management Unit	Secure email to CQM@azahcccs.gov with notification to CQM Administrator

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	HCAC and OPPC	Upon identification by Contractor	Section D	Paragraph 23; Paragraph 24	AMPM Chapter 900; AMPM Chapter 1000	DHCM Clinical Quality Management Unit	Secure email to CQM@azahcccs.gov with notification to CQM Administrator

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SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	Pediatric Immunization Audit	As requested by AHCCCS	Section D	Paragraph 23	AMPM Chapter 400	DHCM Clinical Quality Management Unit	FTP server with secure email notification to CQM@azahcccs.gov with notification to CQM Administrator

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	Performance Improvement Project Final	Refer to AMPM	Section D	Paragraph 23	AMPM Chapter 900	DHCM Clinical Quality Management Unit	FTP server with secure email notification to CQM@azahcccs.gov with notification to CQM Administrator

DHCM CLINICAL QUALITY MANAGEMENT	Ad Hoc	Stillbirth Supplement Request	Immediately following procedure	Section D	Paragraph 23	AMPM Chapter 400	DHCM Clinical Quality Management Unit	Secure email to CQM@azahcccs.gov with notification to CQM Administrator

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SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM CLINICAL QUALITY MANAGEMENT	Annually	EPSDT Annual Plan	December 15th	Section D	Paragraph 23	AMPM Chapter 400	DHCM Clinical Quality Management Unit	FTP server with secure email notification to CQM@azahcccs.gov with notification to CQM Administrator

DHCM CLINICAL QUALITY MANAGEMENT	Annually	Maternity Care Plan	December 15th	Section D	Paragraph 23	AMPM Chapter 400	DHCM Clinical Quality Management Unit	FTP server with secure email notification to CQM@azahcccs.gov with notification to CQM

DHCM CLINICAL QUALITY MANAGEMENT	Annually	Performance Improvement Project Baseline	December 15th	Section D	Paragraph 23	AMPM Chapter 900	DHCM Clinical Quality Management Unit	FTP server with secure email notification to CQM@azahcccs.gov with notification to CQM

144	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM CLINICAL QUALITY MANAGEMENT	Annually	Performance Improvement Project Re-Measurement	December 15th	Section D	Paragraph 23	AMPM Chapter 900	DHCM Clinical Quality Management Unit	FTP server with secure email notification to CQM@azahcccs.gov with notification to CQM

DHCM CLINICAL QUALITY MANAGEMENT	Annually	Quality Assessment/Performance Improvement Plan and Evaluation	December 15th	Section D	Paragraph 23	AMPM Chapter 900	DHCM Clinical Quality Management Unit	FTP server with secure email notification to CQM@azahcccs.gov with notification to CQM

DHCM CLINICAL QUALITY MANAGEMENT	Monthly	Monthly Pregnancy Termination	The last day of the month following the pregnancy termination	Section D	Paragraph 23	AMPM Chapter 400	DHCM Clinical Quality Management Unit	Secure email to CQM@azahcccs.gov with notification to CQM Administrator

DHCM CLINICAL QUALITY MANAGEMENT	Quarterly	Credentialing Quarterly Report	30 days after the end of each quarter	Section D	Paragraph 23	AMPM Chapter 900	DHCM Clinical Quality Management Unit	FTP server with secure email notification to CQM@azahcccs.gov with notification to CQM

145	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM CLINICAL QUALITY MANAGEMENT	Quarterly	EPSDT Improvement and Adult Quarterly Monitoring	15 days after the end of each quarter	Section D	Paragraph 23	AMPM Chapter 400	DHCM Clinical Quality Management Unit	FTP server with secure email notification to CQM@azahcccs.gov with notification to CQM

DHCM CLINICAL QUALITY MANAGEMENT	Quarterly	QM Quarterly	45 days after the end of each quarter	Section D	Paragraph 23	AMPM Chapter 900	DHCM Clinical Quality Management Unit	FTP server with secure email notification to CQM@azahcccs.gov with notification to CQM

DHCM CLINICAL QUALITY MANAGEMENT	Semi-Annually	Semi-Annual Report of Number of Pregnant Women who are HIV/AIDS Positive	30 days after the reporting periods of: [10/1 through 3/31] & [4/1 through 9/30]	Section D	Paragraph 10	AMPM Chapter 400	DHCM Clinical Quality Management Unit	FTP server with secure email notification to CQM@azahcccs.gov with notification to CQM

DHCM DATA ANALYSIS AND RESEARCH	Ad Hoc	Medical Records or Supporting Documentation	As specified in the requesting letter	Section D	Paragraph 65	AHCCCS Data Validation User Manual	DHCM Encounter Administrator	FTP server

146	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM DATA ANALYSIS AND RESEARCH	Annually	AHCCCS Security Rule Compliance Report	June 1st	Section D	Paragraph 64	ACOM Policy 108	DHCM Encounter Administrator	FTP server

DHCM DATA ANALYSIS AND RESEARCH	Monthly	Corrected Pended Encounter Data	Monthly, according to established schedule	Section D	Paragraph 65	AHCCCS Encounter Manual	DHCM Encounter Administrator	FTP server

DHCM DATA ANALYSIS AND RESEARCH	Monthly	New Day Encounter	Monthly, according to established schedule	Section D	Paragraph 65	AHCCCS Encounter Manual	DHCM Encounter Administrator	FTP server

DHCM DATA ANALYSIS AND RESEARCH	Quarterly	Encounter Submission and Tracking	15 days after the end of each quarter	Section D	Paragraph 65	AHCCCS Encounter Manual	DHCM Encounter Administrator	FTP server

DHCM DATA ANALYSIS AND RESEARCH	Quarterly	Plan Overrides	15 days after the end of each quarter	Section D	Paragraph 65	AHCCCS Encounter Manual	DHCM Encounter Administrator	FTP server

DHCM DATA ANALYSIS AND RESEARCH	Quarterly	Plan Voids	15 days after the end of each quarter	Section D	Paragraph 65	AHCCCS Encounter Manual	DHCM Encounter Administrator	FTP server

DHCM FINANCE	Ad Hoc	Equity Distributions	Submit for approval prior to effective date	Section D	Paragraph 49	N/A	DHCM Finance Manager	FTP server with email notification

147	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM FINANCE	Ad Hoc	Corporate Cost Allocation Plans and Adjustment in Management Fees	Prior approval required	Section D	Paragraph 43	N/A	DHCM Finance Manager	FTP server with email notification

DHCM FINANCE	Ad Hoc	Performance Bond or Bond Substitute	30 days after notification from AHCCCS of the amount required	Section D	Paragraph 46; Paragraph 47	ACOM Policy 305; ACOM Policy 306	DHCM Program Compliance Auditor	Secure email

DHCM FINANCE	Annually	Annual Reconciliation to Draft Audit	90 days after year end	Section D	Paragraph 50	AHCCCS Financial Reporting Guide For Acute Care Contractors	DHCM Program Compliance Auditor	FTP server with email notification

DHCM FINANCE	Annually	Annual Reconciliation to Final Audit	120 days after year end	Section D	Paragraph 50	AHCCCS Financial Reporting Guide For Acute Care Contractors	DHCM Program Compliance Auditor	FTP server with email notification

DHCM FINANCE	Annually	Annual Related Party Transaction Statement	120 days after year end	Section D	Paragraph 50	AHCCCS Financial Reporting Guide For Acute Care Contractors	DHCM Program Compliance Auditor	FTP server with email notification

148	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM FINANCE	Annually	Draft Annual Financial Reporting Package	90 days after the end of each fiscal year	Section D	Paragraph 50	AHCCCS Financial Reporting Guide For Acute Care Contractors	DHCM Program Compliance Auditor	FTP server with email notification

DHCM FINANCE	Annually	Final Annual Financial Reporting Package	120 days after the end of each fiscal year	Section D	Paragraph 50	AHCCCS Financial Reporting Guide For Acute Care Contractors	DHCM Program Compliance Auditor	FTP server with email notification

DHCM FINANCE	Annually	Final Management Letter	120 days after year end	Section D	Paragraph 50	AHCCCS Financial Reporting Guide For Acute Care Contractors	DHCM Program Compliance Auditor	FTP server with email notification

149	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM FINANCE	Annually	Payment Reform Initiative Shared Savings Arrangement Certification	Within 60 days of the start of the measurement year	Section D	Paragraph 53	ACOM Policy 315	DHCM Finance Manager	FTP server with email notification

DHCM FINANCE	Quarterly	Cost Avoidance/Recovery	Due 45 days after the reporting quarter: (Oct – Dec: Due Feb 14) (Jan – March: Due May 15) (Apr – June: Due August 14) (July – Sept: Due Nov 14)	Section D	Paragraph 58	AHCCCS Program Integrity Reporting Guide	DHCM Program Compliance Auditor	FTP server with email notification

150	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM FINANCE	Quarterly	FQHC Member Information	60 days after the end of each quarter	Section D	Paragraph 34	AHCCCS Financial Reporting Guide For Acute Care Contractors	DHCM Program Compliance Auditor	FTP server with email notification

DHCM FINANCE	Quarterly	Premium Tax Reporting	March 15th, June 15th, September 15th, December 15th	Section D	Paragraph 50	ACOM Policy 304	DHCM Finance Program Monitor	FTP server with email notification

DHCM FINANCE	Quarterly	Quarterly Financial Reporting Package	60 days after the end of each quarter	Section D	Paragraph 50	AHCCCS Financial Reporting Guide For Acute Care Contractors	DHCM Program Compliance Auditor	FTP server with email notification

151	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM FINANCE	Quarterly	Verification of Receipt of Paid Services	15th day after the end of the quarter that follows the reporting quarter (Oct – Dec: Due April 15) (Jan – March: Due July 15) (April – June: Due Oct 15) (July – Sept: Due Jan 15)	Section D	Paragraph 19	ACOM Policy 424	DHCM Program Compliance Auditor	FTP server with email notification

DHCM MEDICAL MANAGEMENT	Annually	HIV Specialty Provider List	December 15th	Section D	Paragraph 24	AMPM Chapter 1000	DHCM Medical Management Unit	FTP server with email notification

DHCM MEDICAL MANAGEMENT	Annually	MM/UM Plan and Evaluation	December 15th	Section D	Paragraph 24	AMPM Chapter 1000	DHCM Medical Management Unit	FTP server with email notification

DHCM MEDICAL MANAGEMENT	Annually	Non-Transplant and Catastrophic Reinsurance	By October 30 of each contract year and when newly enrolled in the plan or newly diagnosed.	Section D	Paragraph 57	AMPM Chapter 1000; AHCCCS Reinsurance Processing Manual	DHCM Medical Management Unit	FTP server with email notification

152	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM MEDICAL MANAGEMENT	Quarterly	Quarterly Inpatient Hospital Showings	15 days after the end of each quarter	Section D	Paragraph 24	AMPM Chapter 1000	DHCM Medical Management Unit	FTP server with email notification

DHCM MEDICAL MANAGEMENT	Quarterly	Transplant Report	15 days after the end of each quarter	Section D	Paragraph 24	AMPM Chapter 1000	DHCM Medical Management Unit	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	Administrative Services Subcontracts	60 days prior to the beginning date of the subcontract	Section D	Paragraph 37	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	AHCCCS Required Survey Results	45 days after the completion	Section D	Paragraph 19	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	All Physician Incentive Agreements Upon Contract Renewal	Prior to initiation of new contract or upon request form AHCCCS or CMS	Section D	Paragraph 42	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	Claim Recoupments >12 Months from Original Payment	Upon identification by Contractor	Section D	Paragraph 38	ACOM Policy 412	DHCM Operations and Compliance Officer	FTP server with email notification

153	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM OPERATIONS	Ad Hoc	Cumulative Claim Recoupments >$50,000	Upon identification by Contractor	Section D	Paragraph 38	ACOM Policy 412	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	Data Processes for Recoupments	120 days from receipt of approval	Section D	Paragraph 38	ACOM Policy 412	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	Final Survey Tool	90 days prior to the intended start	Section D	Paragraph 19	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	ID Cards requiring AHCCCS Approval	30 days prior to dissemination	Section D	Paragraph 7	ACOM Policy 433	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	Independent Audits of Claims Payment/Health Information Systems	Upon request by AHCCCS	Section D	Paragraph 38	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	Key Position Change	Within 7 days of learning of resignation	Section D	Paragraph 16	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

154	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM OPERATIONS	Ad Hoc	Marketing and Outreach Materials	30 days prior to dissemination	Section D	Paragraph 61	ACOM Policy 101	DHCM Marketing Committee	Email to: MarketingCom mittee@azahcc cs.gov

DHCM OPERATIONS	Ad Hoc	Material Change to Provider Network	60 days prior to expected implementation of the change	Section D	Paragraph 29	ACOM Policy 416	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	Material Change to Operations	60 days prior to expected implementation of the change	Section D	Paragraph 44	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	Member Informational Materials	Prior to dissemination	Section D	Paragraph 18	ACOM Policy 404	DHCM Operations and Compliance Officer	FTP server with email notification

155	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM OPERATIONS	Ad Hoc	Non-AHCCCS Required Survey Notification and Results	Notification: 15 days prior to conducting the survey. Results: 45 days after the completion	Section D	Paragraph 19	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	Notification of Moving Functions Out of State	60 days prior to proposed change	Section D	Paragraph 16	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	Proposed Merger, Reorganization, Ownership Change, Change in Articles of Incorporation, and Joint Ventures	Prior approval required	Section D	Paragraph 52	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	Provider Advances and Loans	10 days prior to disbursement of funds	Section D	Paragraph 49	ACOM Policy 418	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	Report of Subcontractor Non-Compliance	Within 30 days of discovery	Section D	Paragraph 37	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

156	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM OPERATIONS	Ad Hoc	Single Claim Recoupments >$50,000	30 days prior to initiating the recoupment, or earlier if the information is available	Section D	Paragraph 38	ACOM Policy 412	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	Social Networking Applications and Broadcasts	30 days prior to launch of any new or significantly modified Social Networking initiative	Section D	Paragraph 18	ACOM Policy 425	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	System Change Plan	Six months prior to expected implementation	Section D	Paragraph 64	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Ad Hoc	Unexpected Change to Provider Network	Within one business day	Section D	Paragraph 29	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Annually	Annual Subcontractor Assignment and Evaluation	Within 90 days of the start of the contract year	Section D	Paragraph 37	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

157	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM OPERATIONS	Annually	Annual Website Certification	45 days after the start of the contract year	Section D	Paragraph 18	ACOM Policy 404	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Annually	Attestation of Disclosure Information: Ownership & Control and Persons Convicted of a Crime	15 days after the start of the contract year	Section D	Paragraph 62	ACOM Policy 103	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Annually	Business Continuity and Recovery Plan Summary	15 days after the start of the contract year	Section D	Paragraph 73	ACOM Policy 104	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Annually	Cultural Competency Plan Assessment	45 days after the start of the contract year	Section D	Paragraph 20	ACOM Policy 405	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Annually	Functional Organization Chart with Key Program Areas	15 days after the start of the contract year	Section D	Paragraph 16	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

158	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM OPERATIONS	Annually	Listing of All Key Staff Functions and Locations Including Those Outside of Arizona	15 days after the start of the contract year	Section D	Paragraph 16	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Annually	Member Handbook	October 1, and 30 days prior to any changes	Section D	Paragraph 18	ACOM Policy 404	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Annually	Organization Chart with Key Staff Positions	15 days after the start of the contract year	Section D	Paragraph 16	N/A	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Annually	Provider Network Development and Management Plan	45 days after the start of the contract year	Section D	Paragraph 27	ACOM Policy 415	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Monthly	*Claims Dashboard	15th day of the month following the reporting period	Section D	Paragraph 38	AHCCCS Claims Dashboard Reporting Guide	DHCM Operations and Compliance Officer	FTP server with email notification

159	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM OPERATIONS	Monthly	Grievance System Report	First day of the 2nd Month following the month Being Reported	Section D	Paragraph 26	AHCCCS Grievance System Reporting Guide	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Monthly	Marketing Report	10th of the month for the previous months activities	Section D	Paragraph 61	ACOM Policy 101	DHCM Marketing Committee	Email to: MarketingCom mittee@azahcc cs.gov

DHCM OPERATIONS	Quarterly	Minimum Network Requirements Verification Template	October 15, January 15, April 15, July 15	Section D	Paragraph 28	ACOM Policy 436	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Quarterly	Provider Affiliation Transmission	October 15, January 15, April 15, July 15	Section D	Paragraph 28	AHCCCS Provider Affiliation Transmission Manual	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Quarterly	Provider/Network Changes Due to Rates Report	15 days after the end of each quarter	Section D	Paragraph 29	ACOM Policy 415 Attachment D and Attachment E	DHCM Operations and Compliance Officer	FTP server with email notification

160	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Area	Timeframe	Report	When Due	Contract Section	Contract Paragraph	Reference/Policy	Send To	Submitted Via

DHCM OPERATIONS	Quarterly	Telephone Performance Measures	15th day of the month following the reporting quarter	Section D	Paragraph 25	ACOM Policy 435	DHCM Operations and Compliance Officer	FTP server with email notification

DHCM OPERATIONS	Semi-Annually	Member Newsletter	30 days prior to intended publication date	Section D	Paragraph 18	ACOM Policy 404	DHCM Operations and Compliance Officer	FTP server with email notification

OFFICE OF INSPECTOR GENERAL	Ad Hoc	Eligible Person Fraud/Abuse	Within 10 business days of discovery	Section D	Paragraph 62	ACOM Policy 103	Office of Inspector General Manager	Secure email or web portal

OFFICE OF INSPECTOR GENERAL	Ad Hoc	Provider Fraud/Abuse	Within 10 business days of discovery	Section D	Paragraph 62	ACOM Policy 103	Office of Inspector General Manager	Secure email or web portal

OFFICE OF INSPECTOR GENERAL	Annually	Key Staff Name, Social Security Number, Date of Birth	15 days after the start of the contract year	Section D	Paragraph 16	N/A	OIG/Provider Relations Program Manager	Secure email

161	Acute Care Contract 01/01/2014

SECTION F: ATTACHMENTS

ATTACHMENT F3: CONTRACTOR CHART OF DELIVERABLES	Contract No. YH14-0001

Suspensions and Modifications

The following describes suspensions and modifications made during the current contract or renewal period. The following suspensions and modifications will be in effect for the period from October 1, 2013 through September 30, 2014.

Suspensions: Suspensions are defined as a temporary release from the deliverable requirement as presented in contract for the term shown in this Attachment.

There are no suspensions at this time.

Modifications: Modifications are defined as a reduction in the frequency or content of a deliverable requirement that will remain in place throughout the temporary term shown in this Attachment.

There are no modifications at this time.

[END OF ATTACHMENT F3]

[END OF SECTION F]

162	Acute Care Contract 01/01/2014

SECTION G:
REPRESENTATIONS AND CERTIFICATIONS OF OFFEROR	Contract No. YH14-0001

SECTION G: RESERVED

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01/01/2014

SECTION H: INSTRUCTIONS TO OFFERORS	Contract No. YH14-0001

SECTION H: RESERVED

164	Acute Care Contract
01/01/2014

SECTION I: EXHIBITS	Contract No. YH14-0001

SECTION I: RESERVED

165	Acute Care Contract
01/01/2014